EXHIBIT (b)(2)

================================================================================

                    ------------------------------------------

                        VALUATION MATERIALS PREPARED FOR:

                             DAVCO RESTAURANTS, INC.

                                  OCTOBER 1997

                    ------------------------------------------

     The following information is confidential and proprietary to Equitable Securities Corporation. The information has been prepared solely for the benefit of DavCo Restaurants, Inc. and is provided upon the understanding that any person accepting it will not, without the prior permission of Equitable Securities, utilize the information for any purpose other than as described herein.

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

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                                TABLE OF CONTENTS

TAB                                                                      PAGE
---                                                                      ----

1.  EXECUTIVE SUMMARY

      TRANSACTION DESCRIPTION..............................................1
      SCOPE OF ENGAGEMENT..................................................3
      VALUATION CONSIDERATIONS.............................................7

2.  PROFILE OF DAVCO RESTAURANTS, INC.

      HISTORY OF THE COMPANY..............................................12
      DESCRIPTION OF THE COMPANY..........................................13
      HISTORICAL FINANCIAL STATEMENTS.....................................14
      HISTORICAL OPERATING STATISTICS.....................................19
      HISTORICAL REGIONAL OPERATING INFORMATION...........................20
      ESTIMATED IMPACT OF MDF DISPOSITION.................................22

3.  VALUATION ANALYSIS

      TRANSACTION PRICING MATRIX..........................................26
      ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES....................28
      PRECEDENT TRANSACTIONS FOR CONTROL ACQUISITIONS IN THE
          RESTAURANT INDUSTRY.............................................39
      PREMIUM ANALYSIS FOR CONTROL ACQUISITIONS IN THE RESTAURANT
          INDUSTRY........................................................43
      PRECEDENT TRANSACTIONS FOR ACQUISITIONS OF REMAINING
          MINORITY INTEREST...............................................45
      PREMIUM ANALYSIS FOR ACQUISITIONS OF REMAINING MINORITY
          INTEREST........................................................49
      DISCOUNTED CASH FLOW ANALYSIS.......................................51
      LEVERAGED BUYOUT ANALYSIS ..........................................53
      LEVERAGED RECAPITALIZATION ANALYSIS.................................56
      VALUATION SUMMARY AND CONCLUSION....................................57

EXHIBITS

A.  COMPANY STOCK PERFORMANCE CHARTS
B.  COMPANY'S RELATIVE STOCK PRICE PERFORMANCE
C.  WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS
D.  DETAILED LEVERAGED BUYOUT ANALYSIS

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

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                    --------------------------------------

                                EXECUTIVE SUMMARY

                    --------------------------------------



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

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                                EXECUTIVE SUMMARY

================================================================================

TRANSACTION DESCRIPTION

o We understand that an investor group which includes certain affiliates of Citicorp Venture Capital, Ltd. ("CVC") and members of management (collectively, the "Affiliated Shareholders") which together control approximately 55.3% of the total fully-diluted shares outstanding has offered to pay $20 in cash for each share of DavCo Restaurants, Inc. ("DavCo" or the "Company") that it does not already own (the "Proposed Transaction").

o We have been informed that a newly-formed company to be known as DavCo Acquisition Holding Inc. ("DAC" or "Newco") will establish a wholly-owned subsidiary, DavCo Merger Sub Inc. ("DAC Sub"), which will be merged with and into DavCo, with DavCo being the surviving entity. As a result, DavCo will become a wholly-owned subsidiary of DAC.

o For purposes of our analysis, we have assumed, with guidance from Company management and the Company's auditors that the transaction will be accounted for under the purchase method of accounting for business combinations and that the transaction will be taxable to the selling shareholders.

o Equitable Securities Corporation ("Equitable") has been retained by the Company to render an opinion as investment bankers (the "Opinion") as to the fairness, from a financial point of view, of the consideration to be paid to the Company's shareholders other than those shareholders affiliated with the acquiring entity (the "Non-Affiliated Shareholders") under the terms of the Proposed Transaction.

o Furthermore, we understand that the Affiliated Shareholders have expressed their intention to vote their shares in favor of the Proposed Transaction only if the holders of a majority of the shares held by the Non-Affiliated Shareholders that are voted at the special stockholder's meeting, vote to approve the Proposed Transaction.

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                                   Page 1      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                                EXECUTIVE SUMMARY

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TRANSACTION DESCRIPTION (CONTINUED)

TERMS AND CONDITIONS

--------------------------------------------------------------------------------
Proposal                 o    Newco will acquire, through a cash merger, all of
                              the issued and outstanding shares of DavCo that it
                              does not already own in a taxable transaction
                              which will be accounted for under the purchase
                              method of accounting for business combinations
--------------------------------------------------------------------------------
Conditions to Closing    o    Negotiation of a definitive merger agreement

                         o Approval of the Proposed Transaction or the expiration of waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976

                         o    Receipt of financing proceeds by Newco

                         o    Receipt of shareholder approvals

                         o    The holders of not more than 5% of DavCo's common
                              shares exercise their dissenters' rights with
                              respect to the Proposed Transaction
--------------------------------------------------------------------------------
Date of Closing          o    To be determined, although anticipated January
                              1998
--------------------------------------------------------------------------------

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                                   Page 2      EQUITABLE SECURITIES CORPORATION
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PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                                EXECUTIVE SUMMARY

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SCOPE OF ENGAGEMENT

o In connection with our engagement, Equitable has reviewed, among other things:

          - Draft of the Agreement and Plan of Merger between DavCo Acquisition Holding Inc. and DavCo Restaurants, Inc.;

          - Certain audited historical financial data for the Company for the fiscal years ended September 28, 1996; September 30, 1995; September 24, 1994 and September 25, 1993;

          - Certain audited historical financial information for the Predecessor Company for the fiscal year ended September 26, 1992;

          - Certain unaudited historical financial data for the Company for the quarterly periods ended June 28, 1997; March 29, 1997 and December 28, 1996;

          - Certain historical budgets of the Company and its operating divisions;

          - Certain projected financial information for the Company for the fiscal years 1997 through 2003;

          - Wendy's International, Inc. Unit Franchise Agreement, along with Wendy's International, Inc. Development Agreement for Washington D.C. and Virginia;

          - The Purchase and Sale Agreement between Friendly's Ice Cream Corporation and FriendCo Restaurants, Inc. dated July 10, 1997;

          - Franchise Agreement between Friendly's Restaurants Franchise, Inc. and FriendCo Restaurants, Inc. dated July 10, 1997;

          - Development Agreement between Friendly's Ice Cream Corporation and FriendCo Restaurants, Inc. dated July 10, 1997; and

          -    Certain published equity research information on the Company.


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                                   Page 3      EQUITABLE SECURITIES CORPORATION
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PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                                EXECUTIVE SUMMARY

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SCOPE OF ENGAGEMENT (CONTINUED)

o We held discussions with senior management of the Company and its various divisions concerning the historical and current operations of the business, its financial condition and prospects, as well as the present strategic and operating issues facing the Company.

o We conducted on-site visits to select facilities of the Company in each of the Mid-Atlantic market, the Southern market and the Midwest market to inspect the physical characteristics of the properties, to assess the quality and range of the products and services offered at these properties and to meet with on-site management of the facilities.

o We have assumed (i) the accuracy of the Company's audited historical financial statements as prepared by DavCo's management and subject to audit by Arthur Anderson LLP, (ii) the accuracy of the Company's unaudited interim historical financial statements as prepared by DavCo's management and (iii) the financial forecasts which we examined were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of DavCo.

o    We have also assumed that:

     - All material liabilities (contingent or otherwise) of the Company are as set forth in the financial statements of the Company or as otherwise disclosed by DavCo; and

     - The Opinion is based upon balance sheet data as of June 28, 1997, and income statement/cash flow data through the nine months ended June 28, 1997 and estimates for the full fiscal year ending September 27, 1997.

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                                   Page 4      EQUITABLE SECURITIES CORPORATION
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PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                                EXECUTIVE SUMMARY

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SCOPE OF ENGAGEMENT (CONTINUED)

o Based upon our review of the Company's historical and projected operating performance and certain other qualitative factors associated with the Company, we utilized a broad variety of valuation techniques to determine a range of fair value for the public equity interest of the Company. This valuation assumes that approximately 44.7% of the Company's issued and outstanding shares on a fully-diluted basis will be acquired in a single, "arms-length" transaction by an investor group which already holds a controlling interest in the Company.

o    Our methodologies included:

     - A review and comparison of trading multiples for comparable publicly-traded companies including other quick serve operators (franchisors) as well as franchisees in a variety of formats;

     - A review of recently completed and announced precedent transaction multiples for control acquisitions in the restaurant industry (i.e., multiples of revenues, book value, EBITDA, EBIT, net income and prices paid per store);

     - A review of recently completed and announced precedent transaction multiples for acquisitions of remaining public minority interests across a broad range of industries (i.e., multiples of revenues, book value, EBITDA, EBIT and net income);

     - A review of the premiums paid relative to recent public market trading prices for a variety of transactions including control acquisitions in the restaurant industry as well as acquisitions of remaining public minority interests;

     - Performing a discounted cash-flow analysis of the Company including sensitivity analyses utilizing a range of assumptions;

     - Performing a stand-alone leveraged buy-out analysis of the Company, employing capitalization assumptions consistent with the proposal received from the Company's lender;

     - Performing a leveraged recapitalization analysis of the Company, including an assessment of the likely tax implications of such a transaction;

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                                   Page 5      EQUITABLE SECURITIES CORPORATION
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PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                                EXECUTIVE SUMMARY

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SCOPE OF ENGAGEMENT (CONTINUED)

     - Assessing the likelihood that an unaffiliated third party would offer a superior transaction to the minority shareholders for the purchase of their 44.7% interest in the Company; and,

     - In all cases, our analysis took into consideration the potential sale of the Company's Midwest operations which did not materially change our conclusions.

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                                   Page 6      EQUITABLE SECURITIES CORPORATION
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PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                                EXECUTIVE SUMMARY

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VALUATION CONSIDERATIONS

TRANSACTION ISSUES

o One important characteristic of the Proposed Transaction is the fact that the universe of potential third party buyers may be limited due to DavCo's unique relationship with Wendy's International, Inc. ("Wendy's" or the "Franchisor") and the limitations the Development and Franchise Agreements place on the business operations, geographical expansion, management appointments and the transfer of the Company's capital stock.

o The Company historically has been prohibited from engaging in any business other than the development, operation and ownership of Wendy's restaurants without the consent of the Franchisor. This prohibition was replaced in April 1997 by a new prohibition restricting involvement in competitive QSR restaurants (specifically concepts serving hamburgers, chili or chicken breast sandwiches).

o The Company's agreements with the Franchisor would require that any potential control buyer go through a potentially time consuming and complex approval process with Wendy's.

o Any acquisition by the Company of an existing Wendy's restaurant requires the consent of the Franchisor and is also subject to Wendy's right of first refusal.

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                                   Page 7      EQUITABLE SECURITIES CORPORATION
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PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                                EXECUTIVE SUMMARY

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VALUATION CONSIDERATIONS (CONTINUED)

BUSINESS ISSUES

  Strengths                               Risks
  --------------------------------------- --------------------------------------
  Platform for future growth              Increasingly severe competition and
                                          pricing pressure

  Relatively predictable cash flow        Increasing labor costs due to federal
  characteristics/ unlevered balance      minimum wage legislation and labor
  sheet                                   scarcity

  Ability to leverage earnings through    Recent negative publicity regarding
  unit expansion                          the safety, cleanliness of QSR food

  Unique, long-lived, exclusive Area      Uncertain price behavior for beef,
  Franchise Agreement                     paper and other essential commodities

  Attractive demographics in core Mid     Franchisor limitation on acquisitions
  Atlantic market                         and potential future growth strategies

  Operating benefits of new central       Limited geographical diversification
  grill design                            in Wendy's concept

  Continued positive consumer perception  Increased difficulty of identifying
  of food / service offering              cost effective real estate locations

  Consumer acceptance of new menu         Uncertain store level impact of new
  introductions                           menu changes

  Potential growth and diversification    Non-exclusive agreements in certain
  benefits from FriendCo transaction      territories / uncertain impact of new
                                          Unit Franchise Agreement

  Seasoned management team and sound      Restrictions on transferability of
  operating infrastructure                Franchise Agreement


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                                   Page 8      EQUITABLE SECURITIES CORPORATION
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PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                                EXECUTIVE SUMMARY

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VALUATION CONSIDERATIONS (CONTINUED)

TRADING ISSUES

o Since the Company's public offering on August 10, 1993, DVC's stock price performance has lagged behind the returns posted by the broader Indices:

                                                  Cumulative Return
                                                  8/10/93 - 9/4/97(1)
                                            -------------------------------
       --------------------------------------------------------
       DavCo Restaurants                                  11.5%
       --------------------------------------------------------
       S&P 500 Index                                     106.4
       Dow Jones Industrials                             119.1
       QSR Index                                          70.9
       Franchisee Index                                   24.2
       ------------------------------------------------
       Source: Bloomberg L.P.
       (1) Closing price of DavCo Common shares one day prior to announcement of the Proposed Transaction.

o The indicated deal price exceeds the trading price of the Company's common shares over the entire trading history:

                          High             Low             Average
                      -------------    -------------    -------------
       1993              $17.25           $11.25            $13.83

       1994               18.50            12.25             16.16

       1995               14.50             8.63             12.90

       1996                9.88             6.69              8.46

       1997 ytd(1)        13.88             8.75             10.50
-----------------------------
Source: Bloomberg L.P.
(1) Includes period up to and including one day prior to announcement of the Proposed Transaction.


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                                   Page 9      EQUITABLE SECURITIES CORPORATION
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PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                                EXECUTIVE SUMMARY

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VALUATION CONSIDERATIONS (CONTINUED)

TRADING ISSUES (CONTINUED)

o The disappointing trading performance of DavCo's shares is likely attributable to a variety of factors including:

     -    Limited equity research coverage;

     -    Limited float due to the heavily concentrated insider ownership;

     -    Liquidity concerns and low trading volume;

     - Absence of a "take-over" premium due to limitation on transfer of common stock;

     -    Limitations on growth of core business; and

     -    Restrictions on new business initiatives.

o The relatively low trading volume of DavCo and the resulting perceived illiquidity has severely reduced potential institutional interest in the shares of the Company.

                                  Float as a % of        Average Daily          Average Daily Trading Volume
                                Shares Outstanding      Trading Volume(1)    as a % of Total Shares Outstanding
                                ------------------      -----------------    ----------------------------------
Au Bon Pain Co.                       99.2%                   54,330                          0.54%
Consolidated Products, Inc.           74.0                    24,488                          0.15
Krystal Company                       67.7                    14,762                          0.20
McDonald's Corp.                      99.9                 2,335,592                          0.34
Sbarro, Inc.                          62.9                    32,052                          0.16
Wendy's International                 82.7                   554,871                          0.42
---------------------------------------------------------------------------------------------------------------
DavCo Restaurants                     44.6                     6,500                          0.10
---------------------------------------------------------------------------------------------------------------
Family Steak Houses of Florida        90.2                    25,341                          0.23
Main Street & Main Inc.               81.2                    43,555                          0.44
Morgan's Foods Inc.                   99.9                     3,452                          0.12
NPC International                     33.4                    51,938                          0.21
Apple South, Inc.                     74.8                   425,346                          1.11
DenAmerica Corp.                      35.2                    14,712                          0.11
PJ America                            99.9                    36,052                          0.60
----------                            ----                    ------                          ----
Average                               74.7%                  258,785                          0.34%

----------------------------
(1) Source - Bloomberg L.P. - Data sampled over one year time period.


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                                  Page 10      EQUITABLE SECURITIES CORPORATION

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                    --------------------------------------

                       PROFILE OF DAVCO RESTAURANTS, INC.

                    --------------------------------------



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

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                                EXECUTIVE SUMMARY

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VALUATION CONSIDERATIONS (CONTINUED)

TRADING ISSUES (CONTINUED)

     These factors have in turn contributed to a lack of published equity research on the stock and generally poor visibility for the issue:

                                            Number of
                                          Equity Analysts     Reports Published
                                         Covering the Stock        in 1997
                                         ------------------   -----------------
       Au Bon Pain Co.                           9                     4
       Consolidated Products, Inc.              10                    17
       Krystal Company                           1                     1
       McDonald's Corp.                         40                   108
       Sbarro, Inc.                              3                    10
       Wendy's International                    30                    73
       -------------------------------------------------------------------------
       DavCo Restaurants                         3                     5
       -------------------------------------------------------------------------
       Family Steak Houses of Florida            0                     0
       Main Street & Main Inc.                   1                     5
       Morgan's Foods Inc.                       0                     0
       NPC International                         6                     5
       Apple South, Inc.                        18                    72
       DenAmerica Corp.                          3                     1
       PJ America                                6                    23
                                         ------------------   -----------------
       Average                                  11                    27
       ------------------------
       Source - Bloomberg L.P.

o Given these Company-specific issues and the market dynamics for trading in DavCo's stock, we believe it is unlikely that the market-determined price of the shares would fully reflect the value of the Company, absent an extraordinary transaction.

o The Company's share repurchase program initiated in 1996 has not materially impacted the price of the stock.

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                                  Page 11      EQUITABLE SECURITIES CORPORATION
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PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                       PROFILE OF DAVCO RESTAURANTS, INC.

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HISTORY OF THE COMPANY

o In 1976, the Company opened its first Wendy's restaurant, seven years after the first Wendy's opened in Columbus, Ohio.

o The Company obtained the exclusive right to operate Wendy's restaurants in the Baltimore and Washington, D.C. metropolitan areas and northern Virginia in 1978 and on the eastern shore of Maryland in 1982.

o On August 31, 1987 the Company, then a subsidiary of Po Folks Restaurants, was operating 102 Wendy's restaurants in Maryland, Washington D.C. and Virginia and 41 Wendy's restaurants in metropolitan St. Louis.

o In December 1987, Management, CVC and one of its affiliates sponsored a transaction pursuant to which Management acquired 100% of the Company's outstanding common equity and CVC acquired convertible preferred stock representing 70% of the Company's common equity on a fully diluted basis (the "Original Acquisition").

o Prior to the Original Acquisition, the Company sold its St. Louis restaurants to an unaffiliated third party, however, the Company remained contingently obligated on the leases of certain restaurants.

o In January 1991, the Company, in part to protect against potential exposure on the leases, reacquired most of the St. Louis restaurants and certain other restaurants in central Illinois (total of 56 restaurants).

o The Company changed its name from FFFG Holding Corporation to DavCo Restaurants, Inc. on June 2, 1993.

o In August 1993, immediately prior to the initial public offering, the Company effected a merger and reclassification, in which (i) the common stock was created, (ii) each previously outstanding share of the Company's Class B common stock and the Company's Class C common stock was converted into 39.023 shares of common stock and (iii) the Company's Class A common stock was eliminated.

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                                  Page 12      EQUITABLE SECURITIES CORPORATION
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PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                       PROFILE OF DAVCO RESTAURANTS, INC.

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DESCRIPTION OF THE COMPANY

o Currently, DavCo Restaurants, Inc., a Delaware corporation, operates 229 "Wendy's Old Fashioned Hamburgers" restaurants, making it the world's largest franchisee of Wendy's International, Inc. The Company maintains exclusive franchise territories in metropolitan Baltimore, Washington D.C., the eastern shore of Maryland and portions of northern Virginia (the "Mid-Atlantic"), where it operates 138 Wendy's restaurants. The Company also operates 53 Wendy's restaurants in metropolitan St. Louis and central Illinois (the "Midwest") through a wholly-owned subsidiary MDF, Inc. and 38 Wendy's restaurants in metropolitan Nashville, Tennessee (the "South"). The Company does not maintain exclusive franchise territories in the Midwest or the South.

o In July 1997, DavCo's wholly-owned subsidiary FriendCo Restaurants, Inc. ("FriendCo") signed agreements, mainly the Purchase and Sale Agreement, the Development Agreement, and the Franchise Agreement with Friendly's Ice Cream Corporation and its affiliates. These agreements set forth the terms under which FriendCo has purchased certain assets and rights to 34 existing restaurants, and will manage under contract, with an option to purchase, 14 additional Friendly's Restaurants in Maryland, northern Virginia, Delaware and the District of Columbia.

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                                  Page 13      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                         HISTORICAL FINANCIAL STATEMENTS

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INCOME STATEMENT

                                                                                    Fiscal Years Ended
                                                         Trailing 12   ---------------------------------------------
                                                           June 28,    September 28,   September 30,   September 24,
(in 000's except per share data)                            1997           1996            1995            1994
---------------------------------------------------------------------  -------------   -------------   -------------
Restaurant Sales                                        $ 221,387       $ 206,903       $ 208,671       $ 163,355
Costs and expenses
  Cost of restaurant sales                                134,390         126,309         125,242          96,875
  Restaurant operating expenses                            44,556          42,408          41,373          32,771
  Franchise royalties                                       8,863           8,277           8,346           6,535
  General and administrative                                8,328           7,407           7,881           6,524
  Depreciation and amortization                             8,880           8,918           8,539           6,092
  Loss on write down of impaired long-lived assets          5,513           5,513              --              --
--------------------------------------------------------------------------------------------------------------------
                                                          210,530         198,832         191,381         148,797
--------------------------------------------------------------------------------------------------------------------
Operating income                                           10,857           8,071          17,290          14,558
Interest expense                                           (4,896)         (5,048)         (5,775)         (3,784)
Interest income                                                39              36             205             241
Other income, net                                           1,088           1,105           1,146             250
--------------------------------------------------------------------------------------------------------------------
Income before income taxes                                  7,088           4,164          12,866          11,265
Provision for income taxes                                 (3,118)         (1,773)         (4,451)         (4,231)
--------------------------------------------------------------------------------------------------------------------
  Net income                                                3,970           2,391           8,415           7,034
====================================================================================================================
Earnings per common share
  Net income per common share                                0.57            0.34            1.18            0.98
====================================================================================================================
Weighted average number of shares outstanding
  assuming full dilution                                    6,974           7,052           7,157           7,204
====================================================================================================================
Adjusted EPS (1)                                             1.04            0.81            1.18            0.98
====================================================================================================================

(1) 1996 and LTM EPS adjusted for FAS 121 write down.

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                                  Page 14      EQUITABLE SECURITIES CORPORATION
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PROJECT CRAB CAKE                                                   CONFIDENTIAL
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                         HISTORICAL FINANCIAL STATEMENTS

================================================================================

BALANCE SHEET -- ASSETS

                                                                Fiscal Years Ended
                                       Trailing 12  ------------------------------------------
                                         June 28,   September 28,  September 30,  September 24,
(in 000's except per share data)          1997          1996           1995           1994
--------------------------------------------------  ------------   ------------   ------------
Current Assets:
 Cash and cash equivalents             $  1,003      $  1,948       $    331       $  4,301
 Receivables                                741           652            572            332
 Refundable income taxes                     12            --          1,175            369
 Inventories                              1,489         1,421          1,307          1,277
 Prepaid expenses                         1,211         1,034          1,593          1,108
 Deferred tax assets                      1,008         1,004            786          2,230
----------------------------------------------------------------------------------------------
 Total Current Assets                     5,464         6,059          5,764          9,617
----------------------------------------------------------------------------------------------
Property and equipment, net              54,931        49,521         41,661         33,521

Leased properties, net                   35,229        37,918         43,828         44,300
----------------------------------------------------------------------------------------------
Other Assets:

 Franchise rights, net                    3,323         3,551          4,095          4,154
 Goodwill, net                           18,210        18,730         19,639         20,285
 Deferred tax asset                       1,156         1,156             --             --
 Other                                      165           623            713          1,551
----------------------------------------------------------------------------------------------
 Total Other Assets                      22,854        24,060         24,447         25,990
----------------------------------------------------------------------------------------------
 Total Assets                          $118,478      $117,558       $115,700       $113,428
==============================================================================================

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                                     Page 15   EQUITABLE SECURITIES CORPORATION
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PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                         HISTORICAL FINANCIAL STATEMENTS

================================================================================

BALANCE SHEET -- LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                             Fiscal Years Ended
                                                   Trailing 12   ------------------------------------------
                                                     June 28,    September 28,  September 30,  September 24,
(in 000's except per share data)                      1997           1996           1995           1994
--------------------------------------------------------------   ------------   ------------   ------------
Current Liabilities:
  Accounts payable                                 $  5,347       $  5,615        $  6,397        $  5,490
  Accrued advertising and royalty fees                2,337          2,588           2,230           1,942
  Accrued salaries and wages                          3,340          2,732           2,583           2,326
  Accrued expenses                                    9,024          7,997           7,248           7,905
  Short-term borrowings                               4,755          6,768              --              --
  Current portion of long-term debt                   2,056          3,055           3,685           2,852
  Current portion of capital
  lease obligations                                   3,085          3,174           3,094           2,686
  Income taxes payable                                1,880             --              --             626
----------------------------------------------------------------------------------------------------------
  Total Current Liabilities                          31,824         31,929          25,237          23,827

Long-term debt, less current portion                 10,544         11,699          14,778          17,928
Capital lease obligations, less current portion      26,085         28,404          31,083          32,838
Deferred taxes payable                                   --             --             383           3,031
----------------------------------------------------------------------------------------------------------
  Total Liabilities                                  68,453         72,032          71,481          77,624
----------------------------------------------------------------------------------------------------------

Stockholders' Equity:
  Common stock, $.001 par value; 11,400,000
    shares authorized and 6,587,628 issued                7              7               7               7
  Treasury stock, at cost, 132,017 shares            (1,320)        (1,084)             --              --
  Additional paid-in capital                         31,101         31,101          31,101          31,101
  Warrants outstanding                                3,000          3,000           3,000           3,000
  Retained earnings                                  17,237         12,502          10,111           1,696
----------------------------------------------------------------------------------------------------------
  Total Stockholders' Equity                         50,025         45,526          44,219          35,804
----------------------------------------------------------------------------------------------------------
  Total Liabilities and Stockholders' Equity       $118,478       $117,558        $115,700        $113,428
==========================================================================================================

================================================================================

                                     Page 16   EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                         HISTORICAL FINANCIAL STATEMENTS

================================================================================

CASH FLOW STATEMENT

                                                                             Fiscal Years Ended
                                                   Trailing 12   ------------------------------------------
                                                     June 28,    September 28,  September 30,  September 24,
(in 000's except per share data)                      1997           1996           1995           1994
--------------------------------------------------------------   ------------   ------------   ------------
Cash Flows From Operating Activities:
Net income                                         $  3,970       $  2,391        $  8,415        $  7,034
Adjustments to reconcile net income to net
 cash flows provided by operating activities:
 Loss on write-down of impaired long-lived assets     5,513          5,513              --              --
 Depreciation and amortization                        8,880          8,918           8,539           6,092
 Net (gain) loss on disposition of assets              (279)          (356)           (420)             52
 Deferred tax (benefit) provision                    (3,124)        (1,757)         (1,204)            460
 Amortization of debt discount                           --             --              36              18
 Net change in operating assets and liabilities:
  Increase in receivables                              (104)           (80)           (240)            (58)
  Decrease (increase) in refundable income taxes      3,105          1,175            (806)          1,176
  (Increase) decrease in inventories                   (194)          (114)            (30)              1
  Decrease (increase) in prepaid expenses               424            559            (520)             68
  (Decrease) increase in accounts payable and
   accrued expenses                                     106            (33)            771            (451)
  Increase in accrued advertising and royalty fees      622            358              33             229
  Increase (decrease) in accrued salaries and wages   1,914            149              (9)             19
  Increase (decrease) in income taxes payable           562             --            (626)            640
----------------------------------------------------------------------------------------------------------
   Net Cash Flows Provided By Operating Activities $ 21,395       $ 16,723        $ 13,939        $ 15,280
----------------------------------------------------------------------------------------------------------

================================================================================

                                     Page 17   EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                         HISTORICAL FINANCIAL STATEMENTS

================================================================================

CASH FLOW STATEMENT (CONTINUED)

                                                                             Fiscal Years Ended
                                                   Trailing 12   ------------------------------------------
                                                     June 28,    September 28,  September 30,  September 24,
(in 000's except per share data)                      1997           1996           1995           1994
--------------------------------------------------------------   ------------   ------------   ------------
Cash Flows From Investing Activities:
 Increase in other assets                               203       ($   272)       ($   100)       ($   103)
 Property and equipment acquired
 and constructed                                    (11,054)       (14,243)        (13,384)        (15,144)
 Proceeds from disposition of assets                    528            528             500              --
 Payment for acquisition of company,
  net of cash acquired                                   --             --              --         (17,497)
 Purchases of restricted asset, net of sales             --             --              --          (1,236)
 Proceeds from redemption of restricted asset            --             --           1,236              --
----------------------------------------------------------------------------------------------------------
   Net Cash Flows Used In Investing Activities      (10,323)      ($13,987)       ($11,478)       ($33,980)
----------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities:
 Repayments of capital lease obligations             (3,221)      ($ 3,094)       ($ 2,608)       ($ 2,143)
 Purchase of treasury stock                            (430)        (1,084)             --              --
 Repayments of long-term obligations                 (2,860)        (3,709)         (2,317)           (764)
 Proceeds from long-term debt                            --             --              --          18,250
 Short-term borrowings                               (3,889)         6,768              --              --
----------------------------------------------------------------------------------------------------------
   Net Cash Flows (Used In) Provided by
    Financing Activities                            (10,400)      ($ 1,119)       ($ 4,925)       $ 15,343
----------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and
 cash equivalents                                       672       $  1,617        ($ 2,734)       ($ 3,357)
Cash and cash equivalents, beginning of period          331            331           3,065           6,422
----------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period           $  1,003       $  1,948        $    331        $  3,065
==========================================================================================================
Supplemental Cash Flow Information:
 Cash paid for interest                               5,012          5,419           5,885           4,085
==========================================================================================================
 Cash paid for income taxes, net of refunds           3,738          2,358           7,433           1,911
==========================================================================================================

================================================================================

                                     Page 18   EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                         HISTORICAL OPERATING STATISTICS

================================================================================

                                                                             Fiscal Years Ended
                                                   Trailing 12   ------------------------------------------
                                                     June 28,    September 28,  September 30,  September 24,
(in 000's except per share data)                      1997           1996           1995           1994
--------------------------------------------------------------   ------------   ------------   ------------
Revenues:
  Company Restaurant Sales (in thousands)          $221,387       $206,903        $208,671        $163,355
  Same Store Sales                                      0.5%          (3.9%)          (0.8%)            --
  Average Sales Per Restaurant                      963,809        933,300         984,800         971,600
  Weighted Average Number of Restaurants Open         229.7          221.7           211.9           168.1
  Average Guest Count Per Restaurant                304,700        303,900         330,300         324,900
  Average Guest Check Per Restaurant(1)                3.33           3.07            2.98            2.99

Costs and Expenses: (in thousands)
  Costs of Restaurant Sales                        $134,390       $126,309        $125,242        $ 96,875
  Restaurants Operating Expenses                     44,556         42,408          41,373          32,771
  General and Administrative Expenses                 8,328          7,407           7,881           6,524
  Depreciation and Amortization                       8,880          8,918           8,539           6,092

(1) LTM numbers may be inflated and not directly comparable to prior periods as a result of the introduction of chicken nuggets, a value added product


                                                                             Fiscal Years Ended
                                                   Trailing 12   ------------------------------------------
                                                     June 28,    September 28,  September 30,  September 24,
(in 000's except per share data)                      1997           1996           1995           1994
--------------------------------------------------------------   ------------   ------------   ------------
Statement of Operations Data:
  Restaurant Sales                                    100.0%         100.0%          100.0%          100.0%
  Costs of Restaurant Sales                            60.7           61.0            60.0            59.3
  Restaurant Operating Expenses                        20.1           20.5            19.8            20.1
  Restaurant Operating Profit                          19.2           18.5            20.2            20.6
  Franchise Royalties                                   4.0            4.0             4.0             4.0
  General and Administrative                            3.8            3.6             3.8             4.0
  Depreciation and Amortization                         4.3            4.3             4.1             3.7
  Loss on Write Down of Assets                           --            2.7              --              --
  Management Stock Expense                               --             --              --              --
                                                   -----------   ------------   ------------   ------------
  Operating Income                                      7.1%           3.9%            8.3%            8.9%
                                                   -----------   ------------   ------------   ------------

================================================================================

                                     Page 19   EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                    HISTORICAL REGIONAL OPERATING INFORMATION

================================================================================

MID-ATLANTIC REGION

                                     Estimated                                Fiscal Years Ended
                                                      -------------------------------------------------------------------
                                   September 30,      September 28,     September 30,     September 24,     September 25,

                                       1997                1996              1995             1994               1993
                                   -------------      -------------     -------------     -------------     -------------
Revenues: (sales in 000s)
  Total Regional Sales             $  152,455        $  137,881        $  138,548        $  129,846        $  119,658
  Average Sales Per Restaurant          1,121             1,073             1,131             1,138             1,110
  Weighted Average Number of
   Restaurants Open                     136.0             128.5             122.5             114.1             107.8
  Same Store Sales                        3.3%             (3.7%)            (2.2%)              --                --

Costs and Expenses:
  Costs of Restaurant Sales        $89,706   58.8%   $81,487   59.1%   $80,912   58.4%   $74,921   57.7%   $69,402   58.0%
   Costs of Food & Supplies         50,290   33.0%    45,776   33.2%    45,305   32.7%    42,589   32.8%    40,085   33.5%
   Payroll & Benefits Expense       39,416   25.9%    35,711   25.9%    35,607   25.7%    32,461   25.0%    29,197   24.4%
  Restaurants Operating Expenses    29,508   19.4%    26,887   19.5%    27,017   19.5%    24,930   19.2%    23,812   19.9%


MIDWEST REGION

                                     Estimated                                Fiscal Years Ended
                                                      -------------------------------------------------------------------
                                   September 30,      September 28,     September 30,     September 24,     September 25,

                                       1997                1996              1995             1994               1993
                                   -------------      -------------     -------------     -------------     -------------
Revenues:  (sales in 000s)

Total Regional Sales               $   33,258        $   34,048        $   34,958        $   33,512        $   33,047
Average Sales Per Restaurant              615               616               644               621               615
Weighted Average Number of
 Restaurants Open                        54.1              55.3              54.3              54.0              53.7
Same Store Sales                         (1.9%)            (4.0%)            (1.2%)              --                --

Costs and Expenses:
  Costs of Restaurant Sales        $22,170   66.7%   $23,017   67.6%   $23,387   66.9%   $21,917   65.4%   $22,009   66.6%
   Costs of Food & Supplies         11,572   34.8%    12,189   35.8%    12,410   35.5%    11,796   35.2%    12,393   37.5%
   Payroll & Benefits Expense       10,598   31.9%    10,827   31.8%    10,977   31.4%    10,121   30.2%     9,617   29.1%
  Restaurants Operating Expenses     8,336   25.1%     8,512   25.0%     8,005   22.9%     7,875   23.5%     7,898   23.9%

================================================================================

                                     Page 20   EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                    HISTORICAL REGIONAL OPERATING INFORMATION

================================================================================

SOUTHERN REGION

                                     Estimated               Fiscal Years Ended
                                                      ------------------------------
                                   September 30,      September 28,     September 30,

                                       1997                1996              1995
                                   -------------      -------------     -------------
Revenues: (sales in 000s)
 Total Regional Sales              $  36,428         $  34,970         $  35,167
 Average Sales Per Restaurant            959               923             1,002
 Weighted Average Number of
  Restaurants Open                      38.0              37.9              35.1
 Same Store Sales                        4.6%             (4.3%)             2.6%

Costs and Expenses:
 Costs of Restaurant Sales         $22,834   62.7%   $21,856   62.5%   $20,924   59.5%
  Costs of Food & Supplies          12,222   33.6%    11,645   33.3%    11,113   31.6%
  Payroll & Benefits Expense        10,612   29.1%    10,246   29.3%     9,812   27.9%
 Restaurants Operating Expenses      6,694   18.4%     6,959   19.9%     6,436   18.3%

================================================================================

                                     Page 21   EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                       ESTIMATED IMPACT OF MDF DISPOSITION

================================================================================

PROCEEDS OF MDF DISPOSITION

DavCo has entered into a preliminary agreement whereby the Company will sell 46 of the Midwest division's 53 restaurants. The results of this sale are detailed in the following tables.

               ($ in thousands, except multiples)
               --------------------------------------------------
               1996 Pre-G&A EBITDA (1)                     $2,156
               Buyer's Assumed G&A Expenses                 1,200
                                                            -----
               Adjusted EBITDA                                956
               Negotiated Price                             4,750
               Plus Capitalized Leases Pass Through         4,385
                                                            -----
               Estimated Value of Store Cash & Inventory      252
                                                              ---
               Estimated Total Sale Proceeds                9,387
               Price Per Store                             $  204
               --------------------------------------------------
               Source: Company projections.

ESTIMATED SHUTDOWN COSTS

DavCo plans to keep seven of the MDF stores. These seven remaining stores to be retained by the Company are expected to incur the following expected shutdown expenses.

               ($ in thousands)
               --------------------------------------------------
               Buyout of Leases                          $ 1,796
               Write-Off of Operating Assets                 331
               De-Identification Cost                         70
               Advertising/Other Expenses                    251
               Total Estimated Shutdown Costs              2,448
               Offset Capital Lease Obligation            (1,134)
               Net Shutdown Costs                        $ 1,314
               --------------------------------------------------
               Source: Company projections.

                                                      =========================
                                                      Company is recognizing in
                                                      Fiscal Year 1997 a $1.3
                                                      million reserve for asset
                                                      disposal.
                                                      =========================

-----
(1) Actual 1997 EBITDA before taking reserve is approximately $800,000

================================================================================

                                  Page 22      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                       ESTIMATED IMPACT OF MDF DISPOSITION

================================================================================

ACCOUNTING IMPACT OF MDF DISPOSITION

               ($ in thousands)
               --------------------------------------------------
               1997F - Reserve for Asset Disposal          $1,314

               1998F - Estimated Total Proceeds             5,002
               (Excluding Capitalized Leases)

               1998F -  Book Value of Assets Held
                  for Disposition                          $3,772
                                                           ------

               1998F - Net Gain                            $1,230
               --------------------------------------------------
               Source: Company projections.

CASH IMPACT OF MDF DISPOSITION

               ($ in thousands)
               --------------------------------------------------
               Cash Proceeds
                 Cash Purchase Price                       $4,750
                 Cash and Inventory                          $252
                                                             ----
                              Sub Total                    $5,002
               Less
                 Current "Cash" Liabilities                 3,698
                 Non-Current "Cash" Liabilities               574
                                                              ---
                              Sub Total                     4,272
               Less:
                 Cash Exit Costs                            2,117
                                                            -----

               Net Cash Impact                            ($1,386)
               --------------------------------------------------
               Source: Company projections.

================================================================================

                                  Page 23      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                      ESTIMATED IMPACT OF MDF DISPOSITION

================================================================================

IMPACT ON CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES

The following general and administrative expense amounts were previously allocated to the MDF Division:

               ($ in thousands)               Per Year Allocation
               --------------------------------------------------
               G&A Salaries                              $110,000

               Equipment Rental                          $ 30,000

               Computer Supplies                         $  6,500
                                                         --------

               Total                                     $146,500
               --------------------------------------------------
               Source: Company projections.

The sale of the MDF division is anticipated to result in no corporate level savings or headcount reduction as the salaries and expenses from the division will be reallocated in the same amounts to the FriendCo stores.

================================================================================

                                  Page 24      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                      ESTIMATED IMPACT OF MDF DISPOSITION

================================================================================

PROFORMA MDF RESULTS

The following is a summary of the Company's steady state pro forma projected results with and without the MDF division. These numbers include the FriendCo expansion program but do not include proforma results of FriendCo in 1997 nor EBITDA contribution from DavCo Oil over the three year period.

               No MDF Sale
               ($ in thousands)               1997      1998      1999
               -------------------------------------------------------
               Sales                      $229,096  $259,368  $278,530
               Operating Income             16,443    20,562    24,062
               EBIT                         17,383    21,493    25,074
               EBITDA                       26,253    29,912    33,244

               Total Assets (1)            130,646   140,616       N/A
               Shareholder's Equity (1)     52,476    59,868       N/A
               -------------------------------------------------------
                 Source: Company projections and budget.

               MDF Sale
               ($ in thousands)               1997     1998      1999
               ------------------------------------------------------
               Sales                     $229,096  $228,235  $246,744
               Operating Income            16,443    20,257    23,616
               EBIT                        17,383    21,017    24,453
               EBITDA                      26,253    28,313    31,612

               Total Assets (1)           130,646   131,691       N/A
               Shareholder's Equity (1)    52,476    60,500       N/A
               ------------------------------------------------------
                 Source: Company projections and budget.

----------
(1)   Balance sheet numbers adjusted to net the effect of the Proposed
      Transaction.

================================================================================

                                  Page 25      EQUITABLE SECURITIES CORPORATION

================================================================================



                    ------------------------------------------

                               VALUATION ANALYSIS

                    ------------------------------------------



================================================================================

================================================================================

                           TRANSACTION PRICING MATRIX

================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
          Price per Share                             $18.00    $18.50    $19.00    $19.50    $20.00    $20.50    $21.00    $21.50
-----------------------------------------------------------------------------------------------------------------------------------
(000s) except per share data
---------------------------------
Shares Outstanding                      6,428.821   $115,719  $118,933  $122,148  $125,362  $128,576  $131,791  $135,005  $138,220
Warrants                                  441.026     $7,938    $8,159    $8,379    $8,600    $8,821    $9,041    $9,262    $9,482
Options                                   687.118     $6,157    $6,500    $6,844    $7,187    $7,531    $7,874    $8,218    $8,561
           Average exercise price          $9.040
Equity Purchase Price                               $129,814  $133,592  $137,371  $141,149  $144,928  $148,706  $152,485  $156,263

Debt Assumed
                          LT Debt                    $23,673   $23,673   $23,673   $23,673   $23,673   $23,673   $23,673   $23,673
                    Cap Leases(1)                    $27,272   $27,272   $27,272   $27,272   $27,272   $27,272   $27,272   $27,272
                                                     -------   -------   -------   -------   -------   -------   -------   -------
                            Total                    $50,945   $50,945   $50,945   $50,945   $50,945   $50,945   $50,945   $50,945
-----------------------------------------------------------------------------------------------------------------------------------
Implied Firm Value                                  $180,759  $184,537  $188,316  $192,094  $195,873  $199,651  $203,430  $207,208
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Firm Value : EBITDA
1996                                      $23,607        7.7x      7.8x      8.0x      8.1x      8.3x      8.5x      8.6x      8.8x
TR12                                      $26,338        6.9       7.0       7.1       7.3       7.4       7.6       7.7       7.9
Projected 1997(2)(5)                      $27,921        6.5       6.6       6.7       6.9       7.0       7.2       7.3       7.4
Projected 1998(2)                         $30,124        6.0       6.1       6.3       6.4       6.5       6.6       6.8       6.9
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Firm Value : EBIT
1996                                      $14,689       12.3x     12.6x     12.8x     13.1x     13.3x     13.6x     13.8x     14.1x
TR12                                      $17,458       10.4      10.6      10.8      11.0      11.2      11.4      11.7      11.9
Projected 1997(2)(5)                      $18,657        9.7       9.9      10.1      10.3      10.5      10.7      10.9      11.1
Projected 1998(2)                         $21,705        8.3       8.5       8.7       8.9       9.0       9.2       9.4       9.5
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Firm Value : Revenues
1996                                     $206,903        0.9x      0.9x      0.9x      0.9x      0.9x      1.0x      1.0x      1.0x
TR12                                     $221,387        0.8       0.8       0.9       0.9       0.9       0.9       0.9       0.9
Projected 1997(2)(5)                     $253,535        0.7       0.7       0.7       0.8       0.8       0.8       0.8       0.8
Projected 1998(2)                        $259,368        0.7       0.7       0.7       0.7       0.8       0.8       0.8       0.8
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Firm Value : Stores(2)
1996                                      228         $792.8    $809.4    $825.9    $842.5    $859.1    $875.7    $892.2    $908.8
TR12                                      229          789.3     805.8     822.3     838.8     855.3     871.8     888.3     904.8
Projected 1997(2)                         263          687.3     701.7     716.0     730.4     744.8     759.1     773.5     787.9
Projected l998(2)                         264          684.7     699.0     713.3     727.6     741.9     756.3     770.6     784.9
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Equity Price : EPS / Net Income
1996(3)                            $0.81 / $5,699       22.3x     22.9x     23.5x     24.1x     24.7x     25.4x     26.0x     26.6x
TR12(3)                            $1.04 / $7,278       17.3      17.8      18.3      18.8      19.2      19.7      20.2      20.7
Projected 1997(4)(5)               $1.15 / $7,565       15.7      16.1      16.5      17.0      17.4      17.8      18.3      18.7
Projected 1998(4)                  $1.30 / $8,357       13.8      14.2      14.6      15.0      15.4      15.8      16.2      16.5
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Equity Value : Book Equity
1996                                       $45,526       2.9x      2.9x      3.0x      3.1x      3.2x      3.3x      3.3x      3.4x
TR12                                       $50,025       2.6       2.7       2.7       2.8       2.9       3.0       3.0       3.1
Projected 1997(2)(5)                       $54,552       2.4       2.4       2.5       2.6       2.7       2.7       2.8       2.9
Projected 1998(2)                              N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
          Price per Share             $22.00
---------------------------------------------
(000s) except per share data
---------------------------------
Shares Outstanding                  $141,434
Warrants                              $9,703
Options                               $8,905
           Average exercise price
Equity Purchase Price               $160,042

Debt Assumed
                          LT Debt    $23,673
                    Cap Leases(1)    $27,272
                                     -------
                            Total    $50,945
---------------------------------------------
Implied Firm Value                  $210,987
---------------------------------------------
---------------------------------------------
---------------------------------------------
Firm Value : EBITDA
1996                                     8.9x
TR12                                     8.0
Projected 1997(2)(5)                     7.6
Projected 1998(2)                        7.0
---------------------------------------------
---------------------------------------------
Firm Value : EBIT
1996                                    14.4x
TR12                                    12.1
Projected 1997(2)(5)                    11.3
Projected 1998(2)                        9.7
---------------------------------------------
---------------------------------------------
Firm Value : Revenues
1996                                     1.0x
TR12                                     1.0
Projected 1997(2)(5)                     0.8
Projected 1998(2)                        0.8
---------------------------------------------
---------------------------------------------
Firm Value : Stores(2)
1996                                  $925.4
TR12                                   921.3
Projected 1997(2)                      802.2
Projected l998(2)                      799.2
---------------------------------------------
---------------------------------------------
Equity Price : EPS / Net Income
1996(3)                                 27.2x
TR12(3)                                 21.2
Projected 1997(4)(5)                    19.1
Projected 1998(4)                       16.9
---------------------------------------------
---------------------------------------------
Equity Value : Book Equity
1996                                     3.5x
TR12                                     3.2
Projected 1997(2)(5)                     2.9
Projected 1998(2)                        N/A
---------------------------------------------
---------------------------------------------

--------------------------------------------------------------------------------
Equity purchase price calculated as:   Shares outstanding times the offered
                                       price
                                     + Warrants outstanding times the offered
                                       price
                                     + Options outstanding times the offered
                                       price net of the average exercise cost.
--------------------------------------------------------------------------------
(1) 1997 year end capital lease amount adjusted by $1.1 million to reflect close of 7 MDF stores.
(2) Projection Source: Company projections with pro-forma effects of FriendCo acquisition.
(3)   1996 and LTM results adjusted for FASB 121 write-off.
(4)   Earnings estimates provided by First Call.
(5) 1997 numbers adjusted to reflect full year of operations for FriendCo operations.

================================================================================

                                     Page 26    EQUITABLE SECURITIES CORPORATION

================================================================================

                           TRANSACTION PRICING MATRIX
                                    MDF Sale
================================================================================

----------------------------------------------------------------------------------------------------------------------------------
          Price per Share                            $18.00    $18.50    $19.00    $19.50    $20.00    $20.50    $21.00    $21.50
----------------------------------------------------------------------------------------------------------------------------------
(000s) except per share data
---------------------------------
Shares Outstanding                      6,428.821  $115,719  $118,933  $122,148  $125,362  $128,576  $131,791  $135,005  $138,220
Warrants                                  441.026    $7,938    $8,159    $8,379    $8,600    $8,821    $9,041    $9,262    $9,482
Options                                   687.118    $6,157    $6,500    $6,844    $7,187    $7,531    $7,874    $8,218    $8,561
           Average exercise price          $9.040
Equity Purchase Price                              $129,814  $133,592  $137,371  $141,149  $144,928  $148,706  $152,485  $156,263

Debt Assumed

                          LT Debt                   $23,673   $23,673   $23,673   $23,673   $23,673   $23,673   $23,673   $23,673
                    Cap Leases(1)                   $22,887   $22,887   $22,887   $22,887   $22,887   $22,887   $22,887   $22,887
                                                    -------   -------   -------   -------   -------   -------   -------   -------
                            Total                   $46,560   $46,560   $46,560   $46,560   $46,560   $46,560   $46,560   $46,560
----------------------------------------------------------------------------------------------------------------------------------
Implied Firm Value                                 $176,374  $180,152  $183,931  $187,709  $191,488  $195,266  $199,045  $282,823
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Firm Value : EBITDA
1996                                      $23,607       7.5x      7.6x      7.8x      8.0x      8.1x      8.3x      8.4x      8.6x
TR12                                      $26,338       6.7       6.8       7.0       7.1       7.3       7.4       7.6       7.7
Projected 1997(2)(5)                      $27,921       6.3       6.5       6.6       6.7       6.9       7.0       7.1       7.3
Protected 1998(2)                         $28,525       6.1       6.3       6.4       6.6       6.7       6.8       7.0       7.1
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Firm Value : EBIT
1996                                      $14,689      12.0x     12.3x     12.5x     12.8x     13.0x     13.3x     13.6x     13.8x
TR12                                      $17,458      10.1      10.3      10.5      10.8      11.0      11.2      11.4      11.6
Projected 1997(2)(5)                      $18,657       9.5       9.7       9.9      10.1      10.3      10.5      10.7      10.9
Projected 1998(2)                         $21,229       8.3       8.5       8.7       8.8       9.0       9.2       9.4       9.6
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Firm Value : Revenues
1996                                     $206,903       0.9x      0.9x      0.9x      0.9x      0.9x      0.9x      1.0x      1.0x
TR12                                     $221,387       0.8       0.8       0.8       0.8       0.9       0.9       0.9       0.9
Projected 1997(2)(5)                     $253,535       0.7       0.7       0.7       0.7       0.8       0.8       0.8       0.8
Projected 1998(2)                        $228,235       0.8       0.8       0.8       0.8       0.8       0.9       0.9       0.9
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Firm Value : Stores
1996                                          228    $773.6    $790.1    $806.7    $823.3    $839.9    $856.4    $873.0    $889.6
TR12                                          229     770.2     786.7     803.2     819.7     836.2     852.7     869.2     885.7
Projected 1997(2)                             263     670.6     685.0     699.4     713.7     728.1     742.5     756.8     771.2
Projected 1998(2)                             218     809.1     826.4     843.7     861.1     878.4     895.7     913.0     930.4
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Equity Price : EPS / Net Income
1996(3)                            $0.81 / $5,699      22.3x     22.9x     23.5x     24.1x     24.7x     25.4x     26.0x     26.6x
TR12(3)                            $1.04 / $7,278      17.3      17.8      18.3      18.8      19.2      19.7      20.2      20.7
Projected 1997(4)(5)               $1.15 / $7,565      15.7      16.1      16.5      17.0      17.4      17.8      18.3      18.7
Projected 1998(2)                   N/A      N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Equity Value : Book Equity
1996                                      $45,526       2.9x      2.9x      3.0x      3.1x      3.2x      3.3x      3.3x      3.4x
TR12                                      $50,025       2.6       2.7       2.7       2.8       2.9       3.0       3.0       3.1
Projected 1997(2)(5)                      $54,552       2.4       2.4       2.5       2.6       2.7       2.7       2.8       2.9
Protected 1998(2)                            N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------
          Price per Share            $22.00
--------------------------------------------
(000s) except per share data
---------------------------------
Shares Outstanding                 $141,434
Warrants                             $9,703
Options                              $8,905
           Average exercise price
Equity Purchase Price              $160,042

Debt Assumed

                          LT Debt   $23,673
                    Cap Leases(1)   $22,887
                                    -------
                            Total   $46,560
--------------------------------------------
Implied Firm Value                 $206,602
--------------------------------------------
--------------------------------------------
--------------------------------------------
Firm Value : EBITDA
1996                                    8.8x
TR12                                    7.8
Projected 1997(2)(5)                    7.4
Protected 1998(2)                       7.2
--------------------------------------------
--------------------------------------------
Firm Value : EBIT
1996                                   14.1x
TR12                                   11.8
Projected 1997(2)(5)                   11.1
Projected 1998(2)                       9.7
--------------------------------------------
--------------------------------------------
Firm Value : Revenues
1996                                    1.0x
TR12                                    0.9
Projected 1997(2)(5)                    0.8
Projected 1998(2)                       0.9
--------------------------------------------
--------------------------------------------
Firm Value : Stores
1996                                 $906.1
TR12                                  902.2
Projected 1997(2)                     785.6
Projected 1998(2)                     947.7
--------------------------------------------
--------------------------------------------
Equity Price : EPS / Net Income
1996(3)                                27.2x
TR12(3)                                21.2
Projected 1997(4)(5)                   19.1
Projected 1998(2)                      N/A
--------------------------------------------
--------------------------------------------
Equity Value : Book Equity
1996                                    3.5x
TR12                                    3.2
Projected 1997(2)(5)                    2.9
Protected 1998(2)                      N/A
--------------------------------------------
--------------------------------------------

--------------------------------------------------------------------------------
Equity purchase price calculated as:   Shares outstanding times the offered
                                       price
                                     + Warrants outstanding times the offered
                                       price
                                     + Options outstanding times the offered
                                       price net of the average exercise cost.
--------------------------------------------------------------------------------
Assumes sale of MDF division in fiscal year 1998.
(1) Net of $5.5 million in capital leases to close of 7 MDF stores ($1.1 million), and the pass through nature of the remaining $4.4 million in leases for stores sold.
(2) Projection Source: Company projections with pro-forma effects of FriendCo acquisition.
(3)   1996 and LTM results adjusted for FASB 121 write-off.
(4)   Earnings estimates provided by First Call.
(5) 1997 numbers adjusted to reflect full year of operations for FriendCo and do not reflect the loss of MDF revenues and income in 1997.

================================================================================

                                     Page 27    EQUITABLE SECURITIES CORPORATION

================================================================================

                ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES

================================================================================

DESCRIPTION OF RESTAURANT COMPARABLES

QUICK SERVICE RESTAURANTS


Au Bon Pain Company, Inc. - is a chain of 289 bakery cafes, 231 of which are company-owned and operated. The Company, which does business under the names "Au Bon Pain" and "Saint Louis Bread Company," positions its bakery cafes to serve customers where they work and shop. Au Bon Pain has bakery cafes throughout the United States and in Santiago, Chile.

Consolidated Products, Inc. - operates 208 company-owned and franchised restaurants throughout Southern and Midwestern states. The restaurants operate under the name of "Steak n Shake," which offers steakburgers, french fries, milkshakes and breakfast. The Company also operates casual, sports, Mexican and western restaurants as well as coffee shops throughout the South.

The Krystal Company - develops, operates and franchises "Krystal" and "Krystal Kwik" quick service hamburger restaurants. The Company owns, franchises and operates 249 restaurants in the United States. The Company has been acquired by Port Royal Holdings, Inc. effective September 27, 1997, in a transaction valued at $145 million.

McDonald's Corporation - develops, operates, franchises and services a worldwide system of restaurants. These restaurants prepare, assemble, package and sell a limited menu of quickly-prepared, moderately-priced foods. There are over 21,000 restaurants in the United States and 102 countries worldwide. Food items include hamburgers, chicken, salads, breakfast foods and beverages.

Sbarro Inc. - develops and operates a chain of family-style, cafeteria-type Italian restaurants under the "Sbarro" and "Sbarro The Italian Eatery" names. The Company currently owns 820 and franchises 214 restaurants in the United States and abroad.

Wendy's International, Inc. - operates, develops and franchises a system of fast food restaurants. The restaurants offer hamburgers, salads and chicken sandwiches. The Company operates or franchises approximately 4,933 "Wendy's" and "Tim Hortons" restaurants in the United States and 33 countries and territories.

================================================================================

                                  Page 28      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES

================================================================================

DESCRIPTION OF RESTAURANT COMPARABLES

FRANCHISEES

Apple South, Inc. - operates 400 restaurants through six divisions. The Company's restaurants include: "Applebee's Neighborhood Grill and Bar," "Don Pablo's Mexican Kitchen," "McCormick & Schmick's," "Canyon Cafe" and "Harrigan's Grill and Bar."

DenAmerica Corp. - operates approximately 307 family-oriented, full-service restaurants. The Company runs 188 "Denny's" restaurants in 31 states in the West, Midwest and Southeast. DenAmerica also operates other family-style restaurants throughout the nation, including 93 restaurants under the name "Black-eyed Pea."

Family Steak Houses of Florida, Inc. - is the exclusive franchisee of "Ryan's Family Steak House" restaurants in Florida. The Company operates 25 restaurants in northern and central Florida. Family Steak Houses' restaurants feature scatter bars or a self-service "Mega Bar," bakery dessert bars and table service of meals and drinks. The Company serves steaks, seafood and chicken entrees.

Main Street & Main Inc. - operates restaurants throughout the United States. The Company operates 46 "T.G.I. Friday's" restaurants and one "Front Row Sports Grill Restaurant." "T.G.I. Friday's" restaurants offer full-service, casual dining, with a wide selection of freshly prepared, popular foods and drinks.

Morgan's Foods, Inc. - operates 40 "Kentucky Fried Chicken" restaurants in five states. The Company also operates six "East Side Mario's" restaurants in Cleveland, Akron and Columbus, Ohio.

NPC International, Inc. - is a "Pizza Hut" franchisee operating over 600 restaurants and delivery kitchens in 20 states. Through its subsidiary, Romacorp, Inc., the Company is owner/franchisor of "Tony Roma's-Famous for Ribs." Romacorp operates 40 "Tony Roma's" units and, through its affiliates, franchises another 140 including 49 international facilities.

PJ America Inc. - is a franchisee of "Papa John's" pizza restaurants. The Company currently operates 46 Papa John's restaurants in Alabama, Virginia and Texas and has the rights to develop restaurants in Vancouver, Canada and certain parts of California and the Puerto Rico.

================================================================================

                                  Page 29      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                ANALYSIS OF COMPARABLE PUBLICLY TRADED COMPANIES

================================================================================

SUMMARY FINANCIAL AND STATISTICAL MARKET DATA
(Dollar amounts in thousands except per share)

                                                                   Total Firm Value as a Multiple of TR12:
                             10/16/97       Total       Equity     --------------------------------------
                              Closing       Firm        Market          Net
      Company Name             Price        Value       Value         Revenues      EBITDA        EBIT
-------------------------   ----------    ----------  ----------     ----------   ----------   ----------
-------------------------
Quick Service Restaurants
-------------------------
Au Bon Pain Co.               $ 8.75   $   185,748   $   102,969    $   243,394   $   19,700   $    3,020
                                                                          0.8 x        9.4 x          N/M
Consolidated Products, Inc.    20.31       388,929       335,870        257,876       41,758       28,103
                                                                          1.5 x        9.3 x       13.8 x
Krystal Company                14.50       148,324       108,403        248,186       20,388        9,317
                                                                          0.6 x        7.3 x       15.9 x
McDonald's Corp.               45.38    36,961,358    31,218,758     11,045,600    3,441,200    2,683,300
                                                                          3.3 x       10.7 x       13.8 x
Sbarro, Inc.                   27.38       559,556       559,556        340,968       85,191       61,778
                                                                          1.6 x        6.6 x        9.1 x
Wendy's International          22.75     3,242,898     2,996,266      1,994,449      376,249      282,980
                                                                          1.6 x        8.6 x       11.5 x
-----------------------------------------------------------------------------------------------------------
Average QSR Multiple                                                      1.6 x        8.7 x       12.8 x
Average QSR Multiple Excluding High & Low                                 1.4 x        8.7 x       13.0 x
-----------------------------------------------------------------------------------------------------------


                                                  Equity Value as a Multiple of:       1998 P/E
                                           ------------------------------------------  as a % of
                                              TR12       CY1997    CY1998     Book     Trendline
      Company Name                            P/E         P/E       P/E       Value     Growth
-------------------------                  ----------  ---------  -------   ---------  ---------
-------------------------
Quick Service Restaurants
-------------------------
Au Bon Pain Co.                             ($ 0.28)       N/M    $  0.33   $   89,925     20.0%
                                                N/M        N/M     26.5 x        1.1 x    132.6%
Consolidated Products, Inc.                    1.06       1.05       1.24       70,829     20.2%
                                             19.2 x     19.4 x     16.4 x        4.7 x     81.1%
Krystal Company                                0.46       0.44       0.55       45,630     11.0%
                                             31.5 x     33.0 x     26.4 x        2.4 x    239.7%
McDonald's Corp.                               2.31       2.43       2.72    8,760,300     13.5%
                                             19.6 x     18.7 x     16.7 x        3.6 x    123.6%
Sbarro, Inc.                                   1.89       1.99       2.18      209,866     12.3%
                                             14.5 x     13.8 x     12.6 x        2.7 x    101.8%
Wendy's International                          1.26       1.37       1.58    1,151,873     16.0%
                                             18.1 x     16.6 x     14.4 x        2.6 x     90.0%
------------------------------------------------------------------------------------------------
Average QSR Multiple                         20.6 x     20.3 x     18.8 x        2.8 x    128.1%
Average QSR Multiple Excluding High & Low    19.0 x     18.2 x     18.5 x        2.8 x    112.0%
------------------------------------------------------------------------------------------------

================================================================================

                                  Page 30      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                ANALYSIS OF COMPARABLE PUBLICLY TRADED COMPANIES

================================================================================

SUMMARY FINANCIAL AND STATISTICAL MARKET DATA
(Dollar amounts in thousands except per share)

                                                                   Total Firm Value as a Multiple of TR12:
                             10/16/97       Total       Equity     --------------------------------------
                              Closing       Firm        Market          Net
      Company Name             Price        Value       Value         Revenues      EBITDA        EBIT
-------------------------   ----------    ----------  ----------     ----------   ----------   ----------
     -----------
     Franchisees
     -----------
   Restricted Operators

Davco Restaurants             $ 18.06  $   162,646   $   116,121    $   221,387   $    26,338  $    17,458
                                                                          0.7 x         6.2 x        9.3 x
Family Steak Houses of FL        0.69       23,872         7,584         37,809         3,165        1,496
                                                                          0.6 x         7.5 x          N/M
Main Street & Main Inc.          3.50       63,346        34,893        114,173         6,984        1,578
                                                                          0.6 x         9.1 x          N/M
Morgan's Foods, Inc.             2.81       21,964         8,243         38,303         2,365          529
                                                                          0.6 x         9.3 x          N/M
NPC International(1)            14.63      570,242       360,765        325,476        43,227       36,043
                                                                          1.8 x        13.2 x       15.8 x
 High Growth Consolidators

Apple South Inc.                19.00    1,129,897       728,764        657,086        88,990       62,677
                                                                          1.7 x        12.7 x       18.0 x
DenAmerica Corp.                 2.00      129,810        26,876        314,606        21,533       12,779
                                                                          0.4 x         6.0 x       10.2 x
PJ America Inc.                 16.25       93,951        93,951         29,417         4,332        3,518
                                                                          3.2 x        21.7 x       26.7 x

----------------------------------------------------------------------------------------------------------
Average Restricted Operators Multiple                                     0.8 x         9.1 x       12.6 x
Average Restricted Operators Multiple Excluding High & Low                0.6 x         8.6 x       12.6 x
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
High Growth Consolidators Average Multiple                                1.8 x        13.5 x       18.3 x
High Growth Consolidators Average Multiple Excluding High & Low           1.7 x        12.7 x       18.0 x
----------------------------------------------------------------------------------------------------------


                                                  Equity Value as a Multiple of:       1998 P/E
                                           ------------------------------------------  as a % of
                                              TR12       CY1997    CY1998     Book     Trendline
      Company Name                            P/E         P/E       P/E       Value     Growth
-------------------------                  ----------  ---------  -------   ---------  ---------
     -----------
     Franchisees
     -----------
   Restricted Operators

Davco Restaurants                           $  1.04     $  1.15   $  1.30   $    50,025    15.0%
                                             17.4 x      15.7 x    13.9 x         2.3 x    92.9%
Family Steak Houses of FL                     (0.01)        N/A       N/A        12,137     N/A
                                                N/M         N/A       N/A         0.6 x     N/A
Main Street & Main Inc.                       (0.75)       0.12      0.15        20,543    20.0%
                                                N/M      29.2 x    23.3 x         1.7 x   116.7%
Morgan's Foods, Inc.                          (0.09)        N/A       N/A         3,255     N/A
                                                N/M         N/A       N/A         2.5 x     N/A
NPC International(1)                           0.72        0.98      1.19       101,637    46.5%
                                             20.3 x      14.9 x    12.3 x         3.5 x    26.4%
High Growth Consolidators

Apple South Inc.                               0.74        1.00      1.26       203,582    25.5%
                                             25.7 x      19.0 x    15.l x         3.6 x    59.3%
DenAmerica Corp.                                N/M        0.25       N/A        21,313     N/A
                                                N/M       8.0 x       N/A         1.3 x     N/A
PJ America Inc.                                0.53        0.68      0.81        22,520    27.0%
                                             30.7 x      23.9 x    20.1 x         4.2 x    74.3%

------------------------------------------------------------------------------------------------
Average Restricted Operators Multiple        18.8 x      19.9 x    16.5 x         2.1 x    78.6%
Average Restricted Operators Multiple
  Excluding High & Low                       18.8 x      15.7 x    13.9 x         2.2 x    92.9%
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
High Growth Consolidators Average Multiple   28.2 x      17.0 x    17.6 x         3.0 x    66.8%
High Growth Consolidators Average Multiple
  Excluding High & Low                       28.2 x      19.0 x    17.6 x         3.6 x    66.8%
------------------------------------------------------------------------------------------------

----------
(1)   NPC International earnings estimates are for FY '98 and '99.

================================================================================

                                  Page 31      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                ANALYSIS OF COMPARABLE PUBLICLY TRADED COMPANIES

================================================================================
                             (dollar amounts in thousands except per share data)

SUMMARY OPERATIONAL RESULTS

                                  Net Revenues             EBITDA                 Net Income        EBITDA Margins
 -------------------------      ----------------      -----------------       ------------------   ----------------
 Quick Service Restaurants       TR12    CAGR(1)       TR12     CAGR(1)        TR12      CAGR(1)    TR12    Avg.(2)
 -------------------------      ------   -------      ------    -------       ------     -------   ------   -------
Au Bon Pain Co.              $   243,394  13.8%     $   19,700  (17.4%)   $     (3,268)    N/M       8.1%    10.1%
Consolidated Products, Inc.      257,876  19.3%         41,758   23.8%          15,311    34.7%     16.2%    15.3%
Krystal Company                  248,186  (0.8%)        20,388  (12.7%)          3,400   (44.4%)     8.2%     8.7%
McDonald's Corp.              11,045,600  13.3%      3,441,200    8.8%       1,633,300    13.3%     31.2%    32.3%
Sbarro, Inc.                     340,968   5.5%         85,191    5.4%          38,391     6.4%     25.0%    24.7%
Wendy's International          1,994,449   9.2%        376,249   14.6%         168,823    16.6%     18.9%    17.9%
------------------------------------------------------------------------------------------------------------------
Average                      $ 2,355,079  10.1%     $  664,081    3.7%     $   309,326     5.3%     17.9%    18.2%
------------------------------------------------------------------------------------------------------------------


                                  Net Margins       EBIT/Interest Coverage                Return on Avg. Equity
 -------------------------        -----------       ---------------------- Debt / Total   ---------------------
 Quick Service Restaurants       TR12    Avg.(2)       TR12     Avg.(2)   Capitalization      TR12    Avg.(2)
 -------------------------      ------   -------      ------    -------   --------------    -------   ------
Au Bon Pain Co.                    (1.3%)  0.9%         0.5 x     3.0 x        47.7%         (3.6%)    (0.6%)
Consolidated Products, Inc.         5.9%   5.3%         7.8       6.2          13.6%         23.8%     27.3%
Krystal Company                     1.4%   1.6%         2.2       2.4          46.7%          7.5%      6.4%
McDonald's Corp.                   14.8%  14.7%         7.6       7.4          39.6%         18.7%     19.0%
Sbarro, Inc.                       11.3%  10.9%         N/M       N/M           0.0%         18.5%     18.2%
Wendy's International               8.5%   8.0%        51.6      31.7          17.6%         15.3%     16.8%
------------------------------------------------------------------------------------------------------------
Average                             6.7%   6.9%        13.9 x    10.1 x        27.5%         13.4%     14.5%
------------------------------------------------------------------------------------------------------------

(1)   Computed over the previous three fiscal years.

(2) Average margin for the previous three fiscal years and the trailing 12 months.

================================================================================

                                  Page 32      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                ANALYSIS OF COMPARABLE PUBLICLY TRADED COMPANIES

================================================================================

SUMMARY OPERATIONAL RESULTS

                                  Net Revenues             EBITDA                 Net Income        EBITDA Margins
 -------------------------      ----------------      -----------------       ------------------   ----------------
 Quick Service Restaurants       TR12    CAGR(1)       TR12     CAGR(1)        TR12      CAGR(1)    TR12    Avg.(2)
 -------------------------      ------   -------      ------    -------       ------     -------   ------   -------
   --------------------
   Restricted Operators
   --------------------
Davco Restaurants            $   221,387  12.5%     $   26,338    6.3%     $     7,278   (10.0%)   11.9%    12.3%
Family Steak Houses of FL         37,809  (8.0%)         3,165   (4.4%)            (72)    N/M      8.4%     9.3%
Main Street & Main Inc.          114,173   5.0%          6,984  (15.0%)         (5,765)    N/M      6.1%     7.2%
Morgan's Foods, Inc.              38,303 (15.3%)         2,365  (25.3%)         (2,051)    N/M      6.2%     6.5%
NPC International                325,476  (3.6%)        43,227   17.8%          18,014    81.8%    13.3%    12.1%
-----------------------------------------------------------------------------------------------------------------
Average                      $   147,430  (1.9%)    $   16,416   (4.1%)    $     3,481    35.9%     9.2%     9.5%
-----------------------------------------------------------------------------------------------------------------

 -------------------------
 High Growth Consolidators
 -------------------------
Apple South Inc.             $   657,086  34.8%     $   88,990   56.6%     $    29,616    21.8%    13.5%    12.8%
DenAmerica Corp.                 314,606 125.9%         21,533  134.6%             656   822.0%     6.8%     7.7%
PJ America Inc.                   29,417  62.1%          4,332   73.5%           2,210    42.4%    14.7%    13.1%
-----------------------------------------------------------------------------------------------------------------
Average                      $   333,703  74.2%     $   38,285   88.3%     $    10,827   295.4%    11.7%    11.2%
-----------------------------------------------------------------------------------------------------------------


                                Net Margins       EBIT/Interest Coverage                Return on Avg. Equity
                                -----------       ---------------------- Debt / Total   ---------------------
 Quick Service Restaurants     TR12    Avg.(2)       TR12     Avg.(2)   Capitalization      TR12    Avg.(2)
 -------------------------    ------   -------      ------    -------   --------------    -------   ------
  --------------------
  Restricted Operators
  --------------------
Davco Restaurants                3.3%     3.6%        3.6 x      3.4 x       48.2%         15.2%      16.3%
Family Steak Houses of FL       (0.2%)    0.5%        1.0        1.2         57.3%         (0.6%)      4.1%
Main Street & Main Inc.         (5.0%)   (3.2%)       0.5        1.9         58.1%        (31.1%)    (23.9%)
Morgan's Foods, Inc.            (5.4%)   (2.9%)       0.4        0.5         80.8%        (62.6%)    (33.5%)
NPC International                5.5%     4.6%        5.0        5.1         67.3%         18.2%      19.8%
-------------------------------------------------------------------------------------------------------------
Average                         (0.4%)    0.5%        2.1 x      2.4 x       62.3%        (12.1%)     (0.9%)
-------------------------------------------------------------------------------------------------------------

 -------------------------
 High Growth Consolidators
 -------------------------
Apple South Inc.                 4.5%         5.5%        3.9 x       5.4 x      47.3%       15.0%        15.2%
DenAmerica Corp.                 0.2%         0.4%        1.0         1.3        82.4%        3.0%        28.3%
PJ America Inc.                  7.5%         7.1%       40.6        22.8         0.0%       10.0%        26.4%
-----------------------------------------------------------------------------------------------------------------
Average                          4.1%         4.3%       15.2 x       9.8 x      43.2%        9.4%        23.3%
-----------------------------------------------------------------------------------------------------------------

(1)   Computed over the previous three fiscal years.

(2) Average margin for the previous three fiscal years and the trailing 12 months.

================================================================================

                                  Page 33      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                ANALYSIS OF COMPARABLE PUBLICLY TRADED COMPANIES

================================================================================

HISTORICAL STOCK PRICE PERFORMANCE

                                                    Closing Stock Price                                              Avg Daily
                                               ------------------------------        Dollar         Percentage        Trading
           Company               Ticker           9/12/96          10/16/97          Change           Change           Volume
--------------------------    ------------     ------------      ------------     ------------     ------------     ------------
-------------------------
Quick Service Restaurants
-------------------------
Au Bon Pain Co.               ABPCA/Nasdaq         $6.75             $8.75            $2.00             29.6%           38,091
Consolidated Products, Inc.      COP/NYSE          15.00             20.31             5.31             35.4%           24,748
Krystal Company                KRYS/Nasdaq          5.25             14.50             9.25            176.2%           30,606
McDonald's Corp.                 MCD/NYSE          47.25             45.38            (1.88)            (4.0%)       2,348,000
Sbarro, Inc.                     SBA/AMEX          24.38             27.38             3.00             12.3%           36,666
Wendy's International            WEN/NYSE          21.25             22.75             1.50              7.1%          698,043

-------------------------
      Franchisees
-------------------------
  Restricted Operators

Davco Restaurants               DVC/AMEX           $9.00            $18.06            $9.06            100.7%            8,249
Family Steak Houses of FL      RYFL/Nasdaq          0.56              0.69             0.13             22.8%           17,124
Main Street & Main Inc.        MAIN/Nasdaq          2.63              3.50             0.87             33.1%           44,460
Morgan's Foods, Inc.(1)         MR/Nasdaq           3.00              2.81            (0.19)            (6.3%)           6,849
NPC International              NPCI/Nasdaq          8.75             14.63             5.88             67.1%           66,166

 High Growth Consolidators

Apple South Inc.               APSO/Nasdaq        $21.63            $19.00           ($2.63)           (12.2%)         415,528
DenAmerica Corp.                DEN/AMEX            3.63              2.00            (1.63)           (44.9%)          12,888
PJ America Inc.(2)             PJAM/Nasdaq         12.50             16.25             3.75             30.0%           39,966

------------------------------------------------------------------------------------------------------------------------------
Greatest Decrease-- Minimum                                                                            (44.9%)           6,849
Average                                                                                                 31.9%          270,527
Greatest Increase-- Maximum                                                                            176.2%        2,348,000
------------------------------------------------------------------------------------------------------------------------------

----------
(1)   Morgan's Foods announced a 1-for-6 stock split on July 15, 1997.
(2) PJ America Inc. had an initial public offering of 1.8 million shares on October 25, 1996, the shares were priced at $12.50.

================================================================================

                                  Page 34      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                ANALYSIS OF COMPARABLE PUBLICLY TRADED COMPANIES

================================================================================

HISTORICAL MARKET VALUE

                                                                                                  Market Value (000s)
                                                  Closing Stock Price        -------------------------------------------------------
                                             ------------------------------                                    Dollar     Percentage
           Company               Ticker         9/12/96          10/16/97      9/12/96        10/16/97         Change       Change
--------------------------    ------------   ------------      ------------  ------------   ------------    ------------  ----------
-------------------------
Quick Service Restaurants
-------------------------
Au Bon Pain Co.               ABPCA/Nasdaq       $6.75             $8.75        $78,956        $102,969         $24,013      30.4%
Consolidated Products, Inc.      COP/NYSE        15.00             20.31        209,706         335,870         126,164      60.2%
Krystal Company                KRYS/Nasdaq        5.25             14.50         39,332         108,403          69,071     175.6%
McDonald's Corp.                 MCD/NYSE        47.25             45.38     33,049,090      31,218,758      (1,830,332)     (5.5%)
Sbarro, Inc.                     SBA/AMEX        24.38             27.38        496,712         559,556          62,844      12.7%
Wendy's International            WEN/NYSE        21.25             22.75      2,737,085       2,996,266         259,181       9.5%

-------------------------
      Franchisees
-------------------------
  Restricted Operators

Davco Restaurants               DVC/AMEX         $9.00            $18.06        $58,299        $116,121         $57,822      99.2%
Family Steak Houses of FL      RYFL/Nasdaq        0.56              0.69          6,100           7,584           1,484      24.3%
Main Street & Main Inc.        MAIN/Nasdaq        2.63              3.50         20,913          34,893          13,980      66.8%
Morgan's Foods, Inc.(1)         MR/Nasdaq         3.00              2.81          8,908           8,243            (665)     (7.5%)
NPC International              NPCI/Nasdaq        8.75             14.63        215,926         360,765         144,839      67.1%

High Growth Consolidators

Apple South Inc.               APSO/Nasdaq      $21.63            $19.00       $832,776        $728,764       ($104,012)    (12.5%)
DenAmerica Corp.                DEN/AMEX          3.63              2.00         48,639          26,876         (21,764)    (44.7%)
PJ America Inc.(2)             PJAM/Nasdaq       12.50             16.25         72,289          93,951          21,663      30.0%
------------------------------------------------------------------------------------------------------------------------------------
Average                                                                      $2,705,338      $2,621,358        $(83,979)     36.1%
------------------------------------------------------------------------------------------------------------------------------------

----------
(1)   Morgan's Foods announced a 1-for-6 stock split on July 15, 1997.

(2) PJ America Inc. had an initial public offering of 1.8 million shares on October 25, 1996, the shares were priced at $12.50.

================================================================================

                                  Page 35      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES

================================================================================

QSR RESTAURANTS

------------------------------------------------------------------
              Net Revenues                              Values
              ------------                              ------
Industry Multiples                1.4 x
------------------------------------------------------------------
DavCo Financial Results(1)                 Implied Equity Value(2)
-----------------------

         TR 12     $221,387     $255,588                $33.82
          1997      253,535      300,100                 39.71

------------------------------------------------------------------

--------------------------------------------------------------------------
        Net Income              TR12         1997       Values     Values
        ----------              ----         ----       ------     ------
Industry Multiples              19.0 x       18.2 x      TR 12      1997
--------------------------------------------------------------------------
DavCo Financial Results (1)         Implied Equity Value
-----------------------
         TR 12       $7,278     $137,941     $132,739    $18.25    $17.56
          1997        7,565      143,385      137,977     18.97     18.26
--------------------------------------------------------------------------


-----------------------------------------------------
                EBIT                       Values
                ----                       ------
   Industry Multiples          13.0 x
-----------------------------------------------------
DavCo Financial Results(1)    Implied Equity Value(2)
-----------------------

        TR 12    $17,458     $176,439         $23.35
         1997     18,657      192,055          25.41

-----------------------------------------------------

-----------------------------------------------------
             Book Value                    Values
             ----------                    ------
Industry Multiples             2.8 x
-----------------------------------------------------
DavCo Financial Results(1)     Implied Equity Value
-----------------------
     TR 12    $50,025     $140,155         $18.55
      1997     54,552      152,839          20.22
-----------------------------------------------------


-----------------------------------------------------
                EBITDA                     Values
                ------                     ------
   Industry Multiples           8.7 x
-----------------------------------------------------
DavCo Financial Results(1)    Implied Equity Value(2)
-----------------------

        TR 12    $26,338      $177,122        $23.44
         1997     27,921       190,829         25.25

-----------------------------------------------------

---------------------------------------
Average Implied Value           $23.57
---------------------------------------

----------
(1) Projected financials derived from Company projections to include pro forma FriendCo in 1997.
(2) Assumes that there is $50,945 in outstanding debt.

--------------------------------------------------------------------------------
General Comments
--------------------------------------------------------------------------------
DavCo has historically traded at a significant discount to QSR operators for a variety of reasons including: absence of stable franchise revenues, limited ability to grow outside of existing territories, below average revenue growth and narrower margins. In addition, DavCo suffers from a lack of liquidity and limited research coverage that limits its trading in the marketplace. Based on historical trading data, the Company has traded at a discount ranging from 24.5% to 41.5% QSR operators.
--------------------------------------------------------------------------------

-----------------------------------
      Implied Valuation Range
-----------------------------------

         $13.75 - $18.00
            per share

-----------------------------------

================================================================================

                                  Page 36      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES

================================================================================

HIGH GROWTH CONSOLIDATORS/FRANCHISEE RESTAURANTS

-----------------------------------------------------------------
             Net Revenues                                 Values
             ------------                                 ------
Industry Multiples           1.7 x
-----------------------------------------------------------------
DavCo Financial Results (1) Implied Equity Value(2)
                                                    -------------
        TR 12    $221,387       $329,743                   $43.63
         1997     253,535        385,023                    50.95
-----------------------------------------------------------------

---------------------------------------------------------------------------
       Net Income             TR12       1997       Values       Values
       ----------             ----       ----       ------       ------
Industry Multiples           28.2 x     19.0 x      TR 12         1997
---------------------------------------------------------------------------
DavCo Financial Results(1)  Implied Equity Value
                                                 --------------------------
        TR 12      $7,278     $205,001  $138,278       $27.13       $18.30
         1997       7,565      213,091   143,735        28.20        19.02
---------------------------------------------------------------------------


-----------------------------------------------------
                EBIT                         Values
                ----                         ------
Industry Multiples          18.0 x
-----------------------------------------------------
DavCo Financial Results (1) Implied Equity Value(2)
                                        -------------
         TR 12   $17,458     $263,776         $34.90
          1997    18,657      285,390          37.77
-----------------------------------------------------

-----------------------------------------------------
             Book Value                      Values
             ----------                      ------
Industry Multiples          3.6 x
-----------------------------------------------------
DavCo Financial Results (1) Implied Equity Value
                                        -------------
         TR 12   $50,025     $179,075         $23.70
          1997    54,552      195,280          25.84
-----------------------------------------------------


-----------------------------------------------------
               EBITDA                      Values
               ------                      ------
Industry Multiples          12.7 x
-----------------------------------------------------
DavCo Financial Results (1)  Implied Equity Value(2)
                                        -------------
         TR 12   $26,338     $283,466         $37.51
          1997    27,921      303,565          40.17
-----------------------------------------------------

-----------------------------------------------------
Average Implied Value                         $32.26
-----------------------------------------------------

----------
(1) Projected financials derived from Company projections to include pro forma FriendCo in 1997.
(2)   Assumes that there is $50,945 in outstanding debt.

--------------------------------------------------------------------------------
   General Comments
--------------------------------------------------------------------------------
DavCo has also traded at a significant discount to the average growth oriented, consolidating franchisee. In comparison to the reference group, the Company has limited growth opportunities due to the maturity of the burger segment, the heavy saturation of the market relative to other concepts, and limits on geographical expansion opportunities. Additionally, DavCo has lagged this group in revenue and income growth historically. Relative illiquidity and limited equity coverage are also a factor. Based on historical trading data, the Company has traded at a discount ranging from 41.7% to 54.8% versus high growth consolidators in the franchisee category.
--------------------------------------------------------------------------------

-----------------------
Implied Valuation Range
-----------------------

   $14.50 - $19.00
     per share

-----------------------

================================================================================

                                  Page 37      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES

================================================================================

FRANCHISEE RESTAURANTS/RESTRICTED OPERATORS

---------------------------------------------------------
           Net Revenues                        Values
           ------------                        ------
Industry Multiples        0.6 x
---------------------------------------------------------
DavCo Financial Results (1)  Implied Equity Value(2)
                                            -------------
        TR 12       $221,387       $92,180      $12.20
         1997        253,535       112,963       14.95

---------------------------------------------------------

--------------------------------------------------------------------
      Net Income               TR12       1997      Values    Values
      ----------               ----       ----      ------    ------
Industry Multiples           18.8 x     15.7 x       TR 12     1997
--------------------------------------------------------------------
DavCo Financial Results (1)  Implied Equity Value
                                            ------------------------
        TR 12   $7,278     $137,115    $114,061     $18.14    $15.09
         1997    7,565      142,526     118,562      18.86     15.69
--------------------------------------------------------------------


-----------------------------------------------------
                EBIT                         Values
                ----                         ------
Industry Multiples            12.6 x
-----------------------------------------------------
DavCo Financial Results (1)  Implied Equity Value(2)
                                        -------------
        TR 12    $17,458         $168,481      $22.29
         1997     18,657          183,551       24.29
-----------------------------------------------------

--------------------------------------------------
             Book Value                  Values
             ----------                  ------
Industry Multiples          2.2 x
--------------------------------------------------
DavCo Financial Results (1) Implied Equity Value
                                        ----------
        TR 12    $50,025     $109,258      $14.46
         1997     54,552      119,145       15.77

--------------------------------------------------


---------------------------------------------------
               EBITDA                     Values
               ------                     ------
Industry Multiples          8.6 x
---------------------------------------------------
DavCo Financial Results (1) Implied Equity Value(2)
                                        -----------
        TR 12    $26,338     $176,444       $23.35
         1997     27,921      190,110        25.16
---------------------------------------------------


---------------------------------------------------
Average Implied Value                       $18.35
---------------------------------------------------

--------------
(1) Projected financials derived from Company projections to include pro forma FriendCo in 1997.
(2)   Assumes that there is $50,945 in outstanding debt.

--------------------------------------------------------------------------------
General Comments
--------------------------------------------------------------------------------
DavCo has historically traded at a discount to the "restricted" franchisee group. Nonetheless, we believe that the operations and financial performance of the restricted franchisees most closely resembles the business and financial characteristics of DavCo and therefore this category serves as the most useful reference group of comparable companies. While DavCo has outperformed the group on many operating measures, its low visibility, limited liquidity and the lack of a "take over premium" in the stock have prevented the shares from trading at a premium to the group. Based on historical trading data, the Company has traded at a discount of ranging from 6.7% to 22.7% to restricted operators in the franchisee category.
--------------------------------------------------------------------------------

-----------------------
Implied Valuation Range
-----------------------

  $14.00 - $17.25
     per share

-----------------------

================================================================================

                                  Page 38      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

   PRECEDENT TRANSACTIONS FOR CONTROL ACQUISITIONS IN THE RESTAURANT INDUSTRY

================================================================================

                                                                                                         Equity Value as a
                                                                                            Value of        Multiple of:
                                                                                                         -------------------
   Date        Date                                                                        Transaction     Book       Net

Announced    Effective  Target Name                      Acquiror Name                   ($ in millions)   Value     Income
-----------  ---------  -------------------------------  ------------------------------   -------------  ---------  --------
 4/27/94     6/17/94  * Canteen Corp. (TW Services Inc.) Compass Group PLC                      $450.0        N/A       N/A
                        Synopsis: Compass Group acquired Canteen, a unit of the
                        Flagstar subsidiary of Gollust Tierney & Oliver, for
                        $450 million. In January 1994, Flagstar announced it was
                        seeking a buyer for 270 restaurants as part of the
                        company's restructuring.

 8/23/94             (1)Ground Round Restaurants         Citicorp Venture Capital                157.0        N/A    27.3 x

                        Synopsis: An investor group led by 399 Ventures, Citicorp Venture Capital subsidiary, and management, terminated its definitive agreement to acquire Ground
                        Round for $157.02 million in a leveraged buyout due to financing difficulties.

             9/26/94    Southern Hospitality             DavCo Restaurants                        25.3        N/A       N/A

                        Synopsis: DavCo purchased the stock of Southern for approximately $16.0 mil, which included $2.0 mil in employment contracts. Southern was a 33 unit Wendy's franchisee based in Nashville, TN.

              8/1/95  * WestSphere Capital               Chase Manhattan                          32.5        N/A       N/A

                        Synopsis: A company formed by Chase Manhattan and management purchased the stock of Southern California
                        Food Services from WestSphere for $32.5 mil. Southern was a 62 unit Wendy's franchisee based in Knoxville, TN.

 4/21/95      4/2/96  * Denwest Restaurant Corp.         American Family Restaurants             114.5        N/A       N/M

                        Synopsis: American Family merged with Denwest in a reverse stock swap valued at $52.0 mil. The consideration consisted of 6.9 mil common shares in the new company, DenAmerica, valued at $27.8 mil and $24.3 mil in notes and warrants.

  9/5/95      9/9/96 (1)TPI Enterprises Inc.             Shoney's Inc.                           160.1      1.6 x       N/A
                        Synopsis: Shoney's acquired TPI in a stock swap valued
                        at $160.1 mil, which included the assumption of $95.0
                        mil in liabilities. TP common shareholders received .28
                        SH common share and .32 SH warrant for each TP share
                        held.

 11/6/95             (1)NPC International Inc.           Investor Group, CEO Gene Bicknell       166.3      2.6 x       N/A

                        Synopsis: A management led investor group, including CEO
                        Gene Bicknell, withdrew its offer to acquire the remaining 38% interest, or 9.12 mil common shares which it did not already own in a leveraged buyout transaction.

 7/10/96    11/22/96 (1)Volunteer Capital Corp.          Wendy's International Inc.               30.8        N/A       N/A

                        Synopsis: Volunteer sold its Wendy's franchised restaurant division to Wendy's Int'l for approximately
                        $30.8 mil. The division included 52 units in four states.

                                                                                                                        Firm

                                                                                       Firm Value as a Multiple of:     Value
                                                                                      -----------------------------
   Date        Date                                                                                                   In Stores

Announced    Effective  Target Name                      Acquiror Name                  Sales      EBIT     EBITDA   ($ in 000's)
-----------  ---------  -------------------------------  ---------------------------- --------  ---------  --------  ------------
 4/27/94     6/17/94  * Canteen Corp. (TW Services Inc.) Compass Group PLC              0.4 x     11.8 x       N/A     $281.3
                        Synopsis: Compass Group acquired Canteen, a unit of the
                        Flagstar subsidiary of Gollust Tierney & Oliver, for
                        $450 million. In January 1994, Flagstar announced it was
                        seeking a buyer for 270 restaurants as part of the
                        company's restructuring.

 8/23/94             (1)Ground Round Restaurants         Citicorp Venture Capital       0.7 x     12.7 x     6.3 x      776.7

                        Synopsis: An investor group led by 399 Ventures, Citicorp Venture Capital subsidiary, and management, terminated its definitive agreement to acquire Ground
                        Round for $157.02 million in a leveraged buyout due to financing difficulties.

             9/26/94    Southern Hospitality             DavCo Restaurants              0.8 x        N/A     5.7 x      766.7

                        Synopsis: DavCo purchased the stock of Southern for approximately $16.0 mil, which included $2.0 mil in employment contracts. Southern was a 33 unit Wendy's franchisee based in Nashville, TN.

              8/1/95  * WestSphere Capital               Chase Manhattan                0.5 x      5.7 x       N/A      524.0

                        Synopsis: A company formed by Chase Manhattan and management purchased the stock of Southern California
                        Food Services from WestSphere for $32.5 mil. Southern was a 62 unit Wendy's franchisee based in Knoxville, TN.

 4/21/95      4/2/96  * Denwest Restaurant Corp.         American Family Restaurants    1.8 x     15.4 x    11.5 x      638.8

                        Synopsis: American Family merged with Denwest in a reverse stock swap valued at $52.0 mil. The consideration consisted of 6.9 mil common shares in the new company, DenAmerica, valued at $27.8 mil and $24.3 mil in notes and warrants.

  9/5/95      9/9/96 (1)TPI Enterprises Inc.             Shoney's Inc.                  0.6 x        N/M     7.5 x      423.7
                        Synopsis: Shoney's acquired TPI in a stock swap valued
                        at $160.1 mil, which included the assumption of $95.0
                        mil in liabilities. TP common shareholders received .28
                        SH common share and .32 SH warrant for each TP share
                        held.

 11/6/95             (1)NPC International Inc.           Investor Group,                0.5 x      4.7 x     3.1 x      336.0
                                                            CEO Gene Bicknell

                        Synopsis: A management led investor group, including CEO
                        Gene Bicknell, withdrew its offer to acquire the remaining 38% interest, or 9.12 mil common shares which it did not already own in a leveraged buyout transaction.

 7/10/96    11/22/96 (1)Volunteer Capital Corp.          Wendy's International Inc.     0.6 x      4.3 x     3.7 x      592.0

                        Synopsis: Volunteer sold its Wendy's franchised restaurant division to Wendy's Int'l for approximately
                        $30.8 mil. The division included 52 units in four states.

--------------------------
*Source: Securities Data Corp.
(1) Transaction values have been adjusted to reflect assumption of debt including capitalized leases where applicable.

================================================================================

                                  Page 39      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

   PRECEDENT TRANSACTIONS FOR CONTROL ACQUISITIONS IN THE RESTAURANT INDUSTRY

================================================================================

                                                                                                            Equity Value as a
                                                                                               Value of        Multiple of:
                                                                                                            -------------------
   Date        Date                                                                           Transaction     Book       Net

Announced    Effective     Target Name                      Acquiror Name                   ($ in millions)   Value     Income
-----------  ---------     -------------------------------  ------------------------------   -------------  ---------  --------
  8/28/96      10/2/96  *  Casa Bonita                     CKE Restaurants Inc.                     $42.0       N/A        N/A

                           Synopsis: CKE acquired Casa Bonita, a unit of Unigate, for $42.0 mil in cash. The transaction included CB's 109 Taco Bueno restaurants, 2 CB theme restaurants and 3 Crystal's pizzerias.

  2/13/97      5/16/97  *  Arby's Inc. Restaurants         RTM Restaurant Group                      71.0       N/A        N/A

                           Synopsis: RTM acquired 355 restaurants of Arby's, a unit of Triarc, for approximately $71.0 mil. The consideration included the assumption of liabilities and an option for Triarc to acquire a 20% stake in RTM.

  3/25/97               (1)Rally's Hamburgers Inc.         Checker's Drive-In Restaurants           178.5     6.0 x        N/M

                           Synopsis: Checker's terminated its signed letter of intent to merge with Rally's in a stock swap transaction. RH shareholders were to receive 3 CKD shares for each RH share held.

  4/27/97      7/15/97  (1)Hardees Food Systems, Inc.      CKE Restaurants Inc.                     327.0     1.0 x        N/M

                           Synopsis: CKE Restaurants completed the acquisition of Hardees Food Systems, Inc from Imasco Holdings,
                           Inc. in July 1997 for $327.0 in cash.

  7/3/97       9/29/97  (1)Krystal Company (2)             Port Royal Holdings Inc.                 145.4     2.4 x        N/M

                           Synopsis: Port Royal Holdings agreed to acquire all the outstanding common stock of Krystal for $14.50 in cash per share, or a total value of $145.4 mil, including the assumption of $37.0 mil in liabilities.

  8/4/97                (1)Perkins Family Restaurants LP   Restaurant Company                       130.9     2.2 x      9.7 x

                           Synopsis: Restaurant Company offered to acquire the remaining 52% interest, or 5.4 mil common shares that it did not already own, for $13.00 per share.

  9/23/97               *  30 Burger King Restaurants      AmeriKing Corp.                           25.0       N/A        N/A

                           Synopsis: AmeriKing announced the acquisition of 30
                           Burger King restaurants in the Charlotte, NC market for $25.0 mil in cash.

  9/23/97               (1)El Chico Restaurants Inc.       Investor Group                            65.0     1.7 x     16.3 x

                           Synopsis: An investor group led by Cracken Harkey &
                           Company, agreed to acquire all the outstanding common stock of El Chico for $12.75 per share, or a total value of $47.3 mil.

                                                                                                                           Firm

                                                                                           Firm Value as a Multiple of:    Value
                                                                                          -----------------------------
   Date       Date                                                                                                       Per Stores

Announced   Effective     Target Name                      Acquiror Name                    Sales     EBIT     EBITDA  ($ in 000's)
----------- ---------     -------------------------------  ------------------------------ -------- ---------  -------- ------------
  8/28/96     10/2/96  *  Casa Bonita                     CKE Restaurants Inc.              0.5 x       N/A        N/A     $568.8

                          Synopsis: CKE acquired Casa Bonita, a unit of Unigate, for $42.0 mil in cash. The transaction included CB's 109 Taco Bueno restaurants, 2 CB theme restaurants and 3 Crystal's pizzerias.

  2/13/97     5/16/97  *  Arby's Inc. Restaurants         RTM Restaurant Group              0.3 x       N/A        N/A      200.0

                          Synopsis: RTM acquired 355 restaurants of Arby's, a unit of Triarc, for approximately $71.0 mil. The consideration included the assumption of liabilities and an option for Triarc to acquire a 20% stake in RTM.

  3/25/97              (1)Rally's Hamburgers Inc.         Checker's Drive-In Restaurants    1.2 x       N/M      9.3 x      373.4

                          Synopsis: Checker's terminated its signed letter of intent to merge with Rally's in a stock swap transaction. RH shareholders were to receive 3 CKD shares for each RH share held.

  4/27/97     7/15/97  (1)Hardees Food Systems, Inc.      CKE Restaurants Inc.              0.4 x       N/M     11.4 x      103.7

                          Synopsis: CKE Restaurants completed the acquisition of Hardees Food Systems, Inc from Imasco Holdings,
                          Inc. in July 1997 for $327.0 in cash.

  7/3/97      9/29/97  (1)Krystal Company (2)             Port Royal Holdings Inc.          0.6 x       N/M      5.2 x      582.3

                          Synopsis: Port Royal Holdings agreed to acquire all the outstanding common stock of Krystal for $14.50 in cash per share, or a total value of $145.4 mil, including the assumption of $37.0 mil in liabilities.

  8/4/97               (1)Perkins Family Restaurants LP   Restaurant Company                0.5 x     6.9 x      3.7 x      151.7

                          Synopsis: Restaurant Company offered to acquire the remaining 52% interest, or 5.4 mil common shares that it did not already own, for $13.00 per share.

  9/23/97              *  30 Burger King Restaurants      AmeriKing Corp.                   0.7 x       N/A        N/A      833.3

                          Synopsis: AmeriKing announced the acquisition of 30
                          Burger King restaurants in the Charlotte, NC market for $25.0 mil in cash.

  9/23/97              (1)El Chico Restaurants Inc.       Investor Group                    0.6 x    13.9 x      6.7 x      677.1

                          Synopsis: An investor group led by Cracken Harkey &
                          Company, agreed to acquire all the outstanding common stock of El Chico for $12.75 per share, or a total value of $47.3 mil.

------------------------
Source: Securities ata Corp.
(1) Transaction values have been adjusted to reflect the assumption of debt including capitalized leases where applicable.
(2) Adjusted for non-recurring items as well as excess cash, pension surplus and certain other adjustments for liquid assets.

================================================================================

                                  Page 40      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

   PRECEDENT TRANSACTIONS FOR CONTROL ACQUISITIONS IN THE RESTAURANT INDUSTRY

================================================================================


                                                                                                            Equity Value as a
                                                                                               Value of        Multiple of:
                                                                                                            -------------------
   Date        Date                                                                           Transaction     Book       Net

Announced    Effective     Target Name                    Acquiror Name                     ($ in millions)   Value     Income
-----------  ---------     ------------------------------ ------------------------------     -------------  ---------  --------
  9/26/97               (1)Sagebrush, Inc.                WSMP, Inc                                $43.7    2.9 x      15.4

                           Synopsis: WSMP signed a letter of intent to acquire
                           Sagebrush for $43.7 mil in a stock swap.

  9/26/97               (1)Skyline Chili Inc.             Fleet Equity Partners                     30.2    2.1 x    21.9 x

                           Synopsis: Skyline reached an agreement with Fleet
                           Equity Partners to be acquired for $6.75 per share, for a total value of $30.2 mil.

  9/5/97                (1)DavCo Restaurants              Management led Investor Group            195.9    2.9 x    19.2 x

                           Synopsis: A management led investor group plans to acquire all the remaining shares that it does not already own for $20.00 in a leveraged buyout transaction.

--------------------------------------------------------------------------------------------------------------------------------
Average Multiple                                                                                            2.6 x    17.7 x

Average Multiple Excluding High & Low                                                                       2.4      17.4
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                                           Firm

                                                                                           Firm Value as a Multiple of:    Value
                                                                                          -----------------------------
   Date       Date                                                                                                       Per Stores

Announced   Effective     Target Name                      Acquiror Name                    Sales     EBIT     EBITDA  ($ in 000's)
----------- ---------     -------------------------------  ------------------------------ -------- ---------  -------- ------------
  9/26/97               (1)Sagebrush, Inc.                WSMP, Inc                        0.9 x    9.9 x      7.0 x    1,280.0

                           Synopsis: WSMP signed a letter of intent to acquire
                           Sagebrush for $43.7 mil in a stock swap.

  9/26/97               (1)Skyline Chili Inc.             Fleet Equity Partners            1.1 x   12.0 x      7.2 x     $299.0

                           Synopsis: Skyline reached an agreement with Fleet
                           Equity Partners to be acquired for $6.75 per share, for a total value of $30.2 mil.

  9/5/97                (1)DavCo Restaurants              Management led Investor Group    0.9 x   11.2 x      7.4 x      744.8

                           Synopsis: A management led investor group plans to acquire all the remaining shares that it does not already own for $20.00 in a leveraged buyout transaction.

--------------------------------------------------------------------------------------------------------------------------------
Average Multiple                                                                           0.7 x    9.7 x       6.8 x    $578.7

Average Multiple Excluding High & Low                                                      0.7      9.7         6.7       555.0
--------------------------------------------------------------------------------------------------------------------------------

-----------------------------
Source: Securities Data Corp.
(1) Transaction values have been adjusted to reflect the assumption of debt including capitalized leases where applicable.

================================================================================

                                  Page 41      EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

   PRECEDENT TRANSACTIONS FOR CONTROL ACQUISITIONS IN THE RESTAURANT INDUSTRY

================================================================================

PRECEDENT TRANSACTIONS FOR THE RESTAURANT INDUSTRY

--------------------------------------------------------------------------------
               Net Revenues                                   Values
               ------------                                   ------
Industry Multiples                0.7 x
--------------------------------------------------------------------------------
DavCo Financial Results(1)        Implied Equity Value(2)
                                                              ------------------
          TR12       $221,387       $96,019                          $12.71

          1997        253,535       117,360                           15.53

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                Net Income                                    Values
                ----------                                    ------
Industry Multiples                  17.4 x
--------------------------------------------------------------------------------
DavCo Financial Results(1)        Implied Equity Value
                                                              ------------------
         TR 12         $7,278      $126,452                          $16.73

          1997          7,565       131,442                           17.39

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   EBIT                                       Values
                   ----                                       ------
Industry Multiples                   9.7 x
--------------------------------------------------------------------------------
DavCo Financial Results(1)        Implied Equity Value(2)
                                                              ------------------
         TR 12        $17,458      $117,816                          $15.59

          1997         18,657       129,406                           17.12

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                Book Value                                    Values
                ----------                                    ------
Industry Multiples                   2.4 x
--------------------------------------------------------------------------------
DavCo Financial Results(1)        Implied Equity Value
                                                              ------------------
         TR 12        $50,025      $118,484                          $15.68

          1997         54,552       129,206                           17.10

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  EBITDA                                      Values
                  ------                                      ------
Industry Multiples                   6.7 x
--------------------------------------------------------------------------------
DavCo Financial Results(1)      Implied Equity Value(2)
                                                              ------------------
         TR 12        $26,338      $124,675                          $16.50

          1997         27,921       135,230                          $17.89

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                Average Value per Store
                -----------------------

Industry Average                    $555.0
--------------------------------------------------------------------------------
                   Stores       Implied Equity Value(2)
                                                              ------------------
         TR 12            229       $76,150                          $10.08

         1997 (3)         263        95,020                          $12.57

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Average Implied Value                                                $15.41
--------------------------------------------------------------------------------
Average without Store Value Calculation                              $16.22
--------------------------------------------------------------------------------

----------
(1) Projected financials derived from Company projections to include pro forma FriendCo in 1997.

(2)   Assumes that there is $50,945 in outstanding debt.

(3)   Store numbers for 1997 based on Company projection to include FriendCo.


--------------------------------------------------------------------------------
General Comments
--------------------------------------------------------------------------------
The multiples offered in the Proposed Transaction exceed the average multiples observed in the marketplace across the full range of customary variables.

In addition, the price offered exceeds, by a large margin, the prices the Company has offered and received in its previous acquisitions and divestitures.
--------------------------------------------------------------------------------

-----------------------------------
     Implied Valuation Range
-----------------------------------

        $14.00 - $16.50
           per share


-----------------------------------

================================================================================

                                    Page 42     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

      PREMIUM ANALYSIS FOR CONTROL ACQUISITIONS IN THE RESTAURANT INDUSTRY

================================================================================

                                                                                                       Value of

   Date           Date                                                                                Transaction

 Announced      Effective     Target Name                         Acquiror Name                      ($ in millions)
------------  --------------  ---------------------------------   ---------------------------------   -------------
  4/27/94        6/17/94      Canteen Corp. (TW Services Inc.)    Compass Group PLC                         $450.0
  8/23/94                     Ground Round Restaurants            Citicorp Venture Capital                   157.0
  4/21/95        4/2/96       Denwest Restaurant Corp.            American Family Restaurants                114.5
  9/5/95         9/9/96       TPI Enterprises Inc.                Shoney's Inc.                              160.1
  11/6/95                     NPC International Inc.              Investor Group,  CEO Gene Bicknell         166.3
  8/28/96        10/2/96      Casa Bonita                         CKE Restaurants Inc.                        42.0
  2/13/97        5/16/97      Arby's Inc. Restaurants             RTM Restaurant Group                        71.0
  3/25/97                     Rally's Hamburgers Inc.             Checker's Drive-In Restaurants             178.5
  7/3/97         9/29/97      Krystal Company                     Port Royal Holdings Inc.                   145.4
  8/4/97                      Perkins Family Restaurants LP       Restaurant Company                         130.9
  9/23/97                     El Chico Restaurants                Investor Group                              65.0
  9/26/97                     Sagebrush Inc.                      WSMP Inc.                                   43.7
  9/26/97                     Skyline Chili Inc.                  Fleet Equity Partners                       30.2
  9/5/97                      DavCo Restaurants                   Management led Investor Group              195.9

----------------------------------------------------------------------------------------------------------------------
Average Premium
Average Premium Excluding High & Low
----------------------------------------------------------------------------------------------------------------------


                                                                  ----------------------------------------
   Date           Date                                             Premium Prior to Announcement Date
                                                                  ----------------------------------------
 Announced      Effective     Target Name                            1 Day         1 Week        4 Weeks
------------  --------------  ---------------------------------   -----------  -------------  ------------
  4/27/94        6/17/94      Canteen Corp. (TW Services Inc.)           N/A            N/A           N/A
  8/23/94                     Ground Round Restaurants                 41.2%          50.0%         33.3%
  4/21/95        4/2/96       Denwest Restaurant Corp.                   N/A            N/A           N/A
  9/5/95         9/9/96       TPI Enterprises Inc.                   (32.9%)        (35.5%)       (20.4%)
  11/6/95                     NPC International Inc.                   44.0%          44.0%         33.3%
  8/28/96        10/2/96      Casa Bonita                                N/A            N/A           N/A
  2/13/97        5/16/97      Arby's Inc. Restaurants                    N/A            N/A           N/A
  3/25/97                     Rally's Hamburgers Inc.                  59.7%          65.9%         39.1%
  7/3/97         9/29/97      Krystal Company                         132.0%         169.8%        176.2%
  8/4/97                      Perkins Family Restaurants LP            28.7%          26.6%         31.8%
  9/23/97                     El Chico Restaurants                     64.5%          75.9%        104.0%
  9/26/97                     Sagebrush Inc.                           12.9%          10.5%         18.1%
  9/26/97                     Skyline Chili Inc.                        1.8%           1.8%          5.8%
  9/5/97                      DavCo Restaurants                        49.5%          49.5%         53.8%

----------------------------------------------------------------------------------------------------------
Average Premium                                                        40.1%          45.8%         47.5%
Average Premium Excluding High & Low                                   37.8%          40.5%         39.9%
----------------------------------------------------------------------------------------------------------

----------
Source: Securities Data Corp.

================================================================================

                                    Page 43     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

      PREMIUM ANALYSIS FOR CONTROL ACQUISITIONS IN THE RESTAURANT INDUSTRY

================================================================================

                                        Premium         Premium          Premium
                                         1 Day          1 Week           4 Week
                                        -------         -------          -------
Average Industry Premiums Paid           37.8%           40.5%            39.9%

DavCo

Closing Price Prior to
 announcement date                      $13.38          $13.38           $13.00
                                        ------          ------           ------
--------------------------------------------------------------------------------
Implied Value Per Share                 $18.43          $18.79           $18.19
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
General Comments
--------------------------------------------------------------------------------
Recent transaction data indicates an average premium paid of 37.8% to 40.5% over time periods that range from one day to four weeks from the announcement of the transaction.

Thus the premium of 49.5% to 53.8% offered in the Proposed Transaction exceeds the observed per share premiums paid in the marketplace for both franchisors and franchisees.
--------------------------------------------------------------------------------

-----------------------------------
     Implied Valuation Range
-----------------------------------

         $18.00 - $19.00
           per share

-----------------------------------

================================================================================

                                    Page 44     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

     PRECEDENT TRANSACTIONS FOR ACQUISITIONS OF REMAINING MINORITY INTEREST

================================================================================

                                                                                                         Equity Value as a
                                                                                            Value of        Multiple of:
                                                                                                         -------------------
   Date        Date                                                                        Transaction     Book       Net

Announced    Effective  Target Name                      Acquiror Name                   ($ in millions)   Value     Income
-----------  ---------  -------------------------------  ------------------------------   -------------  ---------  --------
 2/17/94     9/15/94    Scripps Howard Broadcasting      EW Scripps                             $115.9      2.8 x     8.3 x

                        Synopsis: EW Scripps a 77.6% subsidiary of EW Scripps Trust, offered to acquire the remaining 14% interest in Scripps
                        Broadcasting that it did not already own. Consideration was to consist of 3.45 class A common shares for each SHB share held.

  3/1/94     10/12/94   FoxMeyer Corp.                   National Intergroup Inc.                 79.7      0.9 x    17.1 x

                        Synopsis: National Intergroup acquired the remaining 19.5% or
                        5.5 mil common shares of FoxMeyer that it did not already own.
                        Consideration consisted of .904 common shares of NI for each share of FM.

 8/24/94     3/24/95    Castle & Cooke Homes Inc.        Dole Food Company Inc.                   81.5        N/A    14.1 x

                        Synopsis: Dole completed a tender offer to acquire the remaining 17% stake in CC which it did not already own for $15.75 in cash per share for 5.0 mil shares.

 11/2/94     9/27/95    Pacific Telecom                  PacifiCorp                              159.0      1.8 x    18.5 x

                        PacifiCorp acquired the remaining 13% interest, or 5.3 mil common shares that it did not already own for $30.00 in cash per share, or a total of $159.0 mil.

 12/28/94    4/28/95    Fleet Mortgage Group Inc.        Fleet Financial Group Inc.              188.1      2.1 x    18.0 x

                        Synopsis: Fleet Financial completed it merger with Fleet
                        Mortgage in a transaction value at $188.1 mil. Earlier, FFG had completed its tender offer for the remaining 19% interest of FMG it did not already own for $20.00 in cash per share for
                        7.9 mil common shares.

  2/7/95     7/12/95    Rust International Inc.          WMX Technologies Inc.                    50.5      1.4 x    20.4 x

                        Synopsis: WMX Technologies acquired the remaining 3.61% stake it did not already own in Rust Int'l, a majority-owned unit of its Chemical Waste management subsidiary, by purchasing 3.1 mil common shares at $16.35 in cash per common share.

  4/5/95      8/2/95    Club Med Inc.                    Club Mediterranee SA                    153.4      1.3 x    15.4 x

                        Synopsis: Club Mediterranee merged with Club Med in a
                        transaction valued at $153.4 mil concurrent with the
                        completion of its tender offer for the remaining 4.8 mil
                        shares, or 33% stake it did not already own. The consideration included $32.00 in cash per common share and included 4.7 mil common shares.



                                                                                         Firm Value as a Multiple of:   Minority
                                                                                         ----------------------------
   Date        Date                                                                                                     Interest

Announced    Effective  Target Name                      Acquiror Name                    Sales      EBIT     EBITDA    Acquired
-----------  ---------  -------------------------------  ------------------------------  -------  ---------  --------   --------
 2/17/94     9/15/94    Scripps Howard Broadcasting      EW Scripps                       2.1 x      8.4 x     5.8 x      14.0%

                        Synopsis: EW Scripps a 77.6% subsidiary of EW Scripps Trust, offered to acquire the remaining 14% interest in Scripps
                        Broadcasting that it did not already own. Consideration was to consist of 3.45 class A common shares for each SHB share held.

  3/1/94     10/12/94   FoxMeyer Corp.                   National Intergroup Inc.         0.1 x      7.7 x     5.7 x      19.5%

                        Synopsis: National Intergroup acquired the remaining 19.5% or
                        5.5 mil common shares of FoxMeyer that it did not already own.
                        Consideration consisted of .904 common shares of NI for each share of FM.

 8/24/94     3/24/95    Castle & Cooke Homes Inc.        Dole Food Company Inc.           2.1 x      8.5 x     8.3 x      17.0%

                        Synopsis: Dole completed a tender offer to acquire the remaining 17% stake in CC which it did not already own for $15.75 in cash per share for 5.0 mil shares.

 11/2/94     9/27/95    Pacific Telecom                  PacifiCorp                       1.7 x      8.3 x     4.6 x      13.0%

                        PacifiCorp acquired the remaining 13% interest, or 5.3 mil common shares that it did not already own for $30.00 in cash per share, or a total of $159.0 mil.

 12/28/94    4/28/95    Fleet Mortgage Group Inc.        Fleet Financial Group Inc.       2.4 x     10.6 x     4.5 x      19.0%

                        Synopsis: Fleet Financial completed it merger with Fleet
                        Mortgage in a transaction value at $188.1 mil. Earlier, FFG had completed its tender offer for the remaining 19% interest of FMG it did not already own for $20.00 in cash per share for
                        7.9 mil common shares.

  2/7/95     7/12/95    Rust International Inc.          WMX Technologies Inc.            0.8 x     12.0 x     7.7 x       3.6%

                        Synopsis: WMX Technologies acquired the remaining 3.61% stake it did not already own in Rust Int'l, a majority-owned unit of its Chemical Waste management subsidiary, by purchasing 3.1 mil common shares at $16.35 in cash per common share.

  4/5/95      8/2/95    Club Med Inc.                    Club Mediterranee SA             0.8 x     14.2 x     8.2 x      33.0%

                        Synopsis: Club Mediterranee merged with Club Med in a
                        transaction valued at $153.4 mil concurrent with the
                        completion of its tender offer for the remaining 4.8 mil
                        shares, or 33% stake it did not already own. The consideration included $32.00 in cash per common share and included 4.7 mil common shares.

----------
Source: Securities Data Corp.

================================================================================

                                    Page 45     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

     PRECEDENT TRANSACTIONS FOR ACQUISITIONS OF REMAINING MINORITY INTEREST

================================================================================

                                                                                                         Equity Value as a
                                                                                            Value of        Multiple of:
                                                                                                         -------------------
   Date        Date                                                                        Transaction     Book       Net

Announced    Effective  Target Name                      Acquiror Name                   ($ in millions)   Value     Income
-----------  ---------  -------------------------------  ------------------------------   -------------  ---------  --------
  5/9/95     3/27/96    Riverwood International Corp.    RIC Holdings Inc.                    $2,436.2      2.6 x       N/M

                        Synopsis: RIC Holdings, an investor group comprised of
                        management, Clayton Dubiler & Rice, 1818 Fund, and Exor Group,
                        acquired all the outstanding shares of Riverwood for $20.25 in cash per share, or a total value of $2.4 billion, including the assumption of $1.1 billion in liabilities, in a leveraged buyout transaction.

 5/19/95     12/6/95    Bic Corp. (BIC SA)               BIC SA                                  212.6      3.9 x    18.7 x

                        Synopsis: BIC acquired the remaining 22% stake it did not already own in BIC corp. for $40.50 in cash per share.

 11/6/95                NPC International Inc.           Investor Group, CEO Gene Bicknell       166.3      2.6 x       N/A

                        Synopsis: A management led investor group, including CEO gene
                        Bicknell, withdrew its offer to acquire the remaining 38%
                        interest, or 9.12 mil common shares which it did not already own in a leveraged buyout transaction.

  7/6/95      8/4/95    Arcus Inc. (Armored Transport)   United Acquisition Company               48.4      2.8 x    12.4 x

                        Synopsis: United Acquisition acquired Arcus, a 94.8% held unit of ATI Systems Int'l, for $6.33 per share, for a total of
                        $48.4 mil in a leveraged buyout transaction.

 3/29/96     4/26/96    Great American Mgmt & Invt Inc.  Equity Holdings                          63.3      1.9 x     2.7 x

                        Synopsis: Equity Holdings acquired the remaining interest in its Great American unit in a transaction valued at $63.2 mil.
                        Earlier, EH completed its unsolicited tender offer to acquire the remaining 1.1 mil common shares in GAMI for $50.00 in cash per share, raising its interest to 97%.

  7/3/96      9/5/97    Golden Poultry Company Inc.      Gold Kist Inc.                           52.1      2.0 x    13.0 x

                        Gold Kist acquired the remaining 25% stake, or 3.7 mil common shares that it did not already own in Golden Poultry for
                        $14.25 per share.

 8/26/96     12/31/96   Bankers Life Holding (Conseco)   Conseco Inc.                            120.8      1.3 x     7.5 x

                        Synopsis: Conseco acquired the remaining 11.5% stake, or 5.8 mil common shares which it did not already own in Bankers Life for $25.00 in Conseco common shares per BLH share, or a total value of $120.8 mil.



                                                                                         Firm Value as a Multiple of:   Minority
                                                                                         ----------------------------
   Date        Date                                                                                                     Interest

Announced    Effective  Target Name                      Acquiror Name                    Sales      EBIT     EBITDA    Acquired
-----------  ---------  -------------------------------  ------------------------------  -------  ---------  --------   --------
  5/9/95     3/27/96    Riverwood International Corp.   RIC Holdings Inc.                 1.7 x     11.4 x     7.9 x        N/A

                        Synopsis: RIC Holdings, an investor group comprised of
                        management, Clayton Dubiler & Rice, 1818 Fund, and Exor Group,
                        acquired all the outstanding shares of Riverwood for $20.25 in cash per share, or a total value of $2.4 billion, including the assumption of $1.1 billion in liabilities, in a leveraged buyout transaction.

 5/19/95     12/6/95    Bic Corp. (BIC SA)              BIC SA                            2.0 x     11.1 x     8.7 x      22.0%

                        Synopsis: BIC acquired the remaining 22% stake it did not already own in BIC corp. for $40.50 in cash per share.

 11/6/95                NPC International Inc.          Investor Group, CEO Gene Bicknell  0.5 x      4.7 x     3.1 x      38.0%

                        Synopsis: A management led investor group, including CEO gene
                        Bicknell, withdrew its offer to acquire the remaining 38%
                        interest, or 9.12 mil common shares which it did not already own in a leveraged buyout transaction.

  7/6/95      8/4/95    Arcus Inc. (Armored Transport)  United Acquisition Company        1.2 x      7.7 x     5.3 x        N/A

                        Synopsis: United Acquisition acquired Arcus, a 94.8% held unit of ATI Systems Int'l, for $6.33 per share, for a total of
                        $48.4 mil in a leveraged buyout transaction.

 3/29/96     4/26/96    Great American Mgmt & Invt Inc. Equity Holdings                   0.4 x      7.0 x     4.1 x        N/A

                        Synopsis: Equity Holdings acquired the remaining interest in its Great American unit in a transaction valued at $63.2 mil.
                        Earlier, EH completed its unsolicited tender offer to acquire the remaining 1.1 mil common shares in GAMI for $50.00 in cash per share, raising its interest to 97%.

  7/3/96      9/5/97    Golden Poultry Company Inc.     Gold Kist Inc.                    0.3 x      7.7 x     4.9 x      25.0%

                        Gold Kist acquired the remaining 25% stake, or 3.7 mil common shares that it did not already own in Golden Poultry for
                        $14.25 per share.

 8/26/96     12/31/96   Bankers Life Holding (Conseco)  Conseco Inc.                      0.7 x      3.1 x     2.2 x      11.5%

                        Synopsis: Conseco acquired the remaining 11.5% stake, or 5.8 mil common shares which it did not already own in Bankers Life for $25.00 in Conseco common shares per BLH share, or a total value of $120.8 mil.

----------
Source: Securities Data Corp.

================================================================================

                                    Page 46     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

     PRECEDENT TRANSACTIONS FOR ACQUISITIONS OF REMAINING MINORITY INTEREST

================================================================================

                                                                                                         Equity Value as a
                                                                                            Value of        Multiple of:
                                                                                                         -------------------
   Date        Date                                                                        Transaction     Book       Net

Announced    Effective  Target Name                      Acquiror Name                   ($ in millions)   Value     Income
-----------  ---------  -------------------------------  ------------------------------   -------------  ---------  --------
  9/9/96     9/23/96    Crocker Realty Trust             Highwoods Properties Inc.               $76.1      1.9 x       N/M

                        Synopsis: Highwoods Properties acquired the remaining 23% stake which it did not already own in Crocker for approximately $76.1 mil.

 9/26/96     1/24/97    General Physics Corp.            National Patent Development              26.1      2.7 x    28.9 x

                        Synopsis: national acquired the remaining 48% stake it did not already own in General in a stock swap value at $26.1 million.
                        GP shareholders received .6 NPD shares for each GP share held, subject to a collar agreement.

 10/10/96    11/27/96   WCI Steel Inc. (Renco Group      Renco Group Inc.                         56.5      5.0 x       N/M
                        Inc.)

                        Synopsis: Renco acquired the remaining 15.53% stake in WCI.
                        Earlier RC completed its tender offer to acquire 5.7 mil
                        common shares for $10.00 in cash per share.

 11/12/96    6/12/97    Leslie's Poolmart                Investor Group                          112.8      2.3 x    24.4 x

                        Synopsis: A management led investor group acquired all the outstanding common stock of Leslie's for $14.50 in cash per share, in a leveraged buyout transaction.

 11/27/96    3/27/97    Central Tractor Farm & Country   JW Childs Equity Partners LP             56.7      1.7 x    16.7 x

                        Synopsis: JWC acquired the remaining 34.6% which it did not already own, in Central Tractor for $14.25 in cash per share.
                        Earlier, JWC raised its stake to 65.4% from 9.9% in CTF by acquiring 5.8 mil common shares from Butler Capital and its affiliates.

 1/21/97      7/9/97    Mafco Consolidated Group (Mafco) Mafco Holdings Inc.                     116.8      3.3 x     6.5 x

                        Synopsis: Mafco acquired the remaining 15% interest which it did not already own in Mafco Consolidated for $33.50 in cash per share for a total of $116.8 mil.

  6/2/97     7/15/97    Acordia Inc. (Anthem Inc.)       Anthem Inc.                             172.7      2.6 x    17.4 x

                        Synopsis: Anthem acquired the remaining 33.2%, or 4.32 mil common shares that it did not already own in Acordia, for
                        $40.00 in cash per share, or a total value of $172.7 million

  9/5/97                DavCo Restaurants                Management led Investor Group           195.9      2.9 x    19.2 x

                        Synopsis: A management led investor group plans to acquire all the remaining shares that it does not already own for $20.00 in a leveraged buyout transaction.

-----------------------------------------------------------------------------------------------------------------------------
Average Multiple                                                                                            2.4 x   15.5  x
Average Multiple Excluding High & Low                                                                       2.3 x   15.5  x
-----------------------------------------------------------------------------------------------------------------------------



                                                                                          Firm Value as a Multiple of:   Minority
                                                                                         -----------------------------
   Date        Date                                                                                                      Interest

Announced    Effective  Target Name                      Acquiror Name                     Sales      EBIT     EBITDA    Acquired
-----------  ---------  -------------------------------  ------------------------------  --------  ---------  --------   --------
  9/9/96     9/23/96    Crocker Realty Trust             Highwoods Properties Inc.         4.8 x     12.3 x     8.2 x      23.0%

                        Synopsis: Highwoods Properties acquired the remaining 23% stake which it did not already own in Crocker for approximately $76.1 mil.

 9/26/96     1/24/97    General Physics Corp.            National Patent Development       0.5 x     10.9 x     8.0 x      48.0%

                        Synopsis: national acquired the remaining 48% stake it did not already own in General in a stock swap value at $26.1 million.
                        GP shareholders received .6 NPD shares for each GP share held, subject to a collar agreement.

 10/10/96    11/27/96   WCI Steel Inc. (Renco Group      Renco Group Inc.                  0.6 x     15.4 x     7.5 x      15.5%
                        Inc.)

                        Synopsis: Renco acquired the remaining 15.53% stake in WCI.
                        Earlier RC completed its tender offer to acquire 5.7 mil
                        common shares for $10.00 in cash per share.

 11/12/96    6/12/97    Leslie's Poolmart                Investor Group                    0.6 x     10.4 x     7.4 x        N/A

                        Synopsis: A management led investor group acquired all the outstanding common stock of Leslie's for $14.50 in cash per share, in a leveraged buyout transaction.

 11/27/96    3/27/97    Central Tractor Farm & Country   JW Childs Equity Partners LP      0.5 x      8.8 x     7.1 x      34.6%

                        Synopsis: JWC acquired the remaining 34.6% which it did not already own, in Central Tractor for $14.25 in cash per share.
                        Earlier, JWC raised its stake to 65.4% from 9.9% in CTF by acquiring 5.8 mil common shares from Butler Capital and its affiliates.

 1/21/97      7/9/97    Mafco Consolidated Group (Mafco) Mafco Holdings Inc.               2.6 x     11.1 x     9.7 x      15.0%

                        Synopsis: Mafco acquired the remaining 15% interest which it did not already own in Mafco Consolidated for $33.50 in cash per share for a total of $116.8 mil.

  6/2/97     7/15/97    Acordia Inc. (Anthem Inc.)       Anthem Inc.                       0.8 x      5.9 x     4.0 x      33.2%

                        Synopsis: Anthem acquired the remaining 33.2%, or 4.32 mil common shares that it did not already own in Acordia, for
                        $40.00 in cash per share, or a total value of $172.7 million

  9/5/97                DavCo Restaurants                Management led Investor Group     0.9 x     11.2 x     7.4 x      44.7%

                        Synopsis: A management led investor group plans to acquire all the remaining shares that it does not already own for $20.00 in a leveraged buyout transaction.

---------------------------------------------------------------------------------------------------------------------------------
Average Multiple                                                                           1.3 x      9.5 x     6.4 x      23.9%
Average Multiple Excluding High & Low                                                      1.2 x      9.5 x     6.4 x      23.6%
---------------------------------------------------------------------------------------------------------------------------------

----------
Source: Securities Data Corp.

================================================================================

                                    Page 47     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

     PRECEDENT TRANSACTIONS FOR ACQUISITIONS OF REMAINING MINORITY INTEREST

================================================================================

--------------------------------------------------------------------------------
            Net Revenues                                      Values
            ------------                                      ------
Industry Multiples            1.2 x
--------------------------------------------------------------------------------
DavCo Financial Results(1)     Implied Equity Value(2)
                                                              ------------------

         TR 12       $221,387       $205,377                         $27.18

          1997        253,535        242,598                          32.10

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             Net Income                                       Values
             ----------                                       ------
Industry Multiples           15.5 x
--------------------------------------------------------------------------------
DavCo Financial Results(1)       Implied Equity Value
                                                              ------------------
         TR 12       $7,278         $112,613                         $14.90

          1997        7,565          117,057                          15.49

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                EBIT                                          Values
                ----                                          ------
Industry Multiples            9.5 x
--------------------------------------------------------------------------------
DavCo Financial Results(1)     Implied Equity Value(2)
                                                              ------------------
         TR 12      $17,458         $114,819                         $15.19

          1997       18,657          126,203                          16.70

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             Book Value                                       Values
             ----------                                       ------
Industry Multiples            2.3 x
--------------------------------------------------------------------------------
DavCo Financial Results(1)       Implied Equity Value
                                                              ------------------
         TR 12      $50,025         $115,344                         $15.26

          1997       54,552          125,782                          16.64

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
               EBITDA                                         Values
               ------                                         ------
Industry Multiples            6.4 x
--------------------------------------------------------------------------------
DavCo Financial Results(1)     Implied Equity Value(2)
                                                              ------------------
         TR 12      $26,338         $117,992                         $15.61

          1997       27,921          128,146                          16.96

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Average Implied Value                                                $18.60
--------------------------------------------------------------------------------

----------
(1) Projected financials derived from Company projections to include pro forma FriendCo in 1997.

(2)   Assumes that there is $50,945 in outstanding debt.

--------------------------------------------------------------------------------
General Comments
--------------------------------------------------------------------------------
Multiples in this sampling imply an average cash flow multiple of 6.4x and an EBIT multiple of 9.5x. The multiples implied under the terms of the Proposed Transaction exceed these levels at 7.4x and 11.2x, respectively. Furthermore, the data also indicates that the Proposed Transaction involves a premium to the sample multiple of earnings.

By necessity, this information covers a variety of companies and industries. DavCo's industry is both more mature and the segment is more heavily saturated with strong industry participants than many of the industries included. For this reason, a discount to these observed multiples would normally be warranted.
--------------------------------------------------------------------------------

-----------------------------------
     Implied Valuation Range
-----------------------------------

         $16.00 - $18.75
            per share

-----------------------------------

================================================================================

                                    Page 48     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

        PREMIUM ANALYSIS FOR ACQUISITIONS OF REMAINING MINORITY INTEREST

================================================================================

                                                                                                  Value of

  Date         Date                                                                              Transaction

Announced   Effective    Target Name                         Acquiror Name                     ($ in millions)
----------  -----------  ---------------------------------   ---------------------------------  --------------
 2/17/94     9/15/94     Scripps Howard Broadcasting         EW Scripps                                $115.9
 3/1/94      10/12/94    FoxMeyer Corp.                      National Intergroup Inc.                    79.7
 8/24/94     3/24/95     Castle & Cooke Homes Inc.           Dole Food Company Inc.                      81.5
 11/2/94     9/27/95     Pacific Telecom                     PacifiCorp                                 159.0
12/28/94     4/28/95     Fleet Mortgage Group Inc.           Fleet Financial Group Inc.                 188.1
 2/7/95      7/12/95     Rust International Inc.             WMX Technologies Inc.                       50.5
 4/5/95       8/2/95     Club Med Inc.                       Club Mediterranee SA                       153.4
 5/9/95      3/27/96     Riverwood International Corp.       RIC Holdings Inc.                         2436.2
 5/19/95     12/6/95     Bic Corp. (BIC SA)                  BIC SA                                     212.6
 7/6/95       8/4/95     Arcus Inc. (Armored Transport)      United Acquisition Company                  48.4
 11/6/95                 NPC International Inc.              Investor Group,  CEO Gene Bicknell         166.3
 3/29/96     4/26/96     Great American Mgmt & Invt Inc.     Equity Holdings                             63.3
 7/3/96       9/5/97     Golden Poultry Company Inc.         Gold Kist Inc.                              52.1
 8/26/96     12/31/96    Bankers Life Holding (Conseco)      Conseco Inc.                               120.8
 9/9/96      9/23/96     Crocker Realty Trust                Highwoods Properties Inc.                   76.1
 9/26/96     1/24/97     General Physics Corp.               National Patent Development                 26.1
10/10/96     11/27/96    WCI Steel Inc. (Renco Group         Renco Group Inc.                            56.5
                         Inc.)
11/12/96     6/12/97     Leslie's Poolmart                   Investor Group                             112.8
11/27/96     3/27/97     Central Tractor Farm & Country      JW Childs Equity Partners LP                56.7
 1/21/97      7/9/97     Mafco Consolidated Group (Mafco)    Mafco Holdings Inc.                        116.8
 6/2/97      7/15/97     Acordia Inc. (Anthem Inc.)          Anthem Inc.                                172.7
 9/5/97                  DavCo Restaurants                   Management led Investor Group              195.9
----------------------------------------------------------------------------------------------------------------
Average Premium
Average Premium Excluding High & Low
----------------------------------------------------------------------------------------------------------------


  Date         Date                                            Premium Prior to Announcement Date
                                                             ------------------------------------------
Announced   Effective    Target Name                          1 Day          1 Week          4 Weeks
----------  -----------  ---------------------------------   -----------  -------------   -------------
 2/17/94     9/15/94     Scripps Howard Broadcasting                N/A            N/A             N/A
 3/1/94      10/12/94    FoxMeyer Corp.                            7.1%           9.1%           11.2%
 8/24/94     3/24/95     Castle & Cooke Homes Inc.                35.5%          41.6%           55.6%
 11/2/94     9/27/95     Pacific Telecom                          23.7%          23.7%           23.7%
12/28/94     4/28/95     Fleet Mortgage Group Inc.                19.4%          18.5%           18.5%
 2/7/95      7/12/95     Rust International Inc.                  27.0%          39.1%           39.1%
 4/5/95       8/2/95     Club Med Inc.                            41.4%          39.9%           44.6%
 5/9/95      3/27/96     Riverwood International Corp.           (1.8%)           0.6%           17.4%
 5/19/95     12/6/95     Bic Corp. (BIC SA)                       13.3%          12.5%           28.6%
 7/6/95       8/4/95     Arcus Inc. (Armored Transport)            1.3%           1.3%            1.3%
 11/6/95                 NPC International Inc.                   44.0%          44.0%           33.3%
 3/29/96     4/26/96     Great American Mgmt & Invt Inc.           2.6%           4.2%            3.6%
 7/3/96       9/5/97     Golden Poultry Company Inc.              52.0%          50.0%           39.2%
 8/26/96     12/31/96    Bankers Life Holding (Conseco)           14.9%          10.5%           11.7%
 9/9/96      9/23/96     Crocker Realty Trust                     18.8%          20.3%           21.8%
 9/26/96     1/24/97     General Physics Corp.                    16.6%          31.6%           36.0%
10/10/96     11/27/96    WCI Steel Inc. (Renco Group              17.6%          29.0%           77.8%
                         Inc.)
11/12/96     6/12/97     Leslie's Poolmart                        26.1%          31.8%           31.8%
11/27/96     3/27/97     Central Tractor Farm & Country           17.5%          17.5%           18.8%
 1/21/97      7/9/97     Mafco Consolidated Group (Mafco)         23.5%          23.5%           27.6%
 6/2/97      7/15/97     Acordia Inc. (Anthem Inc.)               12.7%          11.5%           26.0%
 9/5/97                  DavCo Restaurants                        49.5%          49.5%           53.8%
-------------------------------------------------------------------------------------------------------
Average Premium                                                   22.0%          24.3%           29.6%
Average Premium Excluding High & Low                              21.7%          24.2%           28.6%
-------------------------------------------------------------------------------------------------------

----------
Source: Securities Data Corp.

================================================================================

                                    Page 49     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

             PREMIUM FOR ACQUISITION OF REMAINING MINORITY INTEREST

================================================================================


                                        Premium         Premium          Premium
                                         1 Day          1 Week           4 Week
                                        -------         -------          -------
Average Industry Premiums Paid           21.7%           24.2%            28.6%

DavCo
Closing price prior to
 announcement date                      $13.38          $13.38           $13.00
                                        ------          ------           ------
--------------------------------------------------------------------------------
Implied Value Per Share                 $16.28          $16.61           $16.71
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
General Comments
--------------------------------------------------------------------------------

The range of premia indicated for the purchase of the "remaining" minority interest is 21.7% to 28.6%.

DavCo's premium of 49.5% to 53.8% far exceeds the group average for the transactions identified.
--------------------------------------------------------------------------------

-----------------------------------
     Implied Valuation Range
-----------------------------------

         $16.00 - $17.00
            per share

-----------------------------------

================================================================================

                                    Page 50     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                         DISCOUNTED CASH FLOW ANALYSIS

================================================================================
11/10/97 20:42                                     (Dollar amounts in thousands)

                                       1998        1999        2000        2001        2002
                                     --------    --------    --------    --------    --------
Earnings Before Interest & Taxes(1)  $ 21,705    $ 25,296    $ 30,898    $ 36,961    $ 42,897

Income Tax Effect                        40.0%       40.0%       40.0%       40.0%       40.0%
                                     --------    --------    --------    --------    --------

Net Operating Earnings Less Taxes      13,023      15,178      18,539      22,177      25,738

Plus Depreciation/Amortization          8,419       8,170       9,037      10,092      11,347
                                     --------    --------    --------    --------    --------
Cash Flow From Operations              21,442      23,348      27,576      32,269      37,085

Change in Net Working Capital             308         742       1,521       1,497       1,558

Capital Expenditures                  (13,260)    (18,025)    (39,296)    (38,072)    (38,353)
                                     --------    --------    --------    --------    --------

Free Cash Flow                       $  8,490    $  6,065    $(10,199)   $ (4,306)   $    290
                                     ========================================================

--------------------------------------------------------------------------------

                                   Present Value of Equity(4)

Discount                            Terminal Value Multiple
           ---------------------------------------------------------------------
  Rate        4.0 x         5.0 x         6.0 x         7.0 x         8.0 x
---------  ---------------------------------------------------------------------
  10.7%      $11.20        $15.04        $18.88        $22.72        $26.56
  11.7%       10.70         14.35         18.01         21.66         25.32
  12.7%       10.22         13.70         17.18         20.66         24.14

--------------------------------------------------------------------------------


                    Terminal Value as a Multiple of EBITDA(2)

    4.0 x           5.0 x           6.0 x           7.0 x           8.0 x
-------------  --------------  --------------  --------------  --------------
 $ 203,217       $ 254,021       $ 304,825       $ 355,629       $ 406,433


            Outstanding Obligations(3)                           $  59,213


--------------------------------------------------------------------------------
                           Example of DCF Calculation
--------------------------------------------------------------------------------
                                                Free Cash Flow
                                                --------------
            1998                                   $    8,490
            1999                                        6,065
            2000                                      (10,199)
            2001                                       (4,306)
            2002                                          290
  Terminal Value             (6.0 x)                  245,612

Discount Rate(4)                                         11.7%

Discounted Value                                   $  136,072

Net Value                                          $  136,072
                                                   ==========

Fully-diluted Shares O/S                                7,557

Net Value Per Share                                $    18.01

--------------------------------------------------------------------------------

----------

(1)   Numbers adjusted to include the effects of DavCo Oil EBITDA.

(2) Based on multiples of EBITDA observed in restaurant transactions with financial buyers. Range of multiples was 3.1 x to 7.8 x, with an average of 5.3 x.

      All EBITDA terminal values are net of maintenance capital expenditures in the terminal year (2002) of $2,403 and estimated transaction costs of 2%.

(3) Includes estimated long-term debt and capitalized leases from year 2002 net of excess cash.

(4)   See detailed Weighted Average Cost of Capital Analysis.

================================================================================

                                    Page 51     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                         DISCOUNTED CASH FLOW ANALYSIS
                                  Sale of MDF

================================================================================
11/10/97 20:40                                     (Dollar amounts in thousands)

                                       1998        1999        2000        2001        2002
                                     --------    --------    --------    --------    --------
Earnings Before Interest & Taxes(1)  $ 21,229    $ 24,676    $ 30,175    $ 36,172    $ 42,067

Income Tax Effect                        40.0%       40.0%       40.0%       40.0%       40.0%
                                     --------    --------    --------    --------    --------

Net Operating Earnings Less Taxes      12,737      14,806      18,105      21,703      25,240

Plus Depreciation/Amortization          7,296       7,159       8,096       9,184      10,446
                                     --------    --------    --------    --------    --------
Cash Flow From Operations              20,033      21,965      26,201      30,887      35,686

Change in Net Working Capital             863       1,220       1,931       1,849       1,858

Capital Expenditures                  (12,800)    (17,556)    (38,817)    (37,583)    (37,855)
                                     --------    --------    --------    --------    --------

Free Cash Flow                       $  8,096    $  5,629    $(10,685)   $ (4,847)   $   (311)
                                     ========================================================

--------------------------------------------------------------------------------

                                   Present Value of Equity(4)

Discount                            Terminal Value Multiple
           ---------------------------------------------------------------------
  Rate        4.0 x         5.0 x         6.0 x         7.0 x         8.0 x
---------  ---------------------------------------------------------------------
  10.7%      $10.43        $14.18        $17.92        $21.67        $25.42
  11.7%        9.95         13.52         17.09         20.66         24.22
  12.7%        9.50         12.90         16.30         19.70         23.09

--------------------------------------------------------------------------------


                    Terminal Value as a Multiple of EBITDA(2)

    4.0 x           5.0 x           6.0 x           7.0 x           8.0 x
-------------  --------------  --------------  --------------  --------------
 $ 198,383       $ 247,979       $ 297,575       $ 347,171       $ 396,767


            Outstanding Obligations(3)                           $  61,520


--------------------------------------------------------------------------------
                           Example of DCF Calculation
--------------------------------------------------------------------------------
                                                Free Cash Flow
                                                --------------
            1998                                   $    8,096
            1999                                        5,629
            2000                                      (10,685)
            2001                                       (4,847)
            2002                                         (311)
  Terminal Value             (6.0 x)                  236,055

Discount Rate(4)                                         11.7%

Discounted Value                                   $  129,134

Net Value                                          $  129,134
                                                   ==========

Fully-diluted Shares O/S                                7,557

Net Value Per Share                                $    17.09

--------------------------------------------------------------------------------

----------

(1)   Numbers adjusted to include the effects of DavCo Oil EBITDA.

(2) Based on multiples of EBITDA observed in restaurant transactions with financial buyers. Range of multiples was 3.1 x to 7.8 x, with an average of 5.3 x.

      All EBITDA terminal values are net of maintenance capital expenditures in the terminal year (2002) of $1,905 and estimated transaction costs of 2%.

(3) Includes estimated long-term debt and capitalized leases from year 2002 net of excess cash.

(4)   See detailed Weighted Average Cost of Capital Analysis.

================================================================================

                                    Page 52     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                            LEVERAGED BUYOUT ANALYSIS

================================================================================

LBO MODEL ASSUMPTIONS AND OUTCOMES - (ASSUMING FRIENDCO DEVELOPMENT)

o The Leveraged Buyout Model is based on DavCo Management projections combined with the capital assumptions of the Company's lenders.

o Equity returns are consistent with what a financial buyer would pay in a competitive environment. The projections contemplate an exit in years three through six with equity returns in the following ranges

   Sponsor  Equity -    Pre-tax IRR 9% to 48%, with an expected return of 20-39%
   Management Equity -  Pre-tax IRR 7% to 60%, with an expected return of 23-47%

o     The anticipated exit in year five meets the following conditions:

                                                   MDF Sale      No MDF Sale
                                                   --------      -----------
              Exit Year:                             2002           2002
              Exit EBITDA Multiple:                  6.0x           6.0x
              Exit P/E (adj. for cash)              11.0x          12.0x
              Exit Book Multiple                     0.7x           0.9x

o It is our conclusion that the pricing of the transaction and financing structure appear reasonable as they result in adequate coverage ratios and sufficient cash generation for anticipated capital expenditures and debt amortization.

================================================================================

                                    Page 53     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                            LEVERAGED BUYOUT ANALYSIS

================================================================================

ESTIMATED INTERNAL RATES OF RETURN

                         With FriendCo Expansion Program

                                 No Sale of MDF
--------------------------------------------------------------------------------
Sponsor         EBITDA Multiple       2000        2001         2002        2003
================================================================================
                     6.0 x            16.9%       24.5%       27.2%        27.9%
                     6.5 x            29.2%       32.3%       32.5%        31.7%
                     7.0 x            39.5%       38.9%       37.1%        35.0%
                     7.5 x            48.5%       44.6%       41.1%        38.0%
--------------------------------------------------------------------------------
Management      EBITDA Multiple       2000        2001         2002        2003
================================================================================
                     6.0 x            19.1%       29.2%       32.2%        32.7%
                     6.5 x            35.7%       39.1%       38.7%        37.3%
                     7.0 x            49.0%       47.2%       44.2%        41.2%
                     7.5 x            60.3%       54.2%       49.0%        44.6%
--------------------------------------------------------------------------------


                                   MDF Sale
--------------------------------------------------------------------------------
Sponsor         EBITDA Multiple       2000        2001         2002        2003
================================================================================
                     6.0 x            8.9%        20.0%       24.4%       26.0%
                     6.5 x           22.2%        28.3%       30.0%       29.9%
                     7.0 x           33.1%        35.2%       34.7%       33.4%
                     7.5 x           42.5%        41.2%       38.9%       36.5%
--------------------------------------------------------------------------------
Management      EBITDA Multiple       2000        2001         2002        2003
================================================================================
                     6.0 x            7.4%        23.2%       28.7%       30.4%
                     6.5 x           26.4%        34.0%       35.7%       35.2%
                     7.0 x           40.9%        42.7%       41.5%       39.3%
                     7.5 x           52.9%        50.1%       46.4%       42.8%
--------------------------------------------------------------------------------

================================================================================

                                    Page 54     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                            LEVERAGED BUYOUT ANALYSIS

================================================================================

ESTIMATED INTERNAL RATES OF RETURN

                       Without FriendCo Expansion Program

                                 No Sale of MDF
--------------------------------------------------------------------------------
Sponsor       EBITDA Multiple      2000        2001        2002        2003
================================================================================
                   6.0 x           15.9%       21.1%       22.9%       23.4%
                   6.5 x           27.0%       28.0%       27.6%       26.8%
                   7.0 x           36.5%       33.9%       31.7%       29.7%
                   7.5 x           44.8%       39.2%       35.3%       32.4%
--------------------------------------------------------------------------------
Management    EBITDA Multiple      2000        2001        2002        2003
================================================================================
                   6.0 x           17.5%       24.6%       26.9%       27.2%
                   6.5 x           32.8%       33.6%       32.7%       31.4%
                   7.0 x           45.2%       41.1%       37.7%       34.9%
                   7.5 x           55.8%       47.6%       42.1%       38.1%
--------------------------------------------------------------------------------


                                    MDF Sale
--------------------------------------------------------------------------------
Sponsor       EBITDA Multiple      2000        2001        2002         2003
================================================================================
                   6.0 x            7.6%       16.2%       19.7%       21.2%
                   6.5 x           19.8%       23.6%       24.7%       24.7%
                   7.0 x           29.9%       29.8%       28.9%       27.7%
                   7.5 x           38.6%       35.3%       32.7%       30.5%
--------------------------------------------------------------------------------
Management    EBITDA Multiple      2000        2001        2002         2003
================================================================================
                   6.0 x            5.5%       17.9%       22.7%       24.4%
                   6.5 x           23.0%       27.9%       29.0%       28.8%
                   7.0 x           36.6%       36.0%       34.4%       32.6%
                   7.5 x           47.9%       42.8%       38.9%       35.9%
--------------------------------------------------------------------------------

================================================================================

                                    Page 55     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                       LEVERAGED RECAPITALIZATION ANALYSIS

================================================================================

o ESC has modeled a variety of potential leveraged recapitalization analyses using a variety of assumptions.

o In general, these analyses show that DavCo is capable of sustaining leverage sufficient to pay out a dividend to all shareholders of up to $15.00 to $16.00 per share.

o However, a portion of this payment would likely be taxed at marginal, ordinary income rates of approximately 40%.

o In addition, the stub equity shares would be expected to trade in the $5 per share range or lower, reflecting the Company's heavy debt burden and limited earnings capability.

o Given the negative tax implications of the leveraged recapitalization, ESC does not believe that this alternative transaction delivers superior value for shareholders relative to the Proposed Transaction.

o Additionally, the estimated trading range of the shares would likely further reduce the stock's liquidity and visibility.

o For these reasons, ESC has chosen not to focus on a leveraged recapitalization as a viable means for delivering value to shareholders.

================================================================================

                                    Page 56     EQUITABLE SECURITIES CORPORATION

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                        VALUATION SUMMARY AND CONCLUSION

================================================================================

DAVCO RESTAURANTS, INC.

The following valuation ranges were derived from the data that was studied in connection with the Proposed Transaction.

------------------------------------------------------------------------------------------------
Methodology Employed                                                           Valuation Ranges
------------------------------------------------------------------------------------------------
Analysis of Comparable Publicly-Traded Companies
         QSR Operators                                                         $13.75 to $18.00
         High Growth Consolidators/ Franchisees                                $14.50 to $19.00
         Restricted Operators/Franchisees                                      $14.00 to $17.25

Precedent Transactions for Control Acquisitions in the Restaurant Industry     $14.00 to $16.50
Precedent Transactions for Acquisitions of Remaining Minority Interest         $16.00 to $18.75

Premium Analysis for Control Acquisitions in the Restaurant Industry           $18.00 to $19.00
Premium Analysis for Acquisitions of Remaining Minority Interest               $16.00 to $17.00

Discounted Cash Flow Analysis                                                  $16.00 to $23.00

Leveraged Buyout Analysis                                                      $18.00 to $22.50

Leveraged Recapitalization Analysis                                             Not Applicable

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Reference Value Range                                                          $16.00 - $20.00
------------------------------------------------------------------------------------------------

================================================================================

                                    Page 57     EQUITABLE SECURITIES CORPORATION

================================================================================


                   -----------------------------------------

                                    EXHIBITS

                   -----------------------------------------

================================================================================

================================================================================


                   -----------------------------------------

                                   EXHIBIT A:
                        COMPANY STOCK PERFORMANCE CHARTS

                   -----------------------------------------


================================================================================

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                        COMPANY STOCK PERFORMANCE CHARTS

================================================================================

DAVCO RESTAURANTS, INC. -- PRICE/VOLUME GRAPH
WEEKLY SINCE AUGUST 13, 1993


                                [GRAPHIC OMITTED]

================================================================================

                                                EQUITABLE SECURITIES CORPORATION

                              Exhibit A -- Page 1

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                        COMPANY STOCK PERFORMANCE CHARTS

================================================================================

DAVCO RESTAURANTS, INC. -- PRICE/VOLUME GRAPH
DAILY SINCE MARCH 3, 1997


                                [GRAPHIC OMITTED]

================================================================================

                                                EQUITABLE SECURITIES CORPORATION

                              Exhibit A -- Page 2

================================================================================

                   ------------------------------------------

                                   EXHIBIT B
                   COMPANY'S RELATIVE STOCK PRICE PERFORMANCE

                   ------------------------------------------

================================================================================

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                   COMPANY'S RELATIVE STOCK PRICE PERFORMANCE

================================================================================

DAVCO RESTAURANTS, INC. -- INDEX GRAPH
WEEKLY SINCE AUGUST 13, 1993


                                [GRAPHIC OMITTED]

================================================================================

                                                EQUITABLE SECURITIES CORPORATION

                              Exhibit B -- Page 1

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                   COMPANY'S RELATIVE STOCK PRICE PERFORMANCE

================================================================================

DAVCO RESTAURANTS, INC. -- INDEX GRAPH
WEEKLY SINCE AUGUST 13, 1993


                                [GRAPHIC OMITTED]

================================================================================

                                                EQUITABLE SECURITIES CORPORATION

                              Exhibit B -- Page 2

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                   COMPANY'S RELATIVE STOCK PRICE PERFORMANCE

================================================================================

DAVCO RESTAURANTS, INC. -- INDEX GRAPH
WEEKLY SINCE SEPTEMBER 27, 1996


                                [GRAPHIC OMITTED]

================================================================================

                                                EQUITABLE SECURITIES CORPORATION

                              Exhibit B -- Page 3

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                   COMPANY'S RELATIVE STOCK PRICE PERFORMANCE

================================================================================

DAVCO RESTAURANTS, INC. -- INDEX GRAPH
WEEKLY SINCE SEPTEMBER 27, 1996


                                [GRAPHIC OMITTED]

================================================================================

                                                EQUITABLE SECURITIES CORPORATION

                              Exhibit B -- Page 4

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                   COMPANY'S RELATIVE STOCK PRICE PERFORMANCE

================================================================================

DAVCO RESTAURANTS, INC. -- INDEX GRAPH
WEEKLY SINCE SEPTEMBER 27, 1996


                                [GRAPHIC OMITTED]

================================================================================

                                                EQUITABLE SECURITIES CORPORATION

                              Exhibit B -- Page 5

================================================================================


                   -----------------------------------------

                                   EXHIBIT C:
                   WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS

                   -----------------------------------------


================================================================================

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

                          DISCOUNTED CASH FLOW ANALYSIS

================================================================================
WEIGHTED AVERAGE COST OF CAPITAL                   (Dollar amounts in thousands)

                                         Levered         Debt-to-     Unlevered
Betas for Comparable Companies           Beta(BI)    Market Equity   Beta(Bu)(1)
------------------------------           --------    -------------   -----------
Apple South Inc.                           0.22          39.8%           0.18
Au Bon Pain Co.                            0.72          80.0%           0.49
Consolidated Products Inc.                 0.40          17.8%           0.36
Krystal Company                            1.10          37.5%           0.90
Main Street & Main Inc.                    0.59          78.7%           0.40
McDonald's Corp                            0.72          17.7%           0.65
Morgan's                                   0.15           N/M             N/M
NPC International                          0.24          69.7%           0.17
PJ America                                 0.50           0.0%           0.50
Ryan's Family Steakhouse                   0.89           N/M             N/M
Wendy's International                      0.81           8.6%           0.77
                                         --------    -------------   -----------
         Average                           0.58           0.39           0.49


Market Assumptions

Implied Risk-Free Rate (5-Year Treasury)                                6.08%

Risk Premium for Common Stocks(2)                                        8.4%

Illiquidity Risk Premium(3)                                              2.0%

Levered Cost of Equity for Comparables(4)                               10.9%

Unlevered Cost of Equity for Comparables                                10.2%

Marginal Tax Rate                                                       40.0%

Debt-to-Equity Ratio                                                    97.1%


                                                Preferred           Common
Assumptions for               Debt              Equity(PE)        Equity(CE)
------------------------   ---------          -------------      ------------
Cost                           8.75%                0.0%                14.6%

Value(5)                     50,945           $     --           $    52,476
                           ---------
Total Value of Company     $103,421           Total Value = Debt + Preferred Equity + Common Equity

Relevered Beta(6)              0.78           Based on the Unlevered Beta from the Comparables
                                                and the Company's Debt-to-Equity Ratio

  Cost of Common Equity        14.6%          Cost of Equity for the Company = Risk-Free Rate +
                                                (Relevered Beta x Risk Premium) + Private Company Risk Premium

------------------------------------
Weighted Average Cost                         WACC = [(cost D) x (value D/V)] + [(cost PE) x (value PE/V)]
  of Capital                   11.7%            + [(cost CE) x (value CE/V)]
------------------------------------

----------
(1) Bu = BI/[1 + (1 - tax rate) x (debt/equity ratio)]. Assumes an average tax rate of 40%.

(2) Represents the difference between the 68 year mean return for common stocks and the implied risk-free rate.

(3)   ESC estimate.

(4)   Cost of equity = risk free rate + (BI x risk premium for common stocks).

(5) Based on the Company's projected Fiscal Year End 1997 Debt and Equity (net of $1.134 in capital leases)

(6)   Relevered Beta = average Bu x [1 + (1 - tax rate) x (debt/equity ratio)].

================================================================================

                                                EQUITABLE SECURITIES CORPORATION

                              Exhibit C -- Page 1

================================================================================


                       ----------------------------------

                                   EXHIBIT D:
                       DETAILED LEVERAGED BUYOUT ANALYSIS

                       ----------------------------------


================================================================================

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - No Sale of MDF - With FriendCo Expansion

1:43 PM

11/10/91

--------------------------------------------------------------------------------

      USES OF FUNDS
--------- ---------- --------
Net Purchase Price
 Outstanding Stock   $96,576
Equity Roll-over      32,119
Options                4,517
Warrants               8,816
Bonus Pymts.           1,905
                    --------
 Net Purchase Price $143,934
Debt Retired          23,673
Debt Assumed               0
Cash Infusion              0
Transaction Costs      4,213
TOTAL USES          $171,820
                    ========

              SOURCES OF FUNDS                      %     IRR
-------- -------- -------- -------- --------   -----     ----
WC Revolver                               $0     0.0%
Debt Assumed                               0     0.0%
New Debt 1                            25,000    14.6%     9.9%
New Debt 2                           100,551    58.5%     9.9%
New Debt 3                 Current    11,771     6.9%     9.6%
New Debt 4                             2,379     1.4%    10.1%
Preferred Stock            PIK        31,000    18.0%    12.0% dividend
Common Equity:
 Sponsors                                750     0.4%    27.2%
 Management                              369     0.2%    32.2%
Excess Cash on Balance Sheet               0     0.0%
                                    --------   -----
 TOTAL SOURCES                      $171,820   100.0%

EXIT YEAR              2002

EXIT EBITDA MULTIP      6.0 x
EXIT P/E*              12.0 x
EXIT BOOK MULTIPLE      0.9 x

* Adjusted For Cash Reduction

                                Un-  Fully-
EQUITY ALLOCATION           Diluted  Diluted     GOODWILL CALCULATION
-------- -------- -------- -------- --------   -------- -------- --------
New Debt 2                     *        0.0%   Purchase Price    $143,934
New Debt 3                     *        0.0%   Less:
New Debt 4                     *        0.0%    Net Worth          52,476
Preferred Stock                *        0.0%    Asset Write-Ups         0
Sponsors                      67.0%    67.0%    Deferred Taxes      3,241
Management                    33.0%    33.0%                     --------
                             -----    -----      GOODWILL        $ 88,217
                                                                 ========
  TOTAL ALLOCATION           100.0%   100.0%
                             =====    =====

Use WC Receiver        YES = 1, NO = 0   0    Years of PIK
Retire Existing Debt   YES = 1, NO = 0   1    ------------
Junior Sub PIK         YES = 1, NO = 0   0               0
Preferred Stock PlK    YES = 1, NO = 0   1              10

--------------------------------------------------------------------------------


Equitable Securities Corporation                                          Page 1

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - No Sale of MDF - With FriendCo Expansion

(Historical FYE September 30)

Thousands of Dollars

                              ---- -------- ------ ------ ------- ------- ------- ------- ------- ------- ------- -------
                                            HISTORICAL                                   PROJECTED
                              ---- -------- ------ ------ ------- ------- ------- ------- ------- ------- ------- -------
INCOME STATEMENT ASSUMPTIONS  1992     1993   1994   1995    1996    1997    1998    1999    2000    2001    2002    2003
----------------------------  ----     ----   ----   ----    ----    ----    ----    ----    ----    ----    ----    ----
Sales Growth                    --       --     --     --    -0.8%   10.7%   13.2%    7.4%   13.5%   11.9%   11.1%    8.6%
 Cost of Goods Sold             --       --     --   79.7%   82.0%   81.1%   80.9%   80.5%   80.0%   79.4%   79.0%   78.7%
                              ----     ----   ----    ---     ---     ---     ---     ---     ---    ----    ----    ----
 GROSS MARGIN                   --       --     --   20.3%   19.0%   18.9%   19.1%   19.5%   20.0%   20.6%   21.0%   21.3%

Operating Expenses/Sales:
 Franchise Royalties            --       --     --    4.0%    4.0%    4.0%    4.0%    4.0%    4.0%    4.0%    4.0%    4.0%
 Other Income                   --       --     --   -0.6%   -0.6%   -0.4%   -0.2%   -0.2%   -0.2%   -0.2%   -0.2%   -0.2%
 General & Administrative       --       --     --    3.6%    2.9%    3.9%    3.9%    3.9%    3.8%    3.7%    3.6%    3.5%
 Depreciation                   --       --     --    4.4%    4.5%    3.9%    3.2%    2.9%    2.9%    2.9%    2.9%    2.8%
                              ----     ----   ----    ---     ---     ---     ---     ---     ---    ----    ----    ----
 OPERATING MARGIN               --       --     --    8.9%    7.1%    7.6%    8.1%    8.8%    9.5%   10.2%   10.7%   11.2%

Interest (Coupon) Rates:
 Existing Debt ...........................................................   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
 Overflow Debt ...........................................................   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
 New Debt 1 ..............................................................   9.85%   9.85%   9.85%   9.85%   9.85%   9.85%
 New Debt 2 ..............................................................   9.90%   9.90%   9.90%   9.90%   9.90%   9.90%
 New Debt 3 ..............................................................   9.19%   9.19%   9.90%   9.90%   9.90%   9.90%
 New Debt 4 ..............................................................  10.05%  10.05%  10.05%  10.05%  10.05%  10.05%
 Preferred Stock .........................................................  12.00%  12.00%  12.00%  12.00%  12.00%  12.00%

Miscellaneous Income as a %
 of Sales ........................................................   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%

Taxes Rates:
 Federal Tax Rate ........................................................  35.00%  35.00%  35.00%  35.00%  35.00%  35.00%
 State Tax Rate ..........................................................   6.00%   6.00%   6.00%   6.00%   6.00%   6.00%

 Effective Tax Rate ..............................  52.89%  66.89%  74.02%  23.37%  60.13%  51.16%  48.13%  46.16%  44.84%


Equitable Securities Corporation                                          Page 2

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - No Sale of MDF - With FriendCo Expansion

(Historical FYE September 30)
Thousands of Dollars

                                        ---- ----- ----- ----- ------ ------   ------- --------- --------- --------- ---------
                                                    HISTORICAL                                      PROJECTED
                                        ---- ----- ----- ----- ------ ------   ------- --------- --------- --------- ---------
BALANCE SHEET ASSUMPTIONS               1992  1993  1994  1995   1996   1997      1998      1999      2000      2001      2002
--------------------------------------  ----  ----  ----  ----   ----   ----      ----      ----      ----      ----      ----
Current Assets:
 Accounts Receivable/Sales                --    --    --    --   0.32%  0.25%     0.23%     0.23%     0.23%     0.23%     0.23%
 Inventory/COGS                           --    --    --    --   0.84%  1.01%     0.90%     0.91%     0.95%     0.99%     1.02%
 Prepaid Expenses/RIT/Sales               --    --    --    --   0.51%  0.93%     0.85%     0.85%     0.83%     0.81%     0.00%
 Deferred Tax Asset/Sales                 --    --    --    --   0.38%  2.37%     2.19%     2.19%     2.07%     1.97%     1.89%


Current Liabilities:
 Accounts Payable/COGS                    --    --    --    --   3.31%  3.66%     3.26%     3.26%     3.28%     3.31%     3.32%
 Accrued Advertising & Royalty Fees/CO    --    --    --    --   1.53%  1.31%     1.17%     1.17%     1.13%     1.13%     1.11%
 Accrued Salaries & Wages/COGS            --    --    --    --   1.61%  1.84%     1.65%     1.66%     1.65%     1.65%     1.65%
 Accrued Expenses/COGS                    --    --    --    --   4.63%  4.53%     4.01%     3.97%     3.03%     3.73%     3.64%
 Income Taxes Payable/COGS                --    --    --    --  -0.87%  0.96%     0.89%     0.89%     0.84%     0.80%     0.77%

  Capital Expenditures ......................................................  $13,260   $18,025   $39,296   $38,072   $38,353

  Depreciation - Manual Input = 1,
   Model Calculation = 0                                     1                  $8,419    $8,170    $9,037   $10,092   $11,347

  Deferred Taxes - Manual Input = 1,
   Model Calculation = 0                                     1                      $0        $0        $0        $0        $0

                                      ---------

                                      ---------
BALANCE SHEET ASSUMPTIONS                  2003
--------------------------------------     ----
Current Assets:
 Accounts Receivable/Sales                 0.23%
 Inventory/COGS                            1.03%
 Prepaid Expenses/RIT/Sales                0.79%
 Deferred Tax Asset/Sales                  1.85%


Current Liabilities:
 Accounts Payable/COGS                     3.33%
 Accrued Advertising & Royalty Fees/CO     1.11%
 Accrued Salaries & Wages/COGS             1.65%
 Accrued Expenses/COGS                     3.59%
 Income Taxes Payable/COGS                 0.76%

  Capital Expenditures ...............  $31,140

  Depreciation - Manual Input = 1,
   Model Calculation = 0                $10,828

  Deferred Taxes - Manual Input = 1,
   Model Calculation = 0                     $0

  Working Capital Advance Rates: Receivables   0.0%
                                 Inventory     0.9%
                                 $ Ceiling       $0 (O= No Limit)

Transaction Cost Amort @    20 Years
Goodwill Amortization @     30 Years
Asset Write-Ups       @      5 Years


Equitable Securities Corporation                                          Page 3

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - No Sale of MDF With FriendCo Expansion

(Historical FYE September 30)
Thousands of Dollars

                              -------  -------  -------  ---------   ---------   ---------    ---------    ---------    ---------
                                                   HISTORICAL                                       PROJECTED
                              -------  -------  -------  ---------   ---------   ---------    ---------    ---------    ---------
INCOME STATEMENT                 1992     1993     1994       1995        1996        1997         1998         1999         2000
----------------------------  -------  -------  -------  ---------   ---------   ---------    ---------    ---------    ---------
Net Sales                          --       --       --  $ 208,671   $ 206,902   $ 229,096    $ 259,368    $ 278,530    $ 316,196
Cost of Goods Sold                 --       --       --    166,401     169,698     185,774      209,790      224,242      252,886
                              -------  -------  -------  ---------   ---------   ---------    ---------    ---------    ---------
 GROSS MARGIN                      --       --       --  $  42,270   $  37,204   $  43,322    $  49,578    $  54,288    $  63,310

Operating Expenses (Income):
Franchise Royalties                --       --       --  $   8,346   $   8,275   $   9,179    $  10,375    $  11,141    $  12,648
Other Income                       --       --       --     (1,351)     (1,139)       (940)        (465)        (506)        (541)
General & Administrative           --       --       --      7,551       6,068       8,830       10,222       10,915       12,043
Depreciation                       --       --       --      9,083       9,275       8,870        8,419        8,170        9,037
                              -------  -------  -------  ---------   ---------   ---------    ---------    ---------    ---------
  OPERATING PROFIT                 --       --       --  $  18,641   $  14,725   $  17,383    $  20,028    $  24,568    $  30,123

  EBITDA                           --       --       --  $  27,724   $  24,000   $  26,253    $  29,912    $  33,244    $  39,701
% Margin                           --       --       --       13.3%       11.6%       11.5%        11.5%        11.9%        12.6%

DavCo Oil EBITDA                                                                              $      212  $      223    $     234

Adjusted EBITDA                                                                               $   30,124  $   33,467    $  39,935

Transaction Cost Amort             --       --       --          0           0           0         (211)        (211)        (211)
Goodwill Amortization.             --       --       --          0           0           0            0       (3,657)      (3,657)
                              -------  -------  -------  ---------   ---------   ---------    ---------    ---------    ---------
EBIT                               --       --       --  $  18,641   $  14,725   $  17,383    $  20,817    $  20,700    $  26,255

Interest Expense:
 Existing Debt                     --       --       --  $   5,775   $   5,044   $   4,885    $       0    $       0    $       0
 Overflow Debt                     --       --       --         --          --          --            0            0            0
 New Debt 1                        --       --       --         --          --          --        2,463        2,419        2,371
 New Debt 2                        --       --       --         --          --          --        9,955        9,638        9,291
 New Debt 3                        --       --       --         --          --          --        1,082        1,082        1,165
 New Debt 4                        --       --       --         --          --          --          239          763        1,660
                              -------  -------  -------  ---------   ---------   ---------    ---------    ---------    ---------
TOTAL INTEREST EXPENSE             --       --       --  $   5,775   $   5,044   $   4,885    $  13,738    $  13,902    $  14,487

 E.B.T                             --       --       --  $  12,866   $   9,681   $  12,498    $   7,079    $   6,797    $  11,768

Provision for Income Taxes         --       --       --      4,451       3,880       5,316        1,654        4,087        6,021
                              -------  -------  -------  ---------   ---------   ---------    ---------    ---------    ---------
    NET INCOME                     --       --       --  $   8,415   $   5,801   $   7,182    $   5,425    $   2,710    $   5,747
                              =======  =======  =======  =========   =========   =========    =========    =========    =========
Preferred Dividends                --       --       --          0           0           0        3,720        4,166        4,666
                              -------  -------  -------  ---------   ---------   ---------    ---------    ---------    ---------
NET TO RETAINED EARNINGS           --       --       --  $   8,415   $   5,801   $   7,182    $   1,705    ($  1,456)   $   1,081
                              =======  =======  =======  =========   =========   =========    =========    =========    =========

                               ---------    ---------    ---------

                               ---------    ---------    ---------
INCOME STATEMENT                    2001         2002         2003
-----------------------------  ---------    ---------    ---------
Net Sales                      $ 353,971    $ 393,145    $ 427,001
Cost of Goods Sold               281,183      310,631      336,071
                               ---------    ---------    ---------
 GROSS MARGIN                  $  72,788    $  82,514    $  90,930

Operating Expenses (Income):
Franchise Royalties            $  14,159    $  15,726    $  17,080
Other Income                        (575)       (6l4)         (653)
General & Administrative          12,974       14,031       14,962
Depreciation                      14,092       11,347       11,828
                               ---------    ---------    ---------
  OPERATING PROFIT             $  36,139    $  42,025    $  47,713

  EBITDA                       $  46,806    $  53,986    $  60,194
% Margin                            13.2%        13.7%        14.1%

DavCo Oil EBITDA               $     245    $     258    $     271

Adjusted EBITDA                $  47,051    $  54,244    $  60,465

Transaction Cost Amort.             (211)        (211)        (211)
Goodwill Amortization             (3,657)      (3,657)      (3,637)
                               ---------    ---------    ---------
EBIT                           $  32,270    $  38,137    $  43,845

Interest Expense:
 Existing Debt                 $       0    $       0    $       0
 Overflow Debt                         0            0            0
 New Debt 1                        2,318        2,260        2,196
 New Debt 2                        8,909        8,490        8,028
 New Debt 3                        1,133        1,097        1,058
 New Debt 4                        4,271        6,440        8,277
                               ---------    ---------    ---------
TOTAL INTEREST EXPENSE         $  16,630    $  18,287    $  19,560

 E.B.T                         $  15,640    $  19,870    $  24,285

Provision for Income Taxes         7,527        9,173       10,890
                               ---------    ---------    ---------
    NET INCOME                 $   8,113    $  10,697    $  13,395
                               =========    =========    =========
Preferred Dividends                5,226        5,853        6,556
                               ---------    ---------    ---------
NET TO RETAINED EARNINGS       $   2,887    $   4,844    $   6,839
                               =========    =========    =========


Equitable Securities Corporation                                          Page 4

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - No Sale of MOP - With FriendCo Expansion

(Historical FYE September 30)

Thousands of Dollars

                                      ---- ----- ----- -------- -------- --------  -------- ---------- ---------- ----------
                                                      HISTORICAL                                     PROJECTED
                                      ---- ----- ----- -------- -------- --------  -------- ---------- ---------- ----------
CASH FLOW STATEMENT                   1992  1993  1994     1995     1996     1997      1998       1999       2000       2001
----------------------------------    ----  ----  ----     ----     ----     ----      ----       ----       ----       ----
NET TO RETAINED EARNINGS                --    --    --  $ 8,415  $ 5,801  $ 7,182  $  1,705   $ (1,456)  $  1,091   $  2,887

Non-Cash Adjustments:
Depreciation ....................................................................  $  8,419   $  8,170   $  9,037   $ 10,092
Asset Write-Up Depreciation .....................................................         0          0          0          0
Transaction Cost Amort. .........................................................       211        211        211        211
Goodwill Amortization ...........................................................         0      3,657      3,657      3,657
Deferred Taxes ..................................................................         0          0          0          0
Accrued Jr Sub Debt Interest ....................................................         0          0          0          0
Accrued Preferred Dividends .....................................................     3,720      4,166      4,666      5,226
                                                                                   --------   --------   --------   --------
FUNDS FROM OPERATIONS ...........................................................  $ 14,054   $ 14,748   $ 18,652   $ 22,073

Net Working Capital Requirements:
Accounts Receivable .............................................................  $    (21)  $    (44)  $    (92)  $    (91)
Inventory .......................................................................       (43)      (148)      (376)      (366)
Prepaid Expenses/RIT ............................................................       (86)      (167)      (243)      (248)
Accrued Advertising & Royalty Fees ..............................................        84        174        272        272
Accrued Salaries & Wages ........................................................       107        253        464        460
Accrued Expenses ................................................................       255        506        788        789
Income Taxes Payable ............................................................        81        141        127        133
Other Current Liabilities .......................................................         0          0          0          0
                                                                                   --------   --------   --------   --------
(INCREASE) IN NET WORKING CAPITAL ...............................................  $    305   $    744   $  1,520   $  1,498

   CASH FROM OPERATIONS .........................................................  $ 14,360   $ 15,492   $ 20,173   $ 23,571
Capital Expenditures ............................................................  $(13,260)  $(18,025)  $(39,296)  $(38,072)
Increase/(Decrease) in WC Revolver ..............................................         0          0          0          0
Decrease/(Increase) in Net Leased
 Properties & Franc .............................................................         0          0          0          0
Decrease/(Increase) in Oilier Assets ............................................         0          0          0          0
Book Value of Assets Sold .......................................................         0          0          0          0
                                                                                   --------   --------   --------   --------
   CASH AVAILABLE FOR AMORTIZATION ..............................................  $  1,100   ($ 2,533)  ($19,123)  ($14,501)
                                                                                   ========   ========   ========   ========

                                    ---------- ----------

                                    ---------- ----------
CASH FLOW STATEMENT                       2002       2003
----------------------------------        ----       ----
NET TO RETAINED EARNINGS              $  4,844   $  6,839

Non-Cash Adjustments:
Depreciation .......................  $ 11,347   $ 11,828
Asset Write-Up Depreciation ........         0          0
Transaction Cost Amort. ............       211        211
Goodwill Amortization ..............     3,657      3,657
Deferred Taxes .....................         0          0
Accrued Jr Sub Debt Interest .......         0          0
Accrued Preferred Dividends ........     5,853      6,556
                                      --------   --------
FUNDS FROM OPERATIONS ..............  $ 25,912   $ 29,091

Net Working Capital Requirements:
Accounts Receivable ................  $    (95)  $    (81)
Inventory ..........................      (383)      (314)
Prepaid Expenses/RIT ...............      (256)      (238)
Accrued Advertising & Royalty Fees .       282        255
Accrued Salaries & Wages ...........       478        417
Accrued Expenses ...................       819        749
Income Taxes Payable ...............       137        149
Other Current Liabilities ..........         0          0
                                      --------   --------
(INCREASE) IN NET WORKING CAPITAL ..  $  1,557   $  1,342

   CASH FROM OPERATIONS ............  $ 27,469   $ 30,433
Capital Expenditures ...............  $(38,353)  $(31,140)
Increase/(Decrease) in WC Revolver .         0          0
Decrease/(Increase) in Net Leased
 Properties & Franc ................         0          0
Decrease/(Increase) in Oilier Assets         0          0
Book Value of Assets Sold ..........         0          0
                                      --------   --------
   CASH AVAILABLE FOR AMORTIZATION .  ($10,884)  ($   707)
                                      ========   ========


Equitable Securities Corporation                                          Page 5

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - No Sale of MDF - With FriendCo Expansion

(Historical FYE September 30)

                                                     -------   -------   --------   --------   --------   -------
Thousands of Dollars                                                    PROJECTED
                                                     -------   -------   --------   --------   --------   -------
                                                        1998      1999       2000       2001       2002      2003
DEBT AMORTIZATION SCHEDULE                 Year # .        1         2          3          4          5         6
---------------------------                          -------   -------   --------   --------   --------   -------
CASH AVAILABLE FOR AMORTIZATION ...................   $1,100   ($2,533)  ($19,123)  ($14,501)  ($10,884)    ($707)

Overflow Debt Addition ............................        0         0          0          0          0         0
                                                     -------   -------   --------   --------   --------   -------
Cash For Retirement of Existing Debt                  $1,100   ($2,533)  ($19,123)  ($14,501)  ($10,884)    ($707)
Existing Debt Retired .............................        0         0          0          0          0         0

Cash For Retirement of Capitalized Leases             $1,100   ($2,533)  ($19,123)  ($14,501)  ($10,884)    ($707)
Capitalized Leases Retired ........................   (2,680)   (2,390)    (2,132)    (1,901)    (1,694)   (1,511)
                                                     -------   -------   --------   --------   --------   -------
Cash For Retirement of Overflow Debt                 ($1,580)  ($4,923)  ($21,255)  ($16,402)  ($12,578)  ($2,218)
Overflow Debt Retired .............................        0         0          0          0          0         0
                                                     -------   -------   --------   --------   --------   -------
Cash For Retirement of New Debt 1                    ($1,580)  ($4,923)  ($21,255)  ($16,402)  ($12,578)  ($2,218)
New Debt 1 Retired ................................     (444)     (488)      (536)      (589)      (646)     (710)
                                                     -------   -------   --------   --------   --------   -------
Cash For Retirement of New Debt 2                    ($2,024)  ($5,411)  ($21,791)  ($16,991)  ($13,224)  ($2,928)
New Debt 2 Retired ................................   (3,193)   (3,509)    (3,857)    (4,239)    (4,658)   (5,119)
                                                     -------   -------   --------   --------   --------   -------
Cash For Retirement of New Debt 3                    ($5,217)  ($8,920)  ($25,648)  ($21,230)  ($17,882)  ($8,047)
New Debt 3 Retired ................................        0         0       (329)      (361)      (397)     (436)
                                                     -------   -------   --------   --------   --------   -------
Cash For Retirement of New Debt 4                    ($5,217)  ($8,920)  ($25,977)  ($21,591)  ($18,279)  ($8,483)
New Debt 4 Retired ................................    5,217     8,920     25,977     21,591     18,279     8,483
                                                     -------   -------   --------   --------   --------   -------
Cash For Retirement of Preferred Stock                    $0        $0         $0         $0         $0        $0
Preferred Stock Retired ...........................        0         0          0          0          0         0
                                                     -------   -------   --------   --------   --------   -------
                                                     -------   -------   --------   --------   --------   -------
  CHANGE IN CASH ACCOUNT ..........................       $0        $0         $0         $0         $0        $0
                                                     =======   =======   ========   ========   ========   =======


Equitable Securities Corporation                                          Page 6

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - No Sale of MOP - With FriendCo Expansion

(Historical EYE September 30)

Thousands of Dollars

                         ----  ----  ----  ----  --------  --------                     --------  --------  --------  --------
                                         HISTORICAL                                                       PROJECTED
                         ----  ----  ----  ----  --------  --------   ------  -------   --------  --------  --------  --------
ASSETS                   1992  1993  1994  1995      1996      1997   Adjust  Closing       1998      1999      2000      2001
-----------------------  ----  ----  ----  ----      ----      ----   ------  -------       ----      ----      ----      ----
Current Assets:
Cash & Cash Equivalents    --    --    --    --    $1,947      $930     ($4)      $926      $926      $926      $926      $926
Accounts Receivable        --    --    --    --       652       580      (7)       573       594       637       729       820
Inventory                  --    --    --    --     1,421     1,877     (32)     1,845     1,888     2,036     2,412     2,778
Prepaid Expenses/RIT       --    --    --    --     1,046     2,132      (4)     2,128     2,214     2,381     2,624     2,872
Deferred Tax Asset         --    --    --    --       786     5,422              5,422     5,670     6,107     6,533     6,975
                         ----  ----  ----  ----  --------  --------           --------  --------  --------  --------  --------
 TOTAL CURRENT ASSETS      --    --    --    --    $5,852   $10,941            $10,894   $11,292   $12,087   $13,224   $14,371

Fixed Assets:
Net PPE                    --    --    --    --   $49,520   $58,075   ($133)   $57,942   $62,783   $72,638  $102,897  $130,877
Net Leased Properties
 & Franchise Right         --    --    --    --    41,603    39,862     (16)    39,846    39,846    39,846    39,846    39,846
Other Assets               --    --    --    --       490       253      (1)       252       252       252       252       252
Asset Write-Ups            --    --    --    --         0         0       0          0         0         0         0         0
Transaction Costs          --    --    --    --         0         0   4,213      4,213     4,002     3,792     3,581     3,570
Goodwill                   --    --    --    --    18,730    21,515  88,208    109,723   109,723   106,066   702,408    98,751
                         ----  ----  ----  ----  --------  --------           --------  --------  --------  --------  --------
 TOTAL FIXED ASSETS        --    --    --    --  $110,343  $119,705           $211,976  $216,607  $222,593  $248,984  $273,096

  TOTAL ASSETS             --    --    --    --  $116,195  $130,646           $222,870  $227,898  $234,681  $262,208  $287,467
                         ====  ====  ====  ====  ========  ========           ========  ========  ========  ========  ========

                         --------  --------

                         --------  --------
ASSETS                       2002      2003
-----------------------      ----      ----

Current Assets:
Cash & Cash Equivalents      $926      $926
Accounts Receivable           915       996
Inventory                   3,161     3,475
Prepaid Expenses/RIT        3,128     3,366
Deferred Tax Asset          7,431     7,903
                         --------  --------
 TOTAL CURRENT ASSETS     $15,361   $16,666

Fixed Assets:
Net PPE                  $157,883  $177,195
Net Leased Properties
 & Franchise Right         39,846    39,846
Other Assets                  252       252
Asset Write-Ups                 0         0
Transaction Costs           3,160     2,949
Goodwill                   95,093    91,436
                         --------  --------
 TOTAL FIXED ASSETS      $296,234  $311,678

  TOTAL ASSETS           $311,795  $328,344
                         ========  ========


Equitable Securities Corporation                                          Page 7

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - No Sale of MDF - With FriendCo Expansion

(Historical FYE September 30)
Thousands of Dollars

                           ----  ----  ----  ----  --------   --------                        --------   --------   --------
                                           HISTORICAL                                                     PROJECTED
                           ----  ----  ----  ----  --------   --------    ------    -------   --------   --------   --------
LIABILITIES & EQUITY       1992  1993  1994  1995      1996       1997    Adjust    Closing       1998       1999       2000
-------------------------  ----  ----  ----  ----      ----       ----    ------    -------       ----       ----       ----
Current Liabilities:
 Accounts Payable            --    --    --    --    $5,615     $6,806     ($148)    $6,658     $6,834     $7,300     $8,306
 Accrued Advertising &
  Royalty Fees               --    --    --    --     2,588      2,426       (51)     2,375      2,459      2,633      2,905
 Accrued Salaries & Wages    --    --    --    --     2,732      3,421       (69)     3,352      3,459      3,712      4,176
 Accrued Expenses            --    --    --    --     7,864      8,417      (268)     8,149      8,404      8,910      9,698
 Income Taxes Payable        --    --    --    --    (1,477)     1,780                1,780      1,861      2,002      2,129
                           ----  ----  ----  ----  --------   --------             --------   --------   --------   --------
TOTAL CURRENT LIABILITIES    --    --    --    --   $24,089    $22,850              $22,314    $23,017    $24,557    $27,214

Deferred Taxes               --    --    --    --      $115     $3,241   ($3,241)        $0         $0         $0         $0
Capital Lease Obligations    --    --    --    --    31,579     28,406    (1,134)    27,272     24,592     22,202     20,070

Long Term Debt:
 Existing Debt               --    --    --    --   $14,887    $23,673  ($23,673)        $0         $0         $0         $0
 Overflow Debt               --    --    --    --         0          0                    0          0          0          0
 New Debt 1                  --    --    --    --         0          0    25,000     25,000     24,556     24,068     23,532
 New Debt 2                  --    --    --    --         0          0   100,551    100,551     97,358     93,849     89,992
 New Debt 3                  --    --    --    --         0          0    11,771     11,771     11,771     11,771     11,442
 New Debt 4                  --    --    --    --         0          0                2,379      7,596     16,516     42,493
                           ----  ----  ----  ----  --------   --------             --------   --------   --------   --------
 TOTAL LONG TERM DEBT        --    --    --    --   $14,887    $23,673             $139,701   $141,281   $146,204   $167,459

 TOTAL LIABILITIES           --    --    --    --   $70,670    $78,170             $199,287   $188,890   $192,963   $214,743

Net Worth:
 Equity - Common             --    --    --    --   $33,024    $32,788  ($31,669)    $1,119     $1,119     $1,119     $1,119
        - Preferred          --    --    --    --         0          0    31,000     31,000     34,720     38,886     43,553
 Retained Earnings           --    --    --    --    12,501     19,688   (18,224)     1,464      3,169      1,712      2,793
                           ----  ----  ----  ----  --------   --------             --------   --------   --------   --------
  NET WORTH                  --    --    --    --   $45,525    $52,476              $33,583    $39,008    $41,718    $47,465
                           ----  ----  ----  ----  --------   --------             --------   --------   --------   --------
LIABILITIES & NET WORTH      --    --    --    --  $116,195   $130,646             $222,870   $227,898   $234,681   $262,209
                           ====  ====  ====  ====  ========   ========             ========   ========   ========   ========

  BALANCE SHEET CHECK =>     --    --    --    --         0          0                   (0)        (0)        (0)        (0)
                                                                                                    (0)         0         (0)

                           --------   --------   --------

                           --------   --------   --------
LIABILITIES & EQUITY           2001       2002       2003
-------------------------      ----       ----       ----

Current Liabilities:
 Accounts Payable            $9,297    $10,328    $11,205
 Accrued Advertising &
  Royalty Fees                3,177      3,459      3,714
 Accrued Salaries & Wages     4,636      5,114      5,531
 Accrued Expenses            10,487     11,306     12,055
 Income Taxes Payable         2,262      2,399      2,548
                           --------   --------   --------
TOTAL CURRENT LIABILITIES   $29,839    $32,606    $35,053

Deferred Taxes                   $0         $0         $0
Capital Lease Obligations    18,169     16,475     14,964

Long Term Debt
 Existing Debt                   $0         $0         $0
 Overflow Debt                    0          0          0
 New Debt 1                  22,943     22,297     21,587
 New Debt 2                  85,753     81,095     75,976
 New Debt 3                  11,081     10,684     10,248
 New Debt 4                  64,084     82,363     90,846
                           --------   --------   --------
 TOTAL LONG TERM DEBT      $183,861   $196,439   $198,657

 TOTAL LIABILITIES         $231,889   $245,520   $248,674

Net Worth:
 Equity - Common             $1,119     $1,119     $1,119
        - Preferred          48,779     54,633     61,189
 Retained Earnings            5,680     10,523     17,362
                           --------   --------   --------
  NET WORTH                 $55,578    $66,275    $79,670
                           --------   --------   --------
LIABILITIES & NET WORTH    $287,467   $311,795   $328,344
                           ========   ========   ========

  BALANCE SHEET CHECK =>         (0)        (0)        (0)
                                  0         (0)         0

Note - These numbers do not reflect any accounting for the "push-down" of debt and goodwill that may be reused by the Proposed Transaction. Adjustments include leveraged buyout transaction and Company Division disposition

Equitable Securities Corporation                                          Page 8

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - No Sale of MDF - With FriendCo Expansion

(Historical FYE September 30)
Thousands of Dollars

                                   ----  ----  ----  ----  ----  --------             --------  --------  --------  --------
                                                HISTORICAL                                            PROJECTED
                                   ----  ----  ----  ----  ----  --------             --------  --------  --------  --------
                                   1992  1993  1994  1995  1996    1997                Closing      1998      1999      2000
CAPITALIZATION SUMMARY                                                     Year #...         0         1         2         3
---------------------------------  ----  ----  ----  ----  ----  --------             --------  --------  --------  --------
Existing Debt                        --    --    --    --    --   $23,673                   $0        $0        $0        $0
Overflow Debt                        --    --    --    --    --         0                    0         0         0         0
Capitalized Leases                   --    --    --    --    --    28,406               27,272    24,592    22,202    20,870
New Debt 1                           --    --    --    --    --         0               25,000    24,536    24,068    23,532
New Debt 2                           --    --    --    --    --         0              100,551    97,358    93,849    89,992
New Debt 3                           --    --    --    --    --         0               11,771    11,771    11,771    11,442
New Debt 4                           --    --    --    --    --         0                2,379     7,596    16,516    42,493
Preferred Equity                     --    --    --    --    --         0               31,000    34,720    38,886    43,553
Common Equity                        --    --    --    --    --    52,476                2,583     4,288     2,632     3,913
                                   ----  ----  ----  ----  ----  --------             --------  --------  --------  --------
 BOOK CAPITALIZATION                 --    --    --    --    --  $104,555             $200,556  $204,881  $210,124  $234,995

 TOTAL DEBT                          --    --    --    --    --   $52,079             $166,973  $165,873  $168,406  $187,528

 BOOK EQUITY                         --    --    --    --    --   $52,476              $33,583   $39,008   $41,718   $47,465

RATIO ANALYSIS

Total Debt/ Total Capitalization     --    --    --    --    --     49.8%                83.3%     81.0%     80.1%     79.8%
Senior Debt/ Total Capitalization    --    --    --    --    --     22.6%                12.5%     12.0%     11.5%     10.0%

Adjusted EBITDA/Interest             --    --    --    --    --        --                   --       2.2       2.4       2.8
Adjusted EBITDA/Senior Interest      --    --    --    --    --        --                   --      12.2      13.8      16.8

Senior Debt/Adjusted EBITDA          --    --    --    --    --        --                   --       0.8       0.7       0.6
Senior Debt /EBIT                    --    --    --    --    --        --                   --       1.2       1.2       0.9
Senior Debt/Operating Cash Flow      --    --    --    --    --        --                   --       1.7       1.6       1.2

Total Debt/Adjusted EBITDA           --    --    --    --    --        --                   --       5.5       5.0       4.7
Total Debt/EBIT                      --    --    --    --    --        --                   --       8.0       8.1       7.1
Total Debt/Operating Cash Flow       --    --    --    --    --        --                   --      11.6      10.9       9.3

                                   --------  --------  --------

                                   --------  --------  --------
                                       2001      2002      2003
CAPITALIZATION SUMMARY                    4         5         6
---------------------------------  --------  --------  --------
Existing Debt                            $0        $0        $0
Overflow Debt                             0         0         0
Capitalized Leases                   18,169    16,475    14,964
New Debt 1                           22,943    22,297    21,587
New Debt 2                           83,753    81,095    75,976
New Debt 3                           11,081    10,684    10,248
New Debt 4                           64,084    82,363    10,846
Preferred Equity                     48,779    34,633    61,189
Common Equity                         6,799    11,645    18,482
                                   --------  --------  --------
 BOOK CAPITALIZATION               $257,608  $279,189  $293,291

 TOTAL DEBT                        $202,030  $212,914  $213,621

 BOOK EQUITY                        $55,578   $66,275   $79,670

RATIO ANALYSIS

Total Debt/ Total Capitalization      78.4%     76.3%     72.8%
Senior Debt/ Total Capitalization      8.9%      8.0%      7.4%

Adjusted EBITDA/Interest                2.8       3.0       3.1
Adjusted EBITDA/Senior Interest        20.3      24.0      27.5

Senior Debt/Adjusted EBITDA             0.5       0.4       0.4
Senior Debt /EBIT                       0.7       0.6       0.5
Senior Debt/Operating Cash Flow         1.0       0.8       0.7

Total Debt/Adjusted EBITDA              4.3       3.9       3.5
Total Debt/EBIT                         6.3       5.6       4.9
Total Debt/Operating Cash Flow          8.6       7.8       7.0


Equitable Securities Corporation                                          Page 9

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

RETURNS SECTION
--------------------------
 BASE CASE - No Sale of MDF - With FriendCo Ex Exit Year   2002

 Thousands of Dollars
                                                       Semi-   Fully-
EQUITY ALLOCATION              Investment        %   Diluted  Diluted
Sponsors                             $750    67.0%     67.0%    67.0%
Management                            369    33.0%     33.0%    33.0%

Preferred Stock                    31,000       *       0.0%     0.0%
New Debt 4                          2,379       *       0.0%     0.0%
New Debt 2 Option                 100,551       *       0.0%     0.0%
New Debt 3 Option                  11,771       *       0.0%     0.0%
Management Performance Option           *       *         *      0.0%
                                 --------   -----     -----    -----
 TOTAL EQUITY ALLOCATION         $146,820   100.0%    100.0%   100.0%
-----------------------------    --------   -----     -----    -----

Exit Year Adjusted EBITDA         $54,244
x EBITDA Multiple                     6.0
                                 --------
 EXIT VALUATION                  $325,464

PLUS: Excess Cash                      $0
  Conversion Costs                      0

LESS Total Remaining Debt        (212,914)
  Total Preferred                 (54,633)
                                 --------
 NET PROCEEDS TO ALLOCATE         $57,917
-----------------------------    --------
Sr. Subordinated Share                 $0
LESS: Conversion Costs                  0
                                 --------
 Net Subordinated Share                $0
-----------------------------    --------
Jr. Subordinated Share                 $0
LESS: Conversion Costs                  0
                                 --------
 Net Jr. Subordinated Share            $0
-----------------------------    --------
Seller Note Share                      $0
-----------------------------    --------
Preferred Share                        $0
-----------------------------    --------
Sponsor's Equity Share            $38,805
-----------------------------    --------
Management's Equity Share         $19,113
-----------------------------    --------

                                     CLOSE     1998     1999     2000     2001     2002  2003
----------  ------------------  ----------  -------  -------  -------  -------  -------  ----
New Debt 2

Investment                      ($100,551)   $3,193   $3,509   $3,857   $4,239  $85,753    $0
Interest                                      9,955    9,658    9,291    8,909    8,490     0
Participation                                     0        0        0        0        0     0
                                ----------  -------  -------  -------  -------  -------  ----
IRR =                    9.90%  ($100,551)  $13,148  $13,147  $13,148  $13,148  $94,243    $0
----------  ------------------  ----------  -------  -------  -------  -------  -------  ----
New Debt 3

Investment                       ($11,771)       $0       $0     $329     $361  $11,081    $0
Interest                                      1,082    1,082    1,165    1,133    1,097     0
Participation                                     0        0        0        0        0     0
                                ----------  -------  -------  -------  -------  -------  ----
IRR =                    9.57%   ($11,771)   $1,082   $1,082   $1,494   $1,494  $12,178    $0
----------  ------------------  ----------  -------  -------  -------  -------  -------  ----
Preferred Returns

Investment                             $0        $0       $0       $0       $0       $0    $0
Dividends                                         0        0        0        0        0     0
Participation                                     0        0        0        0        0     0
                                ----------  -------  -------  -------  -------  -------  ----
 IRR =                   #N/A          $0        $0       $0       $0       $0       $0    $0
----------  ------------------  ----------  -------  -------  -------  -------  -------  ----
Sponsor Equity Returns
        Pref                      (23,250)
Investment Comm                     ($750)       $0       $0       $0       $0  $40,974    $0
Participation                                     0        0        0        0   38,805     0
                                ----------  -------  -------  -------  -------  -------  ----
IRR =                   27.16%   ($24,000)       $0       $0       $0       $0  $79,779    $0
----------  ------------------  ----------  -------  -------  -------  -------  -------  ----
Management Returns
Pref                               (7,750)
Investment Comm                     ($369)       $0       $0       $0       $0  $13,658    $0
Participation                                     0        0        0        0   19,113     0
                                ----------  -------  -------  -------  -------  -------  ----
IRR                     32.19%    ($8,119)       $0       $0       $0       $0  $32,771    $0
----------  ------------------  ----------  -------  -------  -------  -------  -------  ----


Equitable Securities Corporation                                         Page 10

Project Crab Cake                                                   Confidential
================================================================================
BASE CASE - Sale of MDF - with FriendCo expansion sales

10-Nov-97
01:16 PM

==============================================================================================================================
           USES OF FUNDS                                  SOURCES OF FUNDS                     %          IRR
---------------------------------------      -----------------------------------------        ----       ----
Net Purchase Price                           WC Revolver                            $0         0.0%
Outstanding Stock               $96,576      Debt Assumed                            0         0.0%
Equity Roll-over                 32,119      New Debt I                         25,000        14.6%       9.9%
Options                           4,517      New Debt 2                        100,551        58.5%       9.9%
Warrants                          8,816      New Debt 3      Current            11,771         6.9%       9.6%
 Bonus Pymts.                     1,905      New Debt 4                          2,379         1.4%      10.1%
                               --------
 Net Purchase Price            $143,934      Preferred Stock PIK                31,000        18.0%      12.0% Dividend
Debt Retired                     23,673      Common Equity
Debt Assumed                          0        Sponsors                            750         0.4%      24.4%
Cash Infusion                         0        Management                          369         0.2%      28.7%
Transaction Costs                 4,213      Excess Cash on Balance Sheet            0         0.0%
                               --------                                         -----         ----
TOTAL USES                     $171,820      TOTAL SOURCES   $171,820           100.0%
                               ========

                                                                     Un-       Fully-
                                             EQUITY ALLOCATION   Diluted      Diluted               GOODWILL CALCULATION
                                             ----------------------------------------               --------------------
                                             New Debt 2              *          0.0%           Purchase Price      $143,934
                                             New Debt 3              *          0.0%           Less:
                                             New Debt 4              *          0.0%            Net Worth            52.476
                                             Preferred Stock         *          0.0%            Asset Write-Ups           0
                                             Sponsors              67.0%       67.0%            Deferred Taxes        3,241
                                             Management            33.0%       33.0%                                  -----
                                                                   ----        ----               GOODWILL          $88,217
EXIT YEAR                         2002       TOTAL ALLOCATION     100.0%      100.0%                                =======
                                                                  =====       =====
EXIT EBITDA MULTIP               6.0 x
EXIT P/E *                      11.0 x
EXIT BOOK MULTIPLE               0.7 x       Use WC Revolver          YES = 1, NO = 0      0            Years of PIK
                                             Retire Existing Debt     YES = 1, NO = 0:     1
   * Adjusted For Cash Reduction             Junior Sub PIK           YES = 1, NO = 0      0                         0
                                             Preferred Stock PIK      YES = 1, NO = 0      1                        10

==============================================================================================================================

Equitable Securities Corporation                                         Page 1

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - Sale of MDF - with FriendCo expansion sales

(Historical FYE September 30)

Thousands of Dollars          -------------------------------------     ------------------------------------------------------------
                                           HISTORICAL                                                                    PROJECTED
                              -------------------------------------     ------------------------------------------------------------
INCOME STATEMENT ASSUMPTIONS  1992  1993  1994  1995  1996     1997     1998     1999       2000      2001      2002      2003

Sales Growth                   --    --    --    --    -0.8%   10.7%    -0.4%      8.1%     15.0%     13.1%     12.0%      9.2%

  Cost of Goods Sold           --    --    --  79.7%   82.0%   81.1%    79.8%     79.4%     78.9%     78.4%     78.1%     77.8%

    GROSS MARGIN               --    --    --  20.3%   18.0%   18.9%    20.2%     20.6%     21.1%     21.6%     21.9%     22.2%


Operating Expenses/Sales:
  Franchise Royalties          --    --    --   4.0%    4.0%    4.0%     4.0%      4.0%       40%      4.0%      4.0%      4.0%
  Other Income                 --    --    --  -0.6%   -0.6%   -0.4%    -0.2%     -0.2%     -0.2%     -0.2%     -0.1%     -0.1%
  General & Administrative     --    --    --   3.6%    2.9%    3.9%     4.2%      4.1%      4.0%      3.8%      3.7%      3.6%
  Depreciation                 --    --    --   4.4%    4.3%    3.9%     3.2%      2.9%      2.9%      2.9%      2.9%      2.8%

  OPERATING MARGIN             --    --    --   8.9%    7.1%    7.6%     9.0%      9.7%     10.4%     11.0%     11.5%     11.9%
Interest (Coupon) Rates:
  Existing Debt ...................................................     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
  Overflow Debt ...................................................     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
  New Debt 1 ......................................................     9.85%     9.85%     9.85%     9.85%     9.85%     9.85%
  WC Revolver .....................................................     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
  New Debt 2 ......................................................     9.90%     9.90%     9.90%     9.90%     9.90%     9.90%
  New Debt 3 ......................................................     9.19%     9.19%     9.90%     9.90%     9.90%     9.90%
  New Debt 4 ......................................................    10.05%    10.05%    10.05%    10.05%    10.05%    10.05%
  Preferred Stock .................................................    12.00%    12.00%    12.00%    12.00%    12.00%    12.00%
  Miscellaneous Income .....................................  0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
   as a % of Sales

Taxes Rates:
  Federal Tax Rate ................................................    35.00%    35.00%    35.00%    35.00%    35.00%    35.00%
  State Tax Rate ..................................................     6.00%     6.00%     6.00%     6.00%     6.00%     6.00%
  Effective Tax Rate ......................   52.89% 66.89%  73.72%    22.24%    63.20%    52.41%    48.93%    46.72%    45.28%

Equitable Securities Corporation                                          Page 2

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - Sale of MDF - with FriendCo expansion sales

(Historical FYE September 30)

Thousands of Dollars                   ---------------------------------    --------------------------------------------------------
                                                    HISTORICAL                                                             PROJECTED
                                       ---------------------------------    --------------------------------------------------------
BALANCE SHEET ASSUMPTIONS              1992 1993 1994 1995  1996    1997    1998      1999      2000      2001      2002      2003

Current Assets:
  Accounts Receivable/Sales              --   --   --  --  -0.32    0.25%   2.14%     1.79%     1.42%     1.16%     0.96%    0.82%
  Inventory/COGS                         --   --   --  --  -0.84    1.01%   0.92%     0.93%     0.98%     1.01%     1.04%    1.06%
  Prepaid Expenses/RIT/Sales             --   --   --  --   0.51%   0.93%   0.96%     0.95%     0.92%     0.89%     0.86%    0.85%
  Deferred Tax Asset/Sales               --   --   --  --  -0.38    2.37%   2.48%     2.47%     2.30%     2.17%     2.07%    2.01%
  Other Cur. Assets # 2/Sales            --   --   --  --   0.00%   0.00%   0.00%     0.00%     0.00%     0.00%     0.00%    0.00%

Current Liabilities:
  Accounts Payable/COGS                  --   --   --  --   3.31%   3.66%   3.21%     3.21%     3.25%     3.27%     3.30%    3.31%
  Accrued Advertising &Royalty Fees/CO   --   --   --  --   1.53%   1.31%   1.16%     1.17%     1.14%     1.12%     1.10%    1.09%
  Accrued Salaries & Wages/COGS          --   --   --  --   1.61%   1.84%   1.65%     1.65%     1.65%     1.65%     1.64%    1.64%
  Accrued Expenses/COGS                  --   --   --  --   4.63%   4.53%   3.63%     3.61%     3.50%     3.41%     3.34%    3.30%
  Income Taxes Payable/COGS              --   --   --  --  -0.87%   0.96%   1.32%     1.31%     1.20%     1.13%     1.07%    1.03%

OTHER ASSUMPTIONS
Proceeds From Sale of Assets ..........................................  $     0   $     0   $     0   $     0   $     0  $     0
  Book Value of Fixed Assets ..........................................        0         0         0         0         0        0
  Net Accounts Receivable .............................................        0         0         0         0         0        0
  Inventory ...........................................................        0         0         0         0         0        0
  Prepaid Expenses ....................................................        0         0         0         0         0        0
  Other Current Assets #1 .............................................        0         0         0         0         0        0
  Other Current Assets #2 .............................................        0         0         0         0         0        0
  Accounts Payable ....................................................        0         0         0         0         0        0
  Accrued Salaries ....................................................        0         0         0         0         0        0
  Other Accrued Expenses ..............................................        0         0         0         0         0        0
  Other Cur. Liab. #1 .................................................        0         0         0         0         0        0
  Other Cur. Liab. #2 .................................................        0         0         0         0         0        0
  Other Cur. Liab. #3 .................................................        0         0         0         0         0        0
                                                                         -------   -------   -------   -------   -------  -------
    Gain (Loss) on Sale of Assets                                        $     0   $     0   $     0   $     0   $     0  $     0
Capital Expenditures                                                     $12,800   $17,356   $38,817   $37,383   $37,855  $30,632

Depreciation - Manual Input = 1, Model Calculation = 0   1               $ 7,296   $ 7,159   $ 8,095   $ 9,185   $10,445  $11,001
Deferred Taxes - Manual Input = 1, Model Calculation = 0 1               $     0   $     0   $     0   $     0   $     0  $     0

Working Capital Advance Rates: Receivables             0.0%               Transaction Cost Amort @   10  Years Existing NOL's $3,200
                               Inventory               0.0%               Goodwill Amortization  @   30  Years
                               $ Ceiling                $0 (0 = No Limit) Asset Write Ups         @   5  Years

Equitable Securities Corporation                                          Page 3

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - Sale of MDF - with FriendCo expansion sales

(Historical FYE September 30)

Thousands of Dollars               -------------------------------------------------------------      ------------------------------
                                                             HISTORICAL
                                   -------------------------------------------------------------      ------------------------------
INCOME STATEMENT                   1992   1993   1994       1995            1996          1997           1998          1999
Net Sales                           --     --     --     $ 208,671      $ 206,902      $ 229,096      $ 228,235      $ 246,774
  Cost of Goods Sold                --     --     --       166,401        169,698        185,774        182,033        195,930
                                  ----   ----   ----     ---------      ---------      ---------      ---------      ---------
     GROSS MARGIN                   --     --     --     $  42,271      $  37,204      $  43,322      $  46,202      $  50,844

Operating Expenses (Income):
  Franchise Royalties               --     --     --     $   8,346      $   8,275      $   9,179      $   9,129      $   9,871
  Other Income                      --     --     --        (1,351)        (1,139)          (940)          (380)          (418)
  General & Administrative-         --     --                7,551          6,068          8,830          9,520         10,198
  Depreciation                      --     --     --         9,083          9,275          8,841          7,296          7,159
                                  ----   ----   ----     ---------      ---------      ---------      ---------      ---------
    OPERATING PROFIT                --     --     --     $  18,641      $  14,725      $  17,412      $  20,637      $  24,035

    EBITDA                          --     --     --     $  27,724      $  24,000      $  26,253      $  28,313      $  31,612
    % Margin                        --     --     --          13.3%          11.6%          11.5%          12.4%          12.8%

DavCo Oil EBITDA                                                                                      $     212      $     223

Adjusted EBITDA                                                                                       $  28,525      $  31,835

  Miscellaneous Income (Expense)    --     --     --     $       0      $       0      $       0      $       0      $       0
  Gain (Loss) on Assets Sales       --     --     --             0              0              0              0              0
  Asset Write-Up Depreciation       --     --     --             0              0              0              0              0
  Transaction Cost Amort            --     --     --             0              0              0           (421)          (421)
  Goodwill Amortization             --     --     --             0              0              0              0         (3,665)
                                  ----   ----   ----     ---------      ---------      ---------      ---------      ---------
    EBIT                            --     --     --     $  18,641      $  14,725      $  17,412      $  20,216      $  19,948

Interest Expense:
  Existing Debt                     --     --     --     $   5,775      $   5,044      $   4,885      $       0      $       0
  Overflow Debt                     --     --     --          --             --             --                0              0
  New Debt I                        --     --     --          --             --             --            2,463          2,419
  WC Revolver                       --     --     --          --             --             --                0              0
  New Debt 2                        --     --     --          --             --             --            9,955          9,638
  New Debt 3                        --     --     --          --             --             --            1,082          1,082
  New Debt 4                        --     --     --          --             --             --              239            792
                                  ----   ----   ----     ---------      ---------      ---------      ---------      ---------
    TOTAL INTEREST EXPENSE-         --     --     --     $   5,775      $   5,044      $   4,885      $  13,738      $  13,931
      E.B.T                         --     --     --     $  12,866      $   8,681      $  12,527      $   6,478      $   6,017
  Provision for Income Taxes        --     --     --         4,451          3,880          5,316          1,441          3,807
                                  ----   ----   ----     ---------      ---------      ---------      ---------      ---------
    NET INCOME                      --     --     --     $   8,415      $   5,801      $   7,211      $   5,037      $   2,210
                                  ====   ====   ====     =========      =========      =========      =========      =========
  Preferred Dividends               --     --     --             0              0              0          3,721          4,166
                                  ----   ----   ----     ---------      ---------      ---------      ---------      ---------
    NET TO RETAINED EARNINGS        --     --     --     $   8,415      $   5,801      $   7,211      $   1,317      ($  1,957)
                                  ====   ====   ====     =========      =========      =========      =========      =========


Thousands of Dollars              --------------------------------------------------------
                                             PROJECTED
                                  --------------------------------------------------------
INCOME STATEMENT                     2000            2001          2002            2003
Net Sales                         $ 283,805      $ 320,932      $ 359,445      $ 392,627
  Cost of Goods Sold                224,007        251,729        280,585        305,424
                                  ---------      ---------      ---------      ---------
     GROSS MARGIN                 $  59,798      $  69,203      $  78,860      $  87,203

Operating Expenses (Income):
  Franchise Royalties             $  11,352      $  12,837      $  14,378      $  15,705
  Other Income                         (452)          (487)          (521)          (559)
  General & Administrative-          11,312         12,228         13,270         14,187
  Depreciation                        8,095          9,185         10,445         11,001
                                  ---------      ---------      ---------      ---------
    OPERATING PROFIT              $  29,490      $  35,439      $  41,289      $  46,868

    EBITDA                        $  38,037      $  45,111      $  52,255      $  58,428
    % Margin                           13.4%          14.1%          14.5%          14.9%

DavCo Oil EBITDA                  $     234      $     245      $     238      $     271

Adjusted EBITDA                   $  38,271      $  45,356      $  52,513      $  58,699

  Miscellaneous Income (Expense)  $       0      $       0      $       0      $       0
  Gain (Loss) on Assets Sales             0              0              0              0
  Asset Write-Up Depreciation             0              0              0              0
  Transaction Cost Amort               (421)          (421)          (421)          (421)
  Goodwill Amortization              (3,665)        (3,665)        (3,665)        (3,665)
                                  ---------      ---------      ---------      ---------
    EBIT                          $  25,404      $  31,353      $  37,202      $  42,782

Interest Expense:
  Existing Debt                   $       0      $       0      $       0      $       0
  Overflow Debt                           0              0              0              0
  New Debt I                          2,371          2,318          2,260          2,196
  WC Revolver                             0              0              0              0
  New Debt 2                          9,291          8,909          8,490          8,028
  New Debt 3                          1,165          1,133          1,097          1,058
  New Debt 4                          1,723          4,376          6,596          8,491
                                  ---------      ---------      ---------      ---------
    TOTAL INTEREST EXPENSE        $  14,550      $  16,736      $  18,442      $  19,774
      E.B.T                       $  10,853      $  14,617      $  18,760      $  23,008
  Provision for Income Taxes          5,689          7,153          8,764         10,417
                                  ---------      ---------      ---------      ---------
    NET INCOME                    $   5,165      $   7,464      $   9,996      $  12,591
                                  =========      =========      =========      =========
  Preferred Dividends                 4,666          5,226          5,853          6,556
                                  ---------      ---------      ---------      ---------
    NET TO RETAINED EARNINGS      $     498         $2,238         $4,142      $   6,035
                                  =========      =========      =========      =========

Equitable Securities Corporations                                         Page 4

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - Sale of MDF - with FriendCo expansion sales

(Historical FYE September 30)

Thousands of Dollars                   -----------------------------------------------       ----------------------------------
                                                          HISTORICAL                                      PROJECTED
                                       -----------------------------------------------       ----------------------------------
CASH FLOW STATEMENT                    1992   1993   1994     1995      1996      1997       1998         1999         2000
                                       ----   ----   ----     ----      ----      ----       ----         ----         ----
NET TO RETAINED EARNINGS                --     --     --     $8,413    $5,801    $7,211    $  1,317     ($ 1,957)    $    498

Non-Cash Adjustments:
  Depreciation ........................................................................    $  7,296     $  7,159     $  8,095
  Asset Write - Up Depreciation .......................................................           0            0            0
  Transaction Cost Amort ..............................................................         421          421          421
  Goodwill Amortization ...............................................................           0        3,665        3,665
  Deferred Taxes ......................................................................           0            0            0
  Accrued Jr Sub Debt Interest ........................................................           0            0            0
  Accrued Preferred Dividends .........................................................       3,720        4,166        4,666
                                                                                           --------     --------     --------
    FUNDS FROM OPERATIONS .............................................................    $ 12,754     $ 13,455     $ 17,346

Net Working Capital Requirements:
  Accounts Receivable .................................................................    $    590     $    488     $    378
  Inventory ...........................................................................         (39)        (143)        (371)
  Prepaid Expenses/RIT ................................................................         (85)        (167)        (242)
  Deferred Tax Asset ..................................................................        (248)        (437)        (426)
  Other Cur. Assets #2 ................................................................           0            0            0
  Accounts Payable ....................................................................         157          446          986
  Accrued Advertising & Royalty Fees ..................................................          77          167          265
  Accrued Salaries & Wages ............................................................          99          243          454
  Accrued Expenses ....................................................................         220          470          751
  Income Taxes Payable ................................................................          92          152          138
  Other Current Liabilities ...........................................................           0            0            0
                                                                                           --------     --------     --------
  (INCREASE) IN NET WORKING CAPITAL ...................................................    $    863     $  1,219     $  1,933

  CASH FROM OPERATIONS ................................................................    $ 13,617     $ 14,674     $ 19,279

Capital Expenditures ..................................................................    ($12,800)    ($17,556)    ($38,817)
Increase/(Decrease) in WC Revolver ....................................................           0            0            0
Decrease/(Increase) in Net Leased
 Properties & Franc ...................................................................           0            0            0
Decrease/(Increase) in Other Assets ...................................................           0            0            0
Book Value of Assets Sold .............................................................           0            0            0
                                                                                           --------     --------     --------
   CASH AVAILABLE FOR AMORTIZATION ....................................................    $    817     ($ 2,882)    ($19,338)
                                                                                           ========     ========     ========

Thousands of Dollars                   ------------------------------------
                                        PROJECTED
                                       ------------------------------------
CASH FLOW STATEMENT                         2001         2002         2003
                                            ----         ----         ----
NET TO RETAINED EARNINGS                 $  2,238     $  4,142     $  6,035

Non-Cash Adjustments:
  Depreciation                           $  9,185     $ 10,445     $ 11,001
  Asset Write - Up Depreciation                 0            0            0
  Transaction Cost Amort                      421          421          421
  Goodwill Amortization                     3,665        3,665        3,665
  Deferred Taxes                                0            0            0
  Accrued Jr Sub Debt Interest                  0            0            0
  Accrued Preferred Dividends               5,226        5,853        6,556
                                         --------     --------     --------
    FUNDS FROM OPERATIONS                $ 20,736     $ 24,527     $ 27,679

Net Working Capital Requirements:
  Accounts Receivable                    $    319     $    265     $    234
  Inventory                                  (363)        (378)        (309)
  Prepaid Expenses/RIT                       (247)        (256)        (238)
  Deferred Tax Asset                         (442)        (456)        (472)
  Other Cur. Assets #2                          0            0            0
  Accounts Payable                            970        1,010          856
  Accrued Advertising & Royalty Fees          265          275          248
  Accrued Salaries & Wages                    451          468          407
  Accrued Expenses                            752          781          710
  Income Taxes Payable                        144          149          161
  Other Current Liabilities                     0            0            0
                                         --------     --------     --------
  (INCREASE) IN NET WORKING CAPITAL      $  1,849     $  1,858     $  1,597

  CASH FROM OPERATIONS                   $ 22,585     $ 26,385     $ 29,276

Capital Expenditures                     ($37,583)    ($37,855)    ($30,632)
Increase/(Decrease) in WC Revolver              0            0            0
Decrease/(Increase) in Net Leased
 Properties & Franc                             0            0            0
Decrease/(Increase) in Other Assets             0            0            0
Book Value of Assets Sold                       0            0            0
                                         --------     --------     --------
   CASH AVAILABLE FOR AMORTIZATION       ($14,998)    ($11,470)    ($ 1,356)
                                         ========     ========     ========

Equitable Securities Corporation                                          Page 5

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE- Sale of MDF - with FriendCo expansion sales

(Historical FYE September 30)

                                           --------   --------   --------   --------   --------   --------
Thousands of Dollars                                                   PROJECTED
                                           --------   --------   --------   --------   --------   --------
                                               1998       1999       2000       2001       2002       2003
DEBT AMORTIZATION SCHEDULE      Year # ..         1          2          3          4          5          6
--------------------------------           --------   --------   --------   --------   --------   --------
 CASH AVAILABLE FOR AMORTIZATION ........  $    817   ($ 2,882)  ($19,538)  ($14,998)  ($11,470)  ($ 1,356)

Overflow Debt Addition ..................         0          0          0          0          0          0
                                           --------   --------   --------   --------   --------   --------
Cash For Retirement of Existing Debt ....  $    817   ($ 2,882)  ($19,538)  ($14,998)  ($11,470)  ($ 1,356)
 Existing Debt Retired ..................         0          0          0          0          0          0
                                           --------   --------   --------   --------   --------   --------
Cash For Retirement of Capitalized Leases       817     (2,882)   (19,538)   (14,998)   (11,470)    (1,356)
 Capitalized Leases Retired .............    (2,680)    (2,390)    (2,132)    (1,901)    (1,694)    (1,511)
                                           --------   --------   --------   --------   --------   --------
Cash For Retirement of Overflow Debt ....  ($ 1,863)  ($ 5,272)  ($21,670)  ($16,899)  ($13,164)  ($ 2,867)
 Overflow Debt Retired ..................         0          0          0          0          0          0
                                           --------   --------   --------   --------   --------   --------
Cash For Retirement of New Debt 1 .......  ($ 1,863)  ($ 5,272)  ($21,670)  ($16,899)  ($13,164)  ($ 2,867)
 New Debt 1 Retired .....................      (444)      (488)      (536)      (589)      (646)      (710)
                                           --------   --------   --------   --------   --------   --------
Cash For Retirement of New Debt 2 .......  ($ 2,307)  ($ 5,760)  ($22,206)  ($17,488)  ($13,810)  ($ 3,577)
 New Debt 2 Retired .....................    (3,193)    (3,509)    (3,857)    (4,239)    (4,658)    (5,119)
                                           --------   --------   --------   --------   --------   --------
Cash For Retirement of New Debt 3 .......  ($ 5,500)  ($ 9,269)  ($26,063)  ($21,727)  ($18,468)  ($ 8,696)
 New Debt 3 Retired .....................         0          0       (329)      (361)      (397)      (436)
                                           --------   --------   --------   --------   --------   --------
Cash Foe Retirement of New Debt 4 .......  ($ 5,500)  ($ 9,269)  ($26,392)  ($22,088)  ($18,865)  ($ 9,132)
 New Debt 4 Retired .....................     5,500      9,269     26,392     22,088     18,865      9,132
                                           --------   --------   --------   --------   --------   --------
Cash For Retirement of Preferred Stock ..  $      0   $      0   $      0   $      0   $      0   $      0
 Preferred Stock Retired ................         0          0          0          0          0          0
                                           --------   --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------   --------
CHANGE IN CASH ACCOUNT ..................         0          0          0          0          0          0
                                           ========   ========   ========   ========   ========   ========


Equitable Securities Corporation                                          Page 6

BASE CASE - Sale of MDF - with FriendCo expansion sales

(Historical FYE September 30)

Thousands of Dollars

                                           -----  -----  -----  ----- --------  --------                          --------  --------
                                                            HISTORICAL                                                PROJECTED
                                           -----  -----  -----  ----- --------  --------    --------   --------   --------  --------
ASSETS                                      1992   1993   1994   1995    1996      1997      Adjust    Closing      1998       1999
----------------------------------------   -----  -----  -----  ----- --------  --------    --------   --------   --------  --------
Current Assets:
 Cash & Cash Equivalents                     --     --     --     --  $  1,947  $    930    $   (124)  $    806   $    806  $    806
 Accounts Receivable                         --     --     --     --       652       580       4,904      5,484      4,894     4,406
 Inventory                                   --     --     --     --     1,421     1,877        (242)     1,635      1,674     1,817
 Prepaid Expenses/RIT                        --     --     --     --     1,046     2,132         (28)     2,104      2,189     2,356
 Deferred Tax Asset                          --     --     --     --       786     5,422                  5,422      5,670     6,107
 Other Cur. Assets #2                        --     --     --     --         0         0                      0          0         0
                                           -----  -----  -----  ----- --------  --------               --------   --------  --------
   TOTAL CURRENT ASSETS                      --     --     --     --  $  5,852  $ 10,941               $ 15,451   $ 15,233  $ 15,492

Fixed Assets:
 Net PPE                                     --     --     --     --    49,520  $ 58,075    $ (2,547)  $ 55,528   $ 61,032  $ 71,429
 Net Leased Properties & Franchise Right     --     --     --     --    41,603    39,862      (4,370)    35,492     35,492    35,492
 Other Assets                                --     --     --     --       490       253          (4)       249        249       249
 Asset Write-Ups                             --     --     --     --         0         0           0          0          0         0
 Transaction Costs                           --     --     --     --         0         0       4,213      4,213      3,792     3,370
 Goodwill                                    --     --     --     --    18,730    21,515      88,446    109,961    109,961   106,296
                                           -----  -----  -----  ----- --------  --------               --------   --------  --------
   TOTAL FIXED ASSETS                        --     --     --     --  $110,343  $119,705               $205,443   $210,526  $216,836

     TOTAL ASSETS                            --     --     --     --  $116,195  $130,646               $220,894   $225,759  $232,328
                                           =====  =====  =====  ===== ========  ========               ========   ========  ========


                                          --------  --------  --------  --------
                                               PROJECTED
                                          --------  --------  --------  --------
ASSETS                                       2000      2001      2002      2003
----------------------------------------  --------  --------  --------  --------
Current Assets:
 Cash & Cash Equivalents                  $    806  $    806  $    806  $    806
 Accounts Receivable                         4,028     3,709     3,444     3,210
 Inventory                                   2,188     2,551     2,929     3,238
 Prepaid Expenses/RIT                        2,598     2,845     3,101     3,339
 Deferred Tax Asset                          6,533     6,975     7,431     7,903
 Other Cur. Assets #2                            0         0         0         0
                                          --------  --------  --------  --------
   TOTAL CURRENT ASSETS                   $ 16,153  $ 16,886  $ 17,711  $ 18,496

Fixed Assets:
 Net PPE                                  $102,151  $130,549  $157,959  $177,590
 Net Leased Properties & Franchise Right    35,492    35,492    35,492    35,492
 Other Assets                                  249       249       249       249
 Asset Write-Ups                                 0         0         0         0
 Transaction Costs                           2,949     2,528     2,107     1,685
 Goodwill                                  102,630    98,965    95,300    91,634
                                          --------  --------  --------  --------
   TOTAL FIXED ASSETS                     $243,472  $267,783  $291,106  $306,651

     TOTAL ASSETS                         $259,625  $284,669  $308,817  $325,147
                                          ========  ========  ========  ========


Equitable Securities Corporation                                          Page 7

BASE CASE - Sale of MDF - with FriendCo expansion sales

(Historical FYE September 30)

Thousands of Dollars

                                          ----   ----  ----   ----  --------   --------   --------   --------   --------  --------
                                                            HISTORICAL                                               PROJECTED
                                          ----   ----  ----   ----  --------   --------   --------   --------   --------  --------
LIABILITIES & EQUITY                      1992   1993  1994   1995    1996       1997      Adjust    Closing     1998      1999
---------------------------------------   ----   ----  ----   ----  --------   --------   --------   --------   --------  --------
Current Liabilities:
 Accounts Payable                           --     --    --     --  $  5,615   $  6,806   $ (1,122)  $  5,684   $  5,841  $  6,287
 Accrued Advertising & Royalty Fees         --     --    --     --     2,588      2,426       (383)     2,043      2,120     2,287
 Accrued Salaries & Wages                   --     --    --     --     2,732      3,421       (525)     2,896      2,995     3,238
 Accrued Expenses                           --     --    --     --     7,864      8,417     (2,027)     6,390      6,610     7,080
 Income Taxes Payable                       --     --    --     --    (1,477)     1,780        535      2,315      2,407     2,559
                                          ----   ----  ----   ----  --------   --------              --------   --------  --------
   TOTAL CURRENT LIABILITIES                --     --    --     --  $ 24,089   $ 22,850              $ 19,328   $ 19,973  $ 21,451

 Deferred Taxes                             --     --    --     --  $    115   $  3,241   $ (3,241)  $      0   $      0  $      0
 Capital Lease Obligations                  --     --    --     --    31,579     28,406     (1,134)    27,272     24,592    22,202

Long Term Debt:
 Existing Debt                              --     --    --     --  $ 14,887   $ 25,673   $(23,673)  $      0   $      0  $      0
 Overflow Debt                              --     --    --     --         0          0                     0          0         0
 New Debt 1                                 --     --    --     --         0          0     25,000     25,000     24,556    24,068
 WC Revolver                                --     --    --     --         0          0          0          0          0         0
 New Debt 2                                 --     --    --     --         0          0    100,551    100,551     97,358    93,849
 New Debt 3                                 --     --    --     --         0          0     11,771     11,771     11,771    11,771
 New Debt 4                                 --     --    --     --         0          0                 2,379      7,879    17,148
                                          ----   ----  ----   ----  --------   --------              --------   --------  --------
   TOTAL LONG TERM DEBT                     --     --    --     --  $ 14,887   $ 23,673              $139,701   $141,564  $146,836

    TOTAL LIABILITIES                       --     --    --     --  $ 70,670   $ 78,170              $186,301   $186,129  $190,489

Net Worth:
 Equity - Common                            --     --    --     --  $ 33,024   $ 32,788   $(31,669)  $  1,119   $  1,119  $  1,119
        - Preferred                         --     --    --     --         0          0     31,000     31,000     34,720    38,886
 Retained Earnings                          --     --    --     --    12,501     19,688    (17,214)     2,474      3,791     1,834
                                          ----   ----  ----   ----  --------   --------              --------   --------  --------
  NET WORTH                                 --     --    --     --  $ 45,525   $ 52,476              $ 34,593   $ 39,630  $ 41,840
                                          ----   ----  ----   ----  --------   --------              --------   --------  --------
   LIABILITIES & NET WORTH                  --     --    --     --  $116,195   $130,646              $220,894   $225,759  $232,328
                                          ====   ====  ====   ====  ========   ========              ========   ========  ========

   BALANCE SHEET CHECK =>                   --     --    --     --         0          0                    (0)        (0)       (0)
                                                                                                                       0         0


                                      --------   --------   --------   --------
                                                      PROJECTED
                                      --------   --------   --------   --------
LIABILITIES & EQUITY                    2000       2001       2002       2003
------------------------------------  --------   --------   --------   --------
Current Liabilities:
 Accounts Payable                     $  7,273   $  8,243   $  9,253   $ 10,199
 Accrued Advertising & Royalty Fees      2,552      2,817      3,092      3,340
 Accrued Salaries & Wages                3,692      4,143      4,611      5,018
 Accrued Expenses                        7,831      8,583      9,364     10,074
 Income Taxes Payable                    2,697      2,641      2,990      3,151
                                      --------   --------   --------   --------
   TOTAL CURRENT LIABILITIES          $ 24,045   $ 26,627   $ 29,310   $ 31,692

 Deferred Taxes                       $      0   $      0   $      0   $      0
 Capital Lease Obligations              20,070     18,169     16,475     14,964

Long Term Debt:
 Existing Debt                        $      0   $      0   $      0   $      0
 Overflow Debt                               0          0          0          0
 New Debt 1                             23,532     22,943     22,297     21,587
 WC Revolver                                 0          0          0          0
 New Debt 2                             89,992     85,753     81,095     75,976
 New Debt 3                             11,442     11,081     10,684     10,248
 New Debt 4                             43,539     65,627     84,492     93,624
                                      --------   --------   --------   --------
   TOTAL LONG TERM DEBT               $168,505   $185,404   $198,568   $201,435

    TOTAL LIABILITIES                 $212,620   $230,200   $244,353   $248,091

Net Worth:
 Equity - Common                      $  1,119   $  1,119   $  1,119   $  1,119
        - Preferred                     43,553     48,779     54,633     61,189
 Retained Earnings                       2,332      4,570      8,712     14,747
                                      --------   --------   --------   --------
  NET WORTH                           $ 47,004   $ 54,469   $ 64,464   $ 77,055
                                      --------   --------   --------   --------
   LIABILITIES & NET WORTH            $259,625   $284,669   $308,817   $325,147
                                      ========   ========   ========   ========

   BALANCE SHEET CHECK =>                   (0)        (0)        (0)        (0)
                                            (0)        (0)         0          0

Note - These numbers do not reflect any accounting for the "push-down" of debt and goodwill that may be caused by the Proposed Transaction.

Adjustments include leveraged buyout transaction and Company Division disposition.


Equitable Securities Corporation                                          Page 8

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

BASE CASE - Sale of MDF - with FriendCo expansion sales

(Historical FYE September 30)

Thousands of Dollars

                                    ----   ----   ----   ----   ---- --------           --------   --------   --------   --------
                                                    HISTORICAL                                            PROJECTED
                                    ----   ----   ----   ----   ---- --------           --------   --------   --------   --------
                                    1992   1993   1994   1995   1996   1997              Closing       1998       1999       2000
CAPITALIZATION SUMMARY                                                       Year # ...        0          1          2          3
                                    ----   ----   ----   ----   ---- --------           --------   --------   --------   --------
 Existing Debt                       --     --     --     --     --  $ 23,673           $      0   $      0   $      0   $      0
 Overflow Debt                       --     --     --     --     --         0                  0          0          0          0
Capitalized Leases                   --     --     --     --     --    28,406             27,272     24,592     22,202     20,070
 New Debt 1                          --     --     --     --     --         0             25,000     24,556     24,068     23,532
 WC Revolver                         --     --     --     --     --         0                  0          0          0          0
 New Debt 2                          --     --     --     --     --         0            100,551     97,358     93,849     89,992
 New Debt 3                          --     --     --     --     --         0             11,771     11,771     11,771     11,442
 New Debt 4                          --     --     --     --     --         0              2,379      7,879     17,148     43,539
 Preferred Equity                    --     --     --     --     --         0             31,000     34,720     38,886     43,553
 Common Equity                       --     --     --     --     --    52,476              3,593      4,910      2,953      3,452
                                    ----   ----   ----   ----   ---- --------           --------   --------   --------   --------
  BOOK CAPITALIZATION                --     --     --     --     --  $104,555           $201,566   $205,786   $210,877   $235,580

  TOTAL DEBT                         --     --     --     --     --  $ 52,079           $166,973   $166,156   $169,038   $188,575

  BOOK EQUITY                        --     --     --     --     --  $ 52,476           $ 34,593   $ 39,630   $ 41,840   $ 47,004

RATIO ANALYSIS
Total Debt/Total Capitalization      --     --     --     --     --      49.8%              82.8%      80.7%      80.2%      80.0%
Senior Debt/Total Capitalization     --     --     --     --     --      22.6%              12.4%      11.9%      11.4%      10.0%

Adjusted EBITDA/Interest             --     --     --     --     --        --                 --        2.1        2.3        2.6
Adjusted EBITDA/Senior Interest                                                               --       11.6       13.2       16.1

Senior Debt/Adjusted EBITDA          --     --     --     --     --        --                 --        0.9        0.8        0.6
Senior Debt/EBIT                     --     --     --     --     --        --                 --        1.2        1.2        0.9
Senior Debt/Operating Cash Flow                                                               --        1.8        1.6        1.2

Total Debt/Adjusted EBITDA           --     --     --     --     --        --                 --        5.8        5.3        4.9
Total Debt/EBIT                                                                               --        8.2        8.5        7.4
Total Debt/Operating Cash Flow       --     --     --     --     --        --                 --       12.2       11.5        9.8


                                    --------   --------   --------
                                              PROJECTED
                                    --------   --------   --------
                                        2001       2002       2003
CAPITALIZATION SUMMARY                     4          5          6
                                    --------   --------   --------
 Existing Debt                      $      0   $      0   $      0
 Overflow Debt                             0          0          0
Capitalized Leases                    18,169     16,475     14,964
 New Debt 1                           22,943     22,297     21,587
 WC Revolver                               0          0          0
 New Debt 2                           85,753     81,095     75,976
 New Debt 3                           11,081     10,684     10,248
 New Debt 4                           65,627     84,492     93,624
 Preferred Equity                     48,779     54,633     61,189
 Common Equity                         5,690      9,832     15,867
                                    --------   --------   --------
  BOOK CAPITALIZATION               $258,042   $279,507   $293,455

  TOTAL DEBT                        $203,573   $215,043   $216,399

` BOOK EQUITY                       $ 54,469   $ 64,464    $77,055

RATIO ANALYSIS
Total Debt/Total Capitalization         78.9%      76.9%      73.7%
Senior Debt/Total Capitalization         8.9%       8.0%       7.4%

Adjusted EBITDA/Interest                 2.7        2.8        3.0
Adjusted EBITDA/Senior Interest         19.6       23.2       26.7

Senior Debt/Adjusted EBITDA              0.5        0.4        0.4
Senior Debt/EBIT                         0.7        0.6        0.5
Senior Debt/Operating Cash Flow          1.0        0.8        0.7

Total Debt/Adjusted EBITDA               4.5        4.1        3.7
Total Debt/EBIT                          6.5        5.8        5.1
Total Debt/Operating Cash Flow           9.0        8.2        7.4


Equitable Securities Corporation                                          Page 9

PROJECT CRAB CAKE                                                   CONFIDENTIAL
================================================================================

RETURN SECTION
-----------------------------
BASE CASE - Sale of MDF - with FriendCo expansi  Exit Year   2002

Thousands of Dollars

                                                           Semi-      Fully-
EQUITY ALLOCATION               Investment       %        Diluted     Diluted
-----------------------------   ----------     -----      -------     -------
Sponsors                             $750       67.0%       67.0%       67.0%
Management                            369       33.0%       33.0%       33.0%

Preferred Stock                    31,000        *           0.0%        0.0%
New Debt 4                          2,379        *           0.0%        0.0%
New Debt 2 Option                 100,551        *           0.0%        0.0%
New Debt 3 Option                  11,771        *           0.0%        0.0%
Management Performance Option        *           *           *           0.0%
                                 --------      -----       -----       -----
TOTAL EQUITY ALLOCATION          $146,820      100.0%      100.0%      100.0%
-----------------------------    --------      -----       -----       -----
Exit Year Adjusted EBITDA        $ 52,513
x EBITDA Multiple                     6.0
                                 --------
 EXIT VALUATION                  $315,078

PLUS: Excess Cash                      $0
  Conversion Costs                      0

LESS: Total Remaining Debt       (215,043)
  Total Preferred                 (54,633)
                                 --------

 NET PROCEEDS TO ALLOCATE         $45,402
-----------------------------    --------
Sr. Subordinated Share                 $0
LESS: Conversion Costs                  0
                                 --------
 Net Subordinated Share                $0
-----------------------------    --------
Jr. Subordinated Share                 $0
LESS: Conversion Costs                  0
                                 --------
 Net Jr. Subordinated Share            $0
-----------------------------    --------
Seller Note Share                      $0
-----------------------------    --------
Preferred Share                        $0
-----------------------------    --------
Sponsor's Equity Share            $30,419
-----------------------------    --------
Management's Equity Share         $14,983
-----------------------------    --------


                      CLOSE         1998       1999       2000       2001       2002       2003
---------- ------- ---------   ---------  ---------  ---------  ---------  ---------  ---------
New Debt 2

Investment         $(100,551)  $   3,193  $   3,509  $   3,857  $   4,239  $  85,753  $       0
Interest                           9,955      9,638      9,291      8,909      8,490  $       0
Participation                          0          0          0          0          0          0
                   ---------   ---------  ---------  ---------  ---------  ---------  ---------
 IRR =      9.90%  $(100,551)  $  13,148  $  13,147  $  13,148  $  13,148  $  94,243  $       0
---------- ------- ---------   ---------  ---------  ---------  ---------  ---------  ---------
New Debt 3

Investment         $ (11,771)  $       0  $       0  $     329  $     361  $  11,081  $       0
Interest                           1,082      1,082      1,165      1,133      1,097  $       0
Participation                          0          0          0          0          0          0
                   ---------   ---------  ---------  ---------  ---------  ---------  ---------
 IRR =      9.57%  $ (11,771)  $   1,082  $   1,082  $   1,494  $   1,494  $  12,178  $       0
---------- ------- ---------   ---------  ---------  ---------  ---------  ---------  ---------
Preferred Returns

Investment         $       0   $       0  $       0  $       0  $       0  $       0  $       0
Interest                               0          0          0          0          0          0
Participation                          0          0          0          0          0          0
                   ---------   ---------  ---------  ---------  ---------  ---------  ---------
 IRR =      #N/A   $       0   $       0  $       0  $       0  $       0  $       0  $       0
---------- ------- ---------   ---------  ---------  ---------  ---------  ---------  ---------
Sponsor Equity Returns
            Pref     (23,250)
Investment Comm    $    (750)  $       0  $       0  $       0  $       0  $  40,974  $       0
Participation                          0          0          0          0     30,419          0
                   ---------   ---------  ---------  ---------  ---------  ---------  ---------
 IRR =      24.36% $ (24,000)  $       0  $       0  $       0  $       0  $  71,394  $       0
---------- ------- ---------   ---------  ---------  ---------  ---------  ---------  ---------
Management Returns
            Pref      (7,750)
Investment Comm    $    (369)  $       0  $       0  $       0  $       0  $  13,658  $       0
Participation                          0          0          0          0     14,983          0
                   ---------   ---------  ---------  ---------  ---------  ---------  ---------
 IRR =      28.67% $  (8,119)  $       0  $       0  $       0  $       0  $  28,641  $       0
---------- ------- ---------   ---------  ---------  ---------  ---------  ---------  ---------


Equitable Securities Corporation                                         Page 10